UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement under Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

PACER INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2012

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Pacer International, Inc., which will be held on Wednesday, April 25, 2012, beginning at 12:00 P.M., Eastern Time. The meeting will be held at the Company’s offices located at 6805 Perimeter Drive in Dublin, Ohio 43016. The purpose of the meeting is to consider and vote upon the proposals explained in the notice of annual meeting and the proxy statement.

This year, we are again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a notice instead of a paper copy of this proxy statement and our 2011 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2011 Annual Report on Form 10-K and a form of proxy card or voting instruction card. All shareholders who do not receive a notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, your vote is important. You may vote by proxy over the Internet or by telephone, or, if you requested paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Thank you for your ongoing support and continued interest in Pacer International, Inc.

Sincerely,

Daniel W. Avramovich Chief Executive Officer and
Chairman of the Board of Directors

6805 Perimeter Drive

Dublin, Ohio 43016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Pacer International, Inc. will be held at 12:00 P.M., Eastern Time, on Wednesday, April 25, 2012, at the Company’s offices located at 6805 Perimeter Drive, Dublin, Ohio 43016 for the following purposes:

1.	Election of two directors;
2.	Ratification of the appointment of KPMG LLP, as the independent registered public accounting firm for our 2012 fiscal year;
3.	Approval of an amendment to the Company’s charter to implement a majority voting standard in uncontested elections of directors;
4.	Approval of the Pacer International, Inc. 2012 Omnibus Incentive Plan;
5.	Advisory vote to approve named executive officer compensation; and
6.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 22, 2012 are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Lisa Ormand Taylor
Vice President, Assistant General Counsel and Corporate Secretary
March 14, 2012

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about March 14, 2012.

IMPORTANT

Your vote is very important. Whether or not you expect to attend the meeting in person, we urge you to vote your shares. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Information about the Annual Meeting—How to Vote” beginning on page 2 of this proxy statement. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option at any time before the annual meeting.

PROXY STATEMENT FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are being made available to you over the Internet or paper copies of these materials are being delivered to you by mail or e-mail as an owner of the common stock, $.01 par value, of Pacer International, Inc., in connection with the solicitation of proxies by the Board of Directors, or the “Board,” for use at Pacer’s 2012 Annual Meeting of Shareholders. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the “SEC,” and that is designed to assist you in voting your shares.

Unless the context requires otherwise, references in this proxy statement to “Pacer,” the “Company,” “we,” “us,” or “our” refer to Pacer International, Inc. and its consolidated subsidiaries, and references to our “2011 fiscal year” and “2012 fiscal year” refer to our fiscal years ending December 31, 2011 and December 31, 2012, respectively. References to our “2011 annual report” refer to our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 10, 2012.

This year, we are again using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail or e-mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

In addition, we are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting. We are also providing the notice of availability of the proxy materials by e-mail to those shareholders who have previously elected to receive delivery of these materials electronically. Those shareholders should have received an e-mail containing a link to the website where these materials are available and a link to the proxy voting website.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2012 Annual Meeting of Shareholders by the proxies named in the proxy materials provided to you. We first mailed our shareholders a notice containing instructions on how to access our 2012 proxy statement and 2011 annual report and vote online or by toll-free number on or about March 14, 2012. The notice also provides instruction on how shareholders can request a paper copy of our proxy statement and annual report and enroll in electronic delivery of these documents.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	April 25, 2012

12:00 P.M., Eastern Time

6805 Perimeter Drive

Dublin, Ohio 43016

Items to be Voted Upon	You will be voting on the following matters:

•	The election of two directors;
•	The ratification of the appointment of our independent registered public accounting firm for the 2012 fiscal year;
•	An amendment to the Company’s charter to implement majority voting in uncontested elections of directors;
•	Approval of the Pacer International, Inc. 2012 Omnibus Incentive Plan;
•	An advisory vote to approve named executive officer compensation; and
•	Such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, February 22, 2012. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 34,979,987 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Access Proxy Materials over the	Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to:

Internet

•	View our proxy materials for the annual meeting on the Internet; and
•	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at http://www.pacer.com/annualmeeting.htm.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an on-going basis. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How to obtain a paper copy of the proxy materials	Shareholders receiving a notice of Internet availability of proxy materials by mail or e-mail will find instructions about how to obtain a paper copy of the proxy materials on their notice. All shareholders who do not receive the notice or an e-mail will receive a paper copy of the proxy materials by mail.

How to Vote	You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on February 22, 2012, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting. Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

•

By Internet—Shareholders who received a notice of Internet availability of proxy materials by mail or e-mail may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

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By Telephone—Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-540-5760 and following the instructions. Shareholders of record who have received a notice of Internet availability of proxy materials by mail or e-mail must have the control number that appears on their notice available when voting. Shareholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most shareholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on voting instruction card provided by their broker, trustee or nominee. Those shareholders should check the voting instruction card for telephone voting availability.

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By Mail—Shareholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

How Votes Are Counted	If you sign, date, mark and return your signed proxy card before the annual meeting or vote online or by telephone, we will vote your shares as you direct. For the election of directors, you have three choices: you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” the matter or you may “ABSTAIN” from voting.

If you vote by proxy but do not specify how you want to vote your shares, the persons appointed as proxies will vote your shares:

•	“FOR” the election of all nominees for director identified on page 7;
•	“FOR” the ratification of appointment of KPMG LLP as our independent registered public accounting firm;
•	“FOR” approval of the amendment to our charter to implement majority voting in uncontested elections of directors;
•	“FOR” the 2012 Omnibus Incentive Plan;
•	“FOR” approval of the compensation of our NEOs; and

•	In the discretion of the persons named as proxies on the enclosed proxy card as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Deadline for Voting	If you hold shares as a shareholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker, trustee or nominee.

Changing Your Vote	You can change your vote or revoke your proxy at any time before the polls close at the annual meeting by:

•	Submitting a new proxy with a later date by signing and returning the new proxy card to the Company before the annual meeting;
•	Voting again over the Internet or by telephone before 11 p.m., Eastern Standard Time, on April 24, 2012;
•	Attending the annual meeting and voting in person; or
•	Sending written notice of revocation addressed to and received by our Corporate Secretary before the annual meeting.

Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold in “street name,” you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with the procedures provided to you by your bank, broker, trustee or nominee or, if you obtained a legal proxy from your bank, broker, trustee or nominee to vote your shares, you may change your vote by attending the meeting and voting in person.

Quorum	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Pacer’s common stock being present in person or by proxy.

Votes Required	At the 2012 Annual Meeting, nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

With respect to Proposal 2, the ratification of the appointment of the independent registered public accounting firm, the votes cast at a meeting at which a quorum is present “for” ratification must exceed the votes cast opposing it to ratify.

With respect to Proposal 3, the amendment of the Company’s charter, holders of not less than 75% of the outstanding shares entitled to vote at the meeting must vote “for” the amendments to approve.

With respect to Proposal 4, approval of the Pacer International, Inc. 2012 Omnibus Incentive Plan, such plan will be adopted and approved if the proposal receives the affirmative vote of a majority of the total votes cast on the proposal.

With respect to Proposal 5, the advisory vote to approve named executive officer compensation, the votes cast at a meeting at which a quorum is present “for” must exceed the votes cast “against” to approve.

Other matters, if any, will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our charter or bylaws or the Tennessee Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Tennessee corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes are not considered votes opposing the election of a director (Proposal 1), the ratification of the appointment of our independent registered public accounting firm (Proposal 2), the approval of the 2012 Omnibus Incentive Plan (Proposal 4), the advisory vote to approve named executive officer compensation (Proposal 5), or other actions that may properly come before the meeting, and accordingly, will have no effect on these matters. In contrast, since approval of the amendment to our charter (Proposal 3) requires the affirmative vote of the holders of 75% of our outstanding shares entitled to vote at the meeting, abstentions and broker non-votes will have the effect of a vote against approval of the amendment to the Company’s charter.

Under the rules of the New York Stock Exchange (“NYSE”), Proposal 2, the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, is considered a routine matter, and your brokerage firm or other nominee will be entitled to vote your shares in their discretion on this proposal even if you do not provide voting instructions to your broker or other nominee. However, Proposal 1—the election of directors, Proposal 3—the amendment of the charter to implement majority voting in uncontested elections of directors, Proposal 4—the approval of the 2012 Omnibus Incentive Plan, and Proposal 5—the approval, on an advisory basis, of the compensation of our NEOs as described in this Proxy Statement, are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Proposals 1, 3, 4, and 5 if beneficial owners fail to provide voting instructions. If you give instructions on how to vote to your bank or broker, you may later revoke the instructions by taking the steps described in the information that you receive from your bank or broker.

Solicitation	Pacer will bear the entire cost of soliciting proxies, including preparation, assembly, posting on the Internet, printing and mailing of this proxy statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional information furnished to shareholders. We have engaged the firm of Georgeson Inc. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson Inc. a fee of $7,000 plus expenses for its services. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. Directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board is presently composed of seven members. Our charter and bylaws provide that our Board will be divided into three classes that serve staggered three-year terms. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy will hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

At the 2012 Annual Meeting, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. We are proposing to adopt an amendment to our charter to implement a majority voting standard in uncontested elections of directors, which if approved by the shareholders at the 2012 Annual Meeting, will become effective with respect to future elections of directors beginning with the 2013 annual meeting of shareholders. See “Proposal 4- Amendment to Charter To Implement Majority Voting in Uncontested Elections of Directors” for more information.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee of the Board, or the “Governance Committee.” Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

The Board, acting through the Governance Committee, seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. The Governance Committee regularly reviews the composition of the Board in light of the Company’s changing requirements, its assessment of Board performance and the inputs of shareholders and other key constituencies. The Governance Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and a record of achievement, constructive and congenial personal attributes, and the ability and commitment to devote sufficient time and energy to board service. Individual qualities can include matters such as experience in the Company’s industry either as a provider or user of the Company’s services and technical experience (such as financial, legal or technological). As more fully discussed under the heading “Corporate Governance Practices-Qualifications and Skills Considered in Evaluating Candidates for Directors,” in identifying candidates for director, the Governance Committee and the Board take into account, among other things, (1) the comments and recommendations of directors regarding the qualifications and effectiveness of the existing or potential Board members or additional qualifications that may be required when selecting new directors that may be made in connection with the Board’s annual self-examination process, (2) the requisite expertise and sufficiently diverse backgrounds of the Board’s overall membership composition, (3) the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board, and (4) all other factors it considers appropriate.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies that follow.

Set forth below is biographical information for each person nominated for election as a director and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers. If elected at the annual meeting, each of Messrs. Chantland and Grassi would serve until the 2015 annual meeting and, in each case, until his successor is elected and qualified or until his earlier death, resignation or removal.

Nominees for Election for a Three-Year Term Expiring at the 2015 Annual Meeting

Dennis A. Chantland

Dennis A. Chantland, age 69, has served as a director of our Company since June 2009. Currently an independent consultant providing financial, administrative, and operating management expertise, Mr. Chantland retired from Williams Sonoma, the specialty retail, catalog and e-commerce company, in 1999 after serving as Executive Vice President, Administration and Chief Financial Officer since 1995. After starting his career at U.S. Steel Corporation, Mr. Chantland held senior executive positions in several divisions of Target Corporation, formerly Dayton Hudson Corporation, over a period of 17 years. He has an MBA in Finance from College of St. Thomas and has served on the boards of the Arthritis Foundation of Boston and San Francisco, Skaggs Retail Institute at Brigham Young University, and Prophet Brand Strategy, a San Francisco based consulting firm. Mr. Chantland’s particular qualifications as a director include his 40 years of experience in senior management positions with manufacturing, distribution and retail companies, which as heavy users of transportation services represent key customers for the Company, and his background leading financial, accounting and administrative functions in complex organizations. As such, he brings a shipper’s perspective of the challenges of managing and operating a supply chain and buying transportation services from a spectrum of logistics and transportation providers, as well as a specialized background in accounting, finance and administration issues.

Robert J. Grassi

Robert J. Grassi, age 65, has served as a director of our Company since March 2009. An independent consultant to clients in the global shipping industry since 2003, Mr. Grassi served as President and Chief Executive Officer of CSX World Terminals, LLC, the international terminal business of CSX Corporation, from 1999 to 2003 and held a number of executive positions in his twenty-two year career with Sea-Land Service, Inc., a U.S.-based ocean shipping company, culminating with service as the Chief Financial Officer of Sea-Land Service, Inc., from 1991 to 1999, except from 1996 to 1997 when he served as Senior Vice President—Atlantic Division and Asia, Mid-East, Europe Division, of Sea-Land. Mr. Grassi was selected as a director for a variety of reasons, particularly his qualification as an “audit committee financial expert” and his work experience with CSX, a key rail transportation supplier, and Sea-Land, an ocean shipping line, a key type of customer for our intermodal operation and supplier to our international logistics operations. As such, he brings to the Board significant insight and experience from both a rail supplier and shipping customer perspective, as well as a specialized background in accounting and finance.

Directors Continuing in Office until the 2013 Annual Meeting

Daniel W. Avramovich

Daniel W. Avramovich, age 60, joined our Company in June 2008 as Retail Intermodal Services President. He was promoted to President and Chief Operating Officer in May 2009 and to Chief Executive Officer, or “CEO,” of the Company and Chairman of the Board on December 16, 2009. Prior to joining Pacer, Mr. Avramovich served as Executive Vice President, Sales & Marketing of Kansas City Southern, a rail carrier, from May 2006 to May 2008 and as President, Network Services Americas for Exel plc, the worldwide supply chain solutions and freight forwarding company, from 2003 to 2006. From 2000 to 2003, he served as President, Exel Direct for Exel plc. Mr. Avramovich serves on the Board as a result of his position as CEO of the Company. As our CEO and Chairman with over 35 years of experience in the transportation and logistics industry, Mr. Avramovich brings to the Board important contacts with key transportation and logistics providers and customers, significant senior leadership, sales and marketing, industry and technical experience, and a global perspective. As CEO, Mr. Avramovich has direct responsibility for the Company’s strategy and operations.

J. Douglass Coates

J. Douglass Coates, age 69, has served as a director of our Company since September 2007. From 1993 through December 2008, Mr. Coates served as a Principal of the Manalytics division of TranSystems Corporation, a San Francisco-based consulting firm specializing in the transportation, logistics and supply chain industry, and President of TranSystems’ Management and Supply Chain Consulting practice. He retired from TranSystems in January 2009. Since that time, he has provided independent consulting services to various companies. Before joining Manalytics in 2003, Mr. Coates spent five years with American President Lines, or “APL,” as President of American Consolidation Services. In addition, he was Vice President of Marketing for American President Distribution Services (formerly National Piggyback), one of the largest shippers’ agents in North America. Mr. Coates also serves as a director of TenCate (North America), a United States subsidiary of a multinational company that combines textile technology with related chemical processes to develop and produce specialized materials applied in the following areas: safety and protection, aerospace, sport and recreation, and infrastructure and the environment, and on the Monterrey, CA Advisory Board of the Salvation Army. Mr. Coates has been selected and retained as a director due to his long experience as a consultant to many companies in the transportation, logistics and supply chain industry which allows him to share a perspective on best practices in the industry and the shipping needs of a diverse group of users of transportation services. His past work experience with APL, which was our parent corporation until May 1999 and continues to be a significant user of our services, also allows him to bring valuable insights to his service as a director.

P. Michael Giftos

P. Michael Giftos, age 65, has served as a director of our Company since April 2004. During his 29-year career with CSX Corporation and its subsidiaries, Mr. Giftos served in many executive management positions. From April 2000 through his retirement in March 2004, Mr. Giftos served as Executive Vice President and Chief Commercial Officer. Before that assignment, Mr. Giftos spent more than a decade as CSX Transportation’s Chief Legal Officer. While employed at CSX, Mr. Giftos served as a director of TTX Company, a provider of rail cars and related freight car management services to the North American rail industry. Mr. Giftos currently serves as a director of Alpha Natural Resources, Inc., a coal mining company which merged in 2009 with Foundation Coal Holdings Inc., where he was a director. He serves on the audit committee, the nominating and corporate governance committee, and the safety, health and environmental committee of Alpha Natural Resources. Mr. Giftos joined the Foundation Coal Holdings board in December 2005, where he served as a member of its audit and nominating committees. As a long-time executive with one of the Company’s main suppliers of rail transportation services, and with his extensive legal and transportation expertise and his experience as a member of other boards of directors, Mr. Giftos brings to his service as a director an awareness of and insight into legal issues facing the Board and the Company, a perspective on likely railroad reactions to the Company and its competitors and customers, trends and strategies affecting the rail industry, and long-term relationships with other key personnel in the rail industry.

Directors Continuing in Office until the 2014 Annual Meeting

Robert D. Lake

Robert D. Lake, age 68, has served as a director of our company since April 2011. Mr. Lake has been an independent consultant for the past 11 years. From December 2000 to December 2001, Mr. Lake was the Chairman Americas of Exel Plc, a worldwide supply chain solutions and freight forwarding company, serving on the Board and as a consultant to the executive board. From October 1999 to December 2000, he was Chief Operating Officer and a board member of Exel. From October 1995 until October 1999, he was the Chief Executive Officer Americas & Asia Pacific and a board member of NFC plc, the predecessor of Exel. Prior to joining NFC, Mr. Lake served as President, Roadway Logistics Inc., the supply chain solutions business of the motor carrier, Roadway Services, from January 1989 until October 1995, and as President of Ryder Freight Systems, a national provider of truckload transportation, from April 1985 until January 1989. He has been a director of Shiplogix-Freight Management Software, a provider of web-hosted transportation management solutions, and Allied Worldwide Relocations, a relocation and van line logistics company, and currently serves on the board of directors of CRST International, Inc., a privately-held, long-haul truckload carrier in the United States. Mr. Lake is the chairman of CRST’s governance committee and also serves on CRST’s compensation committee. In selecting and retaining Mr. Lake as a director, the Board recognized that he had extensive operational experience and expertise in business issues of particular focus for the Company, including global supply chain solutions, planning and optimization of transportation networks, international expansion of logistics services and trucking operations, and that his experience would complement the backgrounds and expertise of the other directors.

Robert F. Starzel

Robert F. Starzel, age 71, has served as a director of our Company since January 2006. From November 2006 until his retirement in November 2011, he served as of counsel to Holme Roberts & Owen, LLP, a Denver-based regional law firm, in its San Francisco office. From 2004 to 2005, he served as Chairman of The SF Newspaper Company, owner of The Examiner, a San Francisco newspaper. From 2000 to 2004, he served in a consulting role as Senior Representative of the Chairman of Union Pacific Corporation. From March 1998 to 2000, he served as Senior Vice President of Union Pacific Corporation, and from 1996 to February 1998, he was Regional Vice President of Union Pacific Railroad Company. From 1988 to 1996, he was Vice Chairman of Southern Pacific Transportation Company. Mr. Starzel currently serves on the San Francisco Advisory Board of the Salvation Army. In selecting and retaining Mr. Starzel as a director, the Governance Committee and Board have particularly recognized his background as a lawyer and his lengthy experience as an executive with railroads and, in particular, with Union Pacific, the Company’s primary supplier of rail transportation services.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH NOMINEE FOR DIRECTOR.

DIRECTOR INDEPENDENCE

The Board has determined that Messrs. Chantland, Coates, Giftos, Grassi, Lake and Starzel are “independent” as independent is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, Inc., or the “NASDAQ Rules,” and that the members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and Rule 10A-3(b)(1) of the SEC promulgated thereunder. The Board based these determinations primarily on a review of responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with the directors. The Board also reviewed the relationships between Pacer and the companies with which our directors are affiliated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

REVIEW, APPROVAL AND RATIFICATION OF

TRANSACTIONS WITH RELATED PERSONS

Under its charter, the Audit Committee is responsible for reviewing the Company’s existing related party transactions annually and for approving in advance any new related party transactions that must be disclosed under Item 404 of Regulation S-K (generally transactions involving payments in excess of $120,000 in which a related person has a material direct or indirect interest). The Audit Committee also reviews and approves any arrangements, transactions or courses of dealing between the Company and related parties that are significant in size or involve terms or other aspects that materially differ from those that would likely be negotiated with independent parties. In addition, the Audit Committee reviews and reassesses periodically the Company’s policies and procedures for the internal review and approval of transactions with members of management, including the review and approval of officers’ expense accounts and perquisites and use of corporate assets. In providing its advance approval of any related party transaction that must be disclosed under Item 404 of Regulation S-K, the Audit Committee will consider whether the transaction involves terms or other aspects that materially differ from those that would likely be negotiated with independent parties.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. This process is described under the heading “Contact the Board” in the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Other information contained on our website does not constitute a part of this proxy statement.

2011 DIRECTOR COMPENSATION

The following table sets forth the compensation of our non-employee directors for services during 2011. Members of our Board who are employees of the Company do not receive compensation for their service on our Board or any committee of our Board but are reimbursed for out-of-pocket expenses. The compensation of the employee who served as director during 2011, Mr. Avramovich, is shown in the tables that follow the Compensation Discussion and Analysis.

Name (1)	Fees Earned or Paid in Cash (2) ($)	Stock Awards (2)($)	Total ($)
Dennis A. Chantland	$94,750	$53,224	$147,974
J. Douglass Coates	$89,125	$53,224	$142,349
P. Michael Giftos	$80,333	$53,224	$133,557
Robert J. Grassi	$88,750	$53,224	$141,974
Robert D. Lake (3)	$85,500	$47,571	$133,071
Robert S. Rennard (4)	$31,250	$53,224	$ 84,474
Robert F. Starzel	$65,750	$53,224	$118,974

(1)	The columns of the Director Compensation Table relating to option awards, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings, and all other compensation have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to the directors with respect to 2011.

(2)	This column shows the aggregate dollar amount of all fees earned or paid in cash for services as a director in 2011, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. The chairman and members of the standing committees are identified below in the discussion about each of our standing committees. Prior to March 1, 2011, the compensation program for non-employee directors included (1) a monthly retainer of $5,000, (2) meeting fees of $3,000 for each in-person Board meeting attended, $500 for each meeting attended by telephone or videoconference, and $2,000 for each extraordinary, in person meeting of the Board or a Committee, (3) a retainer of $5,000 for the chairman of the Audit Committee, (4) a retainer of $3,000 for the chairman of the Governance Committee and the Compensation Committee, and (5) an annual additional retainer of $2,000 for the members of each committee.

Effective as of March 1, 2011, the compensation program for independent directors was changed to include a monthly cash retainer of $3,750 (or $45,000 annually); annual grants of restricted stock valued at $55,000 per director on the date of grant and vesting 100% on March 5 of the next year; meeting fees of $1,500 (whether attended in-person or by telephone or videoconference) per Board and Committee meeting; and annual cash retainers of $10,000 for the director serving as chairman of the Audit Committee, $7,500 for the director serving as chairman of the Compensation Committee, $5,000 for the director serving as chairman of the Governance Committee, and $12,000 for the director serving as lead director. The number of shares of restricted stock granted to each director in 2011 was determined by dividing $55,000 by the average closing price of our common stock over the twenty trading days before (but excluding) March 5, 2011 (April 26, 2011 in the case of Mr. Lake), the date that the restricted stock was granted. Accordingly, in 2011, each director other than Mr. Lake, as described in Note 3 below, received a grant of 9,748 shares of restricted stock. The dollar amounts shown in the Stock Awards column represent the grant date fair value of the award computed in accordance with FASB Accounting Standards Codification, or “ASC,” Topic 718.

In connection with the adoption of this new director compensation program, the Compensation Committee recommended and the Board adopted share retention and ownership guidelines that require each director to own shares valued at three times the annual cash retainer of $45,000 and, until this guideline is met, to retain at least 50% of net shares (shares left after payment of taxes and, in the case of options, the exercise price) vested from equity awards from the Company.

(3)	Director Robert D. Lake joined the Board as of April 26, 2011, the date of the 2011 annual meeting of shareholders. The number of shares of restricted stock granted to Mr. Lake in 2011 (8,324 shares) reflects the targeted $55,000 of value payable in restricted stock reduced pro-rata for the number of days in the vesting period (March 5, 2011 to March 4, 2012) during which Mr. Lake was not serving as a director (i.e., from March 5, 2011 until April 26, 2011, the grant date of the award for Mr. Lake).

(4)	Robert S. Rennard, who had been a director of the Company since September 2002, reached mandatory retirement age under the Company’s Corporate Governance Guidelines and, accordingly, retired from the Board effective as of the 2011 annual meeting of shareholders. He, like the other directors, received a grant of 9,748 shares of restricted stock vesting 100% on March 5, 2012 and vesting pro-rata for any partial year of service. The amount in the table above includes the grant date fair value of all 9,748 shares of restricted stock granted to him on March 5, 2011. When his service to the Company ended as of April 26, 2011, 8,324 shares were forfeited, representing $45,449 of the grant date fair value set forth in the table above.

BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING ATTENDANCE

During 2011, our Board held five meetings, acted by unanimous written consent two times and had a number of other informal discussions as a group through telephone conferences. The Board has a standing Audit Committee, Compensation Committee and Governance Committee. Each director attended 75% or more of the combined total meetings of the Board and the committees on which he served during 2011. Our Corporate Governance Guidelines require that regularly scheduled sessions of our non-management directors be held at least twice per calendar year as part of scheduled Board meetings. During 2011, we held an executive session at each of our four quarterly, in-person meetings.

The Company does not have a policy that mandates Board member attendance at annual shareholders meetings. All of our directors attended the 2011 annual meeting of shareholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Responsibilities, Members and Meetings.    The Governance Committee has been delegated responsibility for recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; advising the Board with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and the Company’s management. The current members of the Governance Committee are Messrs. Giftos (Chairman), Grassi, Lake, and Starzel. The Governance Committee met five times during 2011.

Nominating and Corporate Governance Committee Charter.    We have adopted a charter of the Governance Committee. The charter of the Governance Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Under its charter, the Governance Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, independent counsel or other advisors as it deems reasonably necessary to discharge its duties.

CORPORATE GOVERNANCE PRACTICES

Corporate Governance Guidelines.    Our Board has long been focused on and committed to responsible and effective corporate governance, and formally adopted Corporate Governance Guidelines in August 2005. The Corporate Governance Guidelines were last amended in October 2011. Our Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to our Board concerning corporate governance matters. Our Corporate Governance Guidelines address matters including board composition, director independence, selection of Board nominees, Board membership criteria, director compensation, director tenure, retirement and succession, director service on other boards and changes in their principal occupation, executive sessions of non-management directors, evaluation of the CEO and succession planning, and self-evaluation of the Board and Board committees.

Under our Corporate Governance Guidelines, if a nominee for director is an incumbent director who does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors, the director will promptly offer to resign from the Board. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the offered resignation. The Board will act on the offered resignation, taking into account the Governance Committee’s recommendation, and will publicly disclose the decision and the rationale behind it within 90 days from the date of certification of the election results. If the Board does not accept the incumbent director’s resignation, the director will continue to serve as a member of the Board. If the shareholders approve the amendment of our charter regarding majority voting for the election of directors in uncontested elections (Proposal 3) at the 2012 Annual Meeting of Shareholders, the Board will adopt an amendment to the Corporate Governance Guidelines as further described under “Proposal 3—Amendment to Charter to Implement Majority Voting in Uncontested Elections of Director.”

A copy of our Corporate Governance Guidelines is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com.

BOARD LEADERSHIP STRUCTURE

The Company has combined the role of CEO and Chairman of the Board and continued that practice in 2011 as discussed below. Prior to 2010, the Company did not appoint a lead director but relied on the services of the director serving as chairman of the three Board committees to act as the lead director for matters within the purview of that chairman’s committee. However, in 2010, the Board determined that the Board and the Company would be better served by having one director appointed as lead director and, accordingly, appointed Mr. Chantland, an independent director, as lead director in May 2010, and he continues to serve in that role.

In deciding to appoint a lead independent director, the Board determined that (1) having one lead director serve as the primary sounding board for the CEO would foster constructive and efficient communications between the Board and the CEO, (2) having one lead director act as a focal point for director communications would help identify significant issues for Board consideration and build consensus on these issues, and (3) having one lead director to communicate with and build consensus among the independent directors would reduce some of the demands on the CEO’s time. When the Board decided to create the lead director position, the duties assigned to the lead independent director included the following:

•	coordinate the activities of the independent directors;
•	confer with the Chairman about Board meeting agendas;
•	formulate the agendas for executive sessions of the independent directors;

•	preside during executive sessions of the independent directors; and
•	facilitate communications between the Chairman and CEO and other members of the Board.

The Board has considered whether or not to combine the role of CEO and Chairman of the Board. In making this determination, our Board considered our current system for ensuring significant independent oversight of management, including the following: (1) the Board only includes one person, the CEO, who is an executive or former executive of the Company; (2) each director serving on our three Board committees is independent; (3) the Board has appointed a lead independent director as discussed above; (4) our Board has an ongoing practice of regularly holding executive sessions without management and under the direction of the lead independent director, typically as part of the regularly scheduled board meetings; (5) the lead director and each of the chairmen of the Board committees are involved in setting the agenda for Board and Committee meetings; and (6) the Compensation Committee Chairman is responsible for an annual evaluation of the CEO and, with the Chairman of the Governance Committee, reviewing with the CEO the results of the annual evaluation. The Board also considered the effectiveness of this system in practice, including the lead director’s and the other independent directors’ active involvement in agenda-setting, the lead director’s regular communications with the CEO and the other independent directors, the candid and in-depth discussions occurring at meetings, including executive sessions, and the Board’s proven influence with the CEO and the senior executives.

In determining that we are best served by continuing to have Mr. Avramovich serve as CEO and Chairman of the Board, our Board (1) determined that the executive with day-to-day management responsibilities is in the best position to identify developing trends and strategic issues that require Board input, particularly in view of the complexity and uniqueness of the Company’s business; (2) considered Mr. Avramovich’s in-depth knowledge regarding our operations and the industries and markets in which we compete and his proven ability to promote communication, to coordinate activities between our Board and our senior management, and to provide consistent leadership to both our Board and our Company in coordinating the strategic objectives of both groups; and (3) determined that the Company would be best served by having one person continuing to serve in the combined role of Chairman of the Board and CEO to facilitate centralized leadership in one person so that there is no ambiguity about accountability. The combined position also enhances Mr. Avramovich’s ability to provide insight and direction on important strategic and operational initiatives to both management and the Board and to ensure that they act with a common purpose.

Accordingly, the Board has concluded that having a lead independent director working in collaboration with the executive serving in the combined role of CEO and Chairman of the Board is currently the most effective leadership structure for Pacer.

BOARD’S ROLE IN RISK OVERSIGHT

Like other companies, the Company faces a variety of risks, including credit risk, liquidity risks, operational risks, compliance risks, competitive risks, fraud and internal control risks, events beyond its reasonable control, and other risks, many of which are further described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other filings with the SEC. To address the variety of risks, the Board has delegated oversight of certain risks to the Audit Committee and retains oversight over other risk management issues.

Under its charter, the Audit Committee is charged with (1) reviewing with the Company’s management and independent auditors the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, (2) reviewing material legal and regulatory matters affecting the Company, including any matters that may have a material impact on the Company’s financial statements, and (3) reviewing and discussing with the Company’s management and independent auditors the Company’s operational and accounting internal controls, including a review of whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct. In exercising its delegated responsibilities, the Audit

Committee (1) meets regularly with the Corporate Controller to evaluate process improvements to mitigate financial and fraud risks, (2) reviews, among other matters, the Company’s anti-fraud and compliance programs (including its code of ethics, anonymous complaint system, policy on securities trading, and disclosure controls processes), (3) meets with the Company’s CEO, Chief Financial Officer and independent auditors regularly, to discuss fraud and financial reporting risks; and (4) meets in executive session with the General Counsel to discuss material litigation, governmental inquiries (if any), and other material legal or regulatory issues.

In designing the annual audit plan, the Company’s financial reporting team and internal auditors perform an assessment of the risk of fraud or material misstatement at the corporate, business unit and transaction processing level. This risk assessment is discussed with the Audit Committee, which is charged with approving the annual internal audit plans. A similar risk assessment is conducted by the independent auditors in formulating their annual audit plan, which is also subject to review and approval by the Audit Committee. The head of the Company’s internal audit group reports directly to the Audit Committee and meets quarterly with the Audit Committee in executive session to discuss the Company’s internal controls. The Audit Committee provides quarterly reports to the Board about its activities and its Audit Committee minutes are distributed to all directors and many Audit Committee meetings are also attended by the directors who are not Committee members. Accordingly, all directors remained informed of the risk oversight activities of the Audit Committee.

While the Audit Committee exercises oversight over financial reporting risks, oversight of other business risks remains at the full Board level. The Board, as a whole, has oversight responsibility for the Company’s overall strategic and operational risks, such as major initiatives, competitive markets, products and services, sales and marketing and information technology. Throughout the year, the Board reviews and discusses these risks with the CEO, Chief Financial Officer and other members of the management team and receives presentations on business strategies for the Company as a whole and at the business unit level. These presentations review competitive, operational, and other business risks facing the Company along with strategies and practices to address and mitigate these risks. The Board exercises oversight of credit and liquidity risks through its annual approval of the Company’s operating budget and monitors these risks with quarterly review of the Company’s financial results compared to the budget and prior year performance. The Company’s insurance program is also reviewed periodically with the Board.

The Compensation Committee of the Board reviews and assesses the Company’s overall compensation program and its effectiveness at both linking executive compensation to performance and aligning the interests of our executives and our shareholders. As part of this review and assessment, the Compensation Committee considers the risks, if any, associated with the Company’s compensation program and the related compensation policies and procedures, including those related to the performance goals and metrics used, considers appropriate methods of minimizing any such risks, and reports its findings to the Board. For a further discussion of the Compensation Committee’s role in risk management, see “Compensation Committee—Compensation Policies and Procedures as They Relate to the Company’s Risk Management.”

NOMINATIONS FOR DIRECTORS

Policy for Consideration of Candidates for Director; Consideration of Diversity.    Set forth below under the heading “Qualifications and Skills Considered in Evaluating Candidates for Director” are the factors that the Board and Governance Committee consider in evaluating directors. The Board and the Governance Committee have not mandated a specific diversity policy or any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather, each of the Board and the Governance Committee evaluates the total mix of experience and skills that the candidate offers, considers how a given candidate meets the Board’s current expectations with respect to the qualifications and skills being considered in evaluating candidates for director (as set forth below), and makes a determination regarding whether a candidate should be recommended to the shareholders for election as a director. As part of this evaluation, each of the Governance Committee and the Board considers, as one of the qualifications of directors, whether the nominee possesses such knowledge, skills, expertise and depth and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. As a buyer and seller of transportation and logistics services, the Board has sought to have a diversity of viewpoints and backgrounds by selecting directors that are knowledgeable about the industry sectors in which the Company operates and which are key to the Company’s success, including rail and motor transportation providers, steamship lines, automotive companies, and large shippers, and a diversity of skills and education, including management, financial, accounting and legal training.

Consideration of Candidates Recommended by Shareholders.    The Governance Committee will consider nominees for director suggested by shareholders who meet the requirements and procedures discussed below. The Company has not previously received any notice of any candidate for director recommended by a shareholder. If such a recommendation were received, the Governance Committee would apply the same evaluation criteria to a candidate suggested by shareholders that it would use for a candidate recommended by management, other directors, an executive search firm or other sources.

Qualifications and Skills Considered in Evaluating Candidates for Director.    In recommending and selecting a nominee for director, the Governance Committee and the Board consider the following criteria as set forth in the Company’s Corporate Governance Guidelines:

1.	whether the nominee would be “independent” (as independence is defined in Rule 5605(a)(2) of the NASDAQ Rules), would meet the heightened independence requirements for service on the Audit and Compensation Committees and would not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;
2.	whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity, experience at a strategy/policy setting level, high-level managerial experience in a relatively complex organization or experience dealing with complex problems, a proven ability to work effectively with others, and sufficient time to devote to the affairs of the Company;
3.	whether the nominee would be considered “financially literate” as described in applicable NASDAQ Rules or to be an “audit committee financial expert” as described in SEC regulations (as incorporated into the Audit Committee charter);
4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;
5.	in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;
6.	whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member;
7.	whether the nominee possesses such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company;
8.	whether any nominee who is an existing director continues to be suitable for continued service; and
9.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service on the Board.

Procedures for Shareholders Recommending Director Candidates for Consideration by the Committee.    Any shareholder wishing to suggest a candidate for director for consideration by the Governance Committee should write to the Corporate Secretary, at the Company’s offices in Dublin, Ohio, and include:

1.	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Governance Committee,
2.	the name, age and contact information for the candidate,

3.	a statement of the candidate’s business and educational experience,
4.	to the extent practicable, information regarding each of the factors listed above sufficient to enable the Governance Committee to evaluate the candidate,
5.	information about any relationship or understanding between the proposing shareholder and the candidate, and
6.	a statement that the candidate is willing to be considered and willing to (a) serve as a director if nominated and elected, (b) complete all necessary questionnaires and agreements, including those required by the Company’s bylaws, and (c) comply with all applicable corporate governance, conflicts of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

The Corporate Secretary will forward properly submitted shareholder-proposed candidates to the Chairman of the Governance Committee for consideration at a future Governance Committee meeting. Recently adopted changes to our bylaws added the requirement noted below that the nominee provide a written representation and agreement and agree to comply with Company policies. In 2011, we also revised our procedures to include the same requirements for nominees recommended by shareholders, i.e., that such nominees provide any necessary questionnaires and agreements, including those required by the Company’s bylaws, and comply with all applicable corporate governance, conflicts of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

Procedures for Shareholders Wishing to Nominate Director Candidates.    In addition to proposing nominees for consideration to the Governance Committee, under our bylaws, shareholders may also directly propose nominees for consideration at an annual meeting, or at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of such meeting. The Company’s current bylaws establish deadlines and procedures that a shareholder must follow to nominate a director at any such meeting. A person must be a shareholder of record entitled to vote in the election of directors generally at the meeting both on the date that such person gives notice of the nomination for director and at the time of the meeting. The shareholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after that anniversary, then, in order to be timely, a shareholder’s notice must be received at the Company’s principal executive offices not more than 90 calendar days before the actual meeting date and no later than the later of 60 days before the date of such annual meeting or the tenth day after the date on which public announcement of such annual meeting is first made. Provided that our Board has determined that directors are to be elected at a special meeting of shareholders pursuant to our notice of meeting, a shareholder may nominate a director for election at the special meeting only if such shareholder gives written notice of such director nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary not later than the close of business on the tenth day after the date on which notice of such special meeting is first given to shareholders.

Our bylaws set forth specific requirements that such shareholders and written notices must satisfy. Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder and the underlying beneficial owner, if any, on whose behalf the nominee is being proposed, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any agreements, understandings or arrangements or other material relationships between the shareholder and beneficial owner, if any, and the nominee.

Our bylaws also state specific eligibility requirements that shareholder nominees for director must satisfy, which require such nominees to:

•

complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:
•

is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to us; and

•

in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines.

Copies of those requirements will be forwarded to any shareholder upon written request. Our bylaws are also available on the “Investor” pages of our website at www.pacer.com.

In addition to these requirements discussed above, a shareholder proposing persons for election as a director at an annual meeting or special meeting of shareholders must also comply with all applicable requirements of the Exchange Act and SEC regulations with respect to nominations for director.

For more information about deadlines for submission of shareholder nominations for next year’s shareholder meeting, see the section below entitled “Notice of Shareholder Proposals.”

Selection of Nominees Named in this Proxy Statement.    Each of the nominees for election as director are incumbent directors standing for re-election. Generally, nominees for director are identified and suggested by the members of the Board from their networks of business, industry, professional and other contacts that are relevant to the general characteristics for director and the specific needs of the Board identified by Governance Committee and the Board. For example, our newest director, Robert D. Lake, who was first elected as a director at our 2011 annual meeting, was proposed by Mr. Avramovich, who personally knew Mr. Lake through his service to Exel, plc and thus was aware of Mr. Lake’s senior executive experience in the transportation and logistics industry. Our second newest director, Dennis A. Chantland, was proposed by Mr. Coates, who personally knew Mr. Chantland through consulting relationships and was familiar with Mr. Chantland’s experience with supply chain management, transportation procurement, and accounting, finance and administrative issues from the shipper’s perspective. Our third newest director, Robert Grassi, was proposed by Mr. Giftos, who personally knew Mr. Grassi through his service at Sea-Land Services and CSX World Terminals and was familiar with Mr. Grassi’s qualification as an “audit committee financial expert” and his significant insight into and experience from the perspectives of a rail supplier to and ocean shipping customer of our intermodal services and an ocean carrier supplier to our international logistics operations. The Board and the Governance Committee have not retained any executive search firms or other third parties to identify or evaluate director candidates in the past. The Governance Committee approved the selection of each nominee for director named in this proxy statement.

COMPENSATION COMMITTEE

Responsibilities, Members and Meetings.    The Compensation Committee reviews and approves compensation policies and forms of compensation provided to our directors and executive officers, considers management’s recommendations for the cash incentive plans and approves cash incentive payments for our officers and other employees, and administers our equity incentive plans and approves the recipients and terms of equity awards under these plans.

The members of the Compensation Committee are Messrs. Coates (Chairman), Chantland, and Giftos. The Compensation Committee met seven times during 2011 and acted by unanimous written consent four times.

Compensation Committee Charter.    We have adopted a charter of the Compensation Committee. The charter of the Compensation Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com.

Scope and Authority of the Committee.    The Compensation Committee is responsible for:

a.	establishing, reviewing and approving the overall executive compensation philosophy and policies of the Company;
b.	determining the compensation of the Company’s CEO and other executive officers including base salary, bonus target levels, stock option grants, restricted stock awards, other equity compensation, and other compensation;
c.	making recommendations to the Board with respect to the adoption of any new cash or equity incentive compensation plans or new forms of compensation payable to the executive officers;
d.	reviewing and approving any annual or long-term cash bonus or incentive compensation plans in which the executive officers of the Company participate;
e.	administering cash or equity incentive compensation, including approving, ratifying or amending grants or awards made under any such plans, and reviewing and monitoring awards under such plans, all in accordance with the Committee’s authority and other terms set forth in such plans;
f.	reviewing and approving for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions, if the terms of such agreements, arrangements or provisions are in excess of the authority delegated to members of management under the Company’s Commitment Authorities Guidelines (or any successor delegation of authority) as more fully described below;
g.	recommending to the Board the amount and form of compensation of non-management directors;
h.	reviewing and assessing the risks arising from the Company’s policies and practices of compensating its employees (including non-executive officers) as they relate to risk management and potential risk-taking incentives and determining whether such risks are reasonably likely to have a material adverse effect on the Company;
i.	reviewing and making recommendations to the Board about the Board’s recommendations to the shareholders regarding the shareholder advisory votes on “say on pay” and the frequency of such “say on pay” votes;
j.	reviewing and approving the disclosures in the proxy statement regarding the activities of the Committee and its engagement of compensation consultants, independent counsel or other advisors;
k.	overseeing the Company’s compliance with the requirement under the NASDAQ Rules that, with limited exceptions, shareholders approve equity compensation plans; and
l.	performing other duties delegated to the Compensation Committee by the Board under various executive compensation plans.

Under our Commitment Authorities Guidelines, our Board has delegated to the Chief Executive Officer the authority to create a new position or fill a vacant position within specified parameters, except that compensation of any executive officer must be approved by the Compensation Committee.

The Compensation Committee has not delegated any authority to make option grants or equity awards to management or any other persons. Such authority may be delegated by the Committee only as permitted under the terms of the applicable equity compensation plan and applicable law.

Role of the Executive Officers.    As discussed in more detail in the CD&A, our CEO generally makes initial recommendations to the Compensation Committee regarding base salary, incentive compensation, and other forms of compensation for other members of senior management consistent with the policies of the Company and the Compensation Committee. Other executive officers have provided input, at the Compensation Committee’s request, to the compensation consultant and to the Compensation Committee on the financial objectives to be used for determining short-term cash and long-term equity awards and the form of long-term equity grants and have recommended key personnel (but not executive officers) to receive an annual long-term equity incentive award. Otherwise the other executive officers have not played a role in determining or recommending the amount or form of executive compensation. The executive officers have played no role with respect to director compensation.

Role of Compensation Consultants.    Under its charter, the Compensation Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense after notice to the Company, such compensation consultants, independent counsel or other advisors as it deems reasonably necessary to discharge its duties.

During 2011, the Compensation Committee engaged Towers Watson in connection with the following:

•	Review of the Company’s compensation program for non-employee directors and share retention guidelines for directors and officers;
•	Long-term incentive awards granted in March 2011;
•	Competitive market assessment for our 10 most senior officer positions;
•	Assessment of the risks in our compensation program; and
•	Development of the 2012 long-term incentive award program

During 2011, Towers Watson prepared summary reports for the topics shown above and participated in several of the Committee’s meetings and conference calls. The nature and scope of these engagements generally included gathering competitive market practice information and data, comparing our programs and practices to the market, and providing the Committee with alternatives and proposals for discussion.

During 2011, the Compensation Committee also engaged Pearl Meyer & Partners LLP to assist in evaluating the Company’s executive compensation philosophy. The nature and scope of this engagement included (1) providing advice and assistance to articulate key elements of an executive compensation philosophy; (2) facilitating discussions with members of the Compensation Committee and select members of executive management to obtain feedback and guidance on desired objectives; (3) conducting research into peer group practices relating to pay philosophy; and (4) developing a summary report on the foregoing.

For additional information about the Company’s executive compensation policies and the role of the compensation consultants, see the Compensation Discussion and Analysis below.

Compensation Policies and Practices as They Relate to the Company’s Risk Management.    In carrying out its responsibilities for establishing, reviewing and approving the Company’s compensation philosophy and policies and the terms and amount of compensation provided to the Company’s executive officers, including cash and equity incentive awards, the Compensation Committee has reviewed and discussed with management the Company’s compensation policies and practices of compensating its employees as these compensation practices and policies relate to risk management and potential risk-taking incentives.

In 2011, as discussed above, the Compensation Committee engaged Towers Watson to assist in assessing the risk-taking incentives of the Company’s compensation philosophy and policies. In performing its assessment, Towers Watson considered the Company’s general compensation program strategy, its long term incentive plans and awards, the annual cash incentive plan, its sales commission programs, executive perquisites and other benefits and the share ownership retention guidelines adopted in March 2011. Towers Watson then evaluated the extent of the Company’s adherence to these five basic steps identified by Towers Watson for assessing the risk-taking incentive of compensation plans:

1.	Prioritize the oversight—identify those pay plans that relate to the highest-risk businesses and positions, which should be monitored closely by top management and the compensation committee.
2.	Incorporate risk into the pay philosophy and balance the structure—avoid the extremes; balance the mix between fixed and variable pay, cash and equity, short- and long-term incentives, and corporate, business unit and individual performance goals.
3.	Ensure well-designed plans—look for red flags, such as very steep incentive payout curves, uncapped payouts, totally formulaic awards, and misaligned timing of payouts; consider risk-mitigating features, such as clawbacks, bonus banks/deferrals, long-term vesting criteria, and shareholding requirements.
4.	Get performance metrics right—reflect risk and use of capital, quality and sustainability of results, and employee line of sight.
5.	Define pay plan governance processes—clearly define oversight roles throughout the organization to ensure that pay plans are aligned with business goals and risk tolerances, stress tested under realistic assumptions, and balanced between corporate standards, business-unit autonomy, and individual line of sight.

After completing its assessment, Towers Watson concluded that overall the Company’s compensation program and incentive plans did not present a material risk to the Company. The Compensation Committee reviewed and considered the Towers Watson assessment and discussed with Towers Watson and management the Towers Watson findings, the Company’s compensation programs, and their effect on risk-taking by Company employees. Based on such review and discussion, the Compensation Committee determined that the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company. The full Board considered and concurred with the Compensation Committee’s conclusion.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chantland, Coates, Giftos and Rennard served on the Compensation Committee during 2011. Mr. Rennard served until his retirement from the Board as of April 26, 2011. No member of the Compensation Committee has served as an officer or employee of Pacer or any of its subsidiaries during 2011 or was formerly an officer of Pacer or any of its subsidiaries. In addition, during 2011, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining cash and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.

In this context, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s 2011 annual report (incorporated by reference) and in this proxy statement for filing with the SEC.

THE COMPENSATION COMMITTEE

J. Douglass Coates (Chairman)

Dennis A. Chantland

P. Michael Giftos

AUDIT COMMITTEE

Responsibilities, Members and Meetings.    The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audit of the Company’s consolidated financial statements. The Audit Committee also selects and engages our independent registered public accounting firm and approves their fees, and takes such actions as it deems necessary to satisfy itself that the registered public accounting firm is independent of management. Its duties include reviewing the adequacy of the Company’s internal controls and financial controls, reviewing the scope and results of the audit plans of the Company’s independent registered public accounting firm and the Company’s internal auditor, and assessing the Company’s financial reporting activities and accounting standards and principles. The Audit Committee must also pre-approve all audit and non-audit services performed by our independent registered public accounting firm.

The members of the Audit Committee are Messrs. Grassi (Chairman), Chantland, Coates and Lake. Mr. Rennard served on the Audit Committee until this retirement from the Board as of April 26, 2011. The Audit Committee met eight times during 2011 and acted by unanimous written consent once.

None of the members of the Audit Committee has participated in the preparation of the Company’s consolidated financial statements at any time. The Audit Committee regularly meets privately with the independent registered public accounting firm and the Company’s internal auditor, has the sole authority to retain and dismiss the independent registered public accounting firm, and periodically reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee.

Audit Committee Charter.    We have adopted a charter of the Audit Committee. The charter of the Audit Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Under its charter, the Audit Committee may conduct or authorize investigations into matters within the Committee’s scope of responsibilities, may retain, at the Company’s expense, independent counsel or other advisors and experts as it deems reasonably necessary to discharge its duties and may perform such additional activities and consider such other matters within the scope of its responsibilities, as the Audit Committee or the Board deems necessary or appropriate.

Audit Committee Financial Expert.    The Board has determined that Mr. Grassi qualifies as an “audit committee financial expert” as defined by the SEC and is “independent” as independent is defined in Rule 5605(a)(2) of the NASDAQ Rules and also independent for purposes of Section 10A(m)(3) of the Exchange Act and SEC Rule 10A-3(b)(1) thereunder. The Board has also determined that all members of the Audit Committee are able to read and understand fundamental financial statements and are financially sophisticated.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s accounting and financial reporting process on behalf of our Board. Management has the primary responsibility for establishing and maintaining an adequate system of internal control over financial reporting, for preparing the consolidated financial statements and for the public reporting process. KPMG LLP, or “KPMG,” the Company’s independent registered public accounting firm, is responsible for expressing opinions on the Company’s consolidated financial statements, on the financial statement schedule, and on the effectiveness of the Company’s internal control over financial reporting based on their integrated audit.

In this context, the Audit Committee has met and held discussions with management and KPMG regarding the audited consolidated financial statements of the Company for the year ended December 31, 2011, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s audit of the effectiveness of the Company’s internal control over financial reporting. Management has also represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with KPMG that firm’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee (including Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. The Audit Committee also concluded that KPMG’s provision of audit and non-audit services to the Company is compatible with that firm’s independence.

The Audit Committee, with and without management present, discussed with KPMG and the Company’s internal auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

THE AUDIT COMMITTEE

Robert J. Grassi (Chairman)

Dennis A. Chantland

J. Douglass Coates

Robert D. Lake

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, or “PwC,” served as our independent registered public accounting firm for the 2010 fiscal year. In addition to being engaged to audit Pacer’s consolidated financial statements and internal control over financial reporting and to review the consolidated financial statements included in Pacer’s quarterly reports on Form 10-Q, PwC also was engaged by Pacer to perform certain tax-related services.

KPMG LLP served as our independent registered public accounting firm for the 2011 fiscal year. In addition to being engaged to audit Pacer’s consolidated financial statements and internal control over financial reporting and to review the consolidated financial statements included in Pacer’s quarterly reports on Form 10-Q, KPMG also was engaged by Pacer during 2011 to perform certain tax-related services.

The following table presents fees for professional audit services rendered by PwC and KPMG for the audit of our annual consolidated financial statements and fees for other services rendered by PwC and KPMG. The fees from professional audit services rendered by the applicable independent auditor for each of 2010 and 2011 reflect the amount billed, or to be billed, by the auditor for such services with respect to such fiscal year.

	2010	2011
Audit Fees (1)	$1,184,418	$760,272
Audit-Related Fees	—	—
Tax Fees (2)	$204,545	$36,275
All Other Fees	—	—

(1)	The 2010 aggregate amount represents amounts billed by PwC. The 2011 aggregate amount includes $631,536 billed by KPMG and $128,736 billed by PwC. During 2010, PwC’s fees included work in connection with the year-end audit, quarterly reviews of the Company’s consolidated financial statements, other compliance-related services, services in connection with the internal control attestation required under Section 404 of the Sarbanes-Oxley Act of 2002 and statutory audits of foreign subsidiaries in Mexico and Germany. During 2011, PwC’s fees included work in connection with the first quarter review of the Company’s consolidated financial statements, the change in independent auditors, and the reissuance of PwC’s 2010 audit opinion in our 2011 annual report. During 2011, KPMG’s fees included work in connection with the year-end audit, quarterly reviews of the Company’s consolidated financial statements, services in connection with the internal control attestation required under Section 404 of the Sarbanes-Oxley Act of 2002 and the statutory audit of foreign subsidiaries in Mexico.

(2)	The 2010 aggregate amount represents payments billed by PwC. The 2011 aggregate amount includes $4,000 billed by KPMG and $32,275 billed by PwC. During 2010 and 2011, tax services rendered by PwC included consultation, advice and other work in connection with cross-border transfer pricing matters and tax strategies and preparation of the Company’s consolidated federal tax returns and other state tax returns. During 2011, tax services rendered by KPMG related to cross-border transfer pricing matters.

Pacer did not engage its independent auditor to perform any professional services related to financial information systems design and implementation in 2010 or 2011.

Services by the independent auditor referenced in the table above were subject to Audit Committee approval pursuant to its policy on pre-approval of audit and non-audit services discussed below under the heading “Pre-approval of Audit and Non-Audit Services.”

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the accountants’ independence. The Committee’s current practice combines specific approval of certain engagements of its independent auditor and general pre-approval of certain types of audit, audit-related, tax-related and other services under a pre-approval policy adopted in February of each fiscal year. Under the pre-approval policy, the Audit Committee pre-approves the performance of audit-related and tax services and fees for such services in each case of up to $50,000 without further Audit Committee approval. Under the pre-approval policy, the Audit Committee also pre-approves all audit services. The fees for audit services are approved in connection with the approval of that year’s audit plan or in connection with specific engagements. Specific Audit Committee approval is required for all other fees for services to be provided by the independent auditor. The auditors are required to provide an estimate of total fees and the methodology for determining fees under each category of audit, audit-related, tax and other services pre-approved under the pre-approval policy. Any proposed fees or services in excess of the maximum fees previously approved by the Audit Committee require further pre-approval by the Audit Committee.

PROPOSAL 2:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as our independent registered public accounting firm for the 2011 fiscal year. The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for the 2012 fiscal year. We are submitting our appointment of the independent registered public accounting firm for shareholder ratification at this annual meeting, subject to the Audit Committee’s discretion to change the appointment at any time during the year.

Our charter and bylaws do not require that our shareholders ratify the appointment of KPMG as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG and may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in accounting firm would be in the best interests of the Company and its shareholders.

Representatives of KPMG, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3:

AMENDMENT OF CHARTER TO IMPLEMENT

MAJORITY VOTING IN UNCONTESTED ELECTIONS OF DIRECTORS

Current Charter Provisions.    Under the Tennessee Business Corporation Act unless otherwise provided in the corporation’s charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. This means that the nominees who receive the greatest number of “for” votes are elected, regardless of whether they have received more “withheld” votes than “for” votes. Our charter does not specify otherwise, so our directors are elected by a plurality of the votes cast. Our bylaws also provide that unless otherwise provided in the charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Proposed Amendment to Charter.    Under the proposed charter amendment, except in the case of a contested election, a nominee for director shall be elected by affirmative vote of a majority of the votes cast in favor of or against the election of such nominee by holders of shares entitled to vote in the election at a meeting for the election of directors at which a quorum is present. For these purposes, the “affirmative vote of a majority of the votes cast” shall mean that the number of votes cast in favor of the election of such nominee exceeds the number of votes cast against the election of such nominee; abstentions and broker non-votes (which are described above under “Information About the Annual Meeting and Voting”) shall not be deemed to be votes cast for purposes of tabulating the vote and, accordingly, would have no effect in determining whether the required affirmative majority vote has been obtained. In the case of a contested election for directors, directors shall be elected by a plurality of the votes cast at the meeting at which a quorum is present.

Majority Voting in Uncontested Elections.    Majority voting in uncontested director elections (which occur when the number of director nominees equals the number of directors to be elected) is widely considered a good corporate governance practice because it gives effect to shareholder “withheld” votes against a director nominee and requires a director to receive more “for” than “withheld” (against) votes to be elected.

Majority vs. Plurality Voting in Contested Elections.    However, in contested elections, there are more director nominees than available Board seats. Thus, majority voting in contested elections can result in fewer candidates receiving a majority vote—and therefore being elected to the Board—than the number of available Board seats. In contrast, plurality voting in contested elections results in the election of the director nominees who receive the highest number of “FOR” votes, with the number of directors elected equal to the number of available Board seats.

Governance Committee and Board Consideration of the Proposed Amendment and Recommendations.    In 2006, we adopted a majority vote standard in our Corporate Governance Guidelines which states that a director who receives more “withhold” votes than “for” votes must tender his or her resignation for consideration by our Board notwithstanding his or her election by a plurality vote. Since the adoption of our current standard, the Governance Committee and the full Board have continued to study shareholder voting issues and have carefully considered the arguments for and against the adoption of a majority voting standard in its charter by monitoring the evolving debate on best practices among governance experts, companies and investors. In particular, the Governance Committee has considered the voting results on majority voting proposals, including non-binding shareholder proposals, at other publicly-traded companies, and analyzed current corporate governance trends, including the standards for voting in uncontested director elections in place at companies similar in size to Pacer, including those in the transportation and logistics industry. The Governance Committee also carefully evaluated the appropriateness of a majority voting standard for Pacer in light of our overall corporate governance structure.

Following this review, the Governance Committee concluded that a majority voting standard in uncontested elections of directors would be in Pacer’s and our shareholders’ best interests and recommended to our Board, and our Board voted to approve and recommends that our shareholders approve, an amendment to Section 10 of our charter to implement majority voting in uncontested director elections. Our Governance Committee and Board believe majority voting in uncontested elections (1) helps ensure that only directors with broad acceptability among Pacer’s voting shareholders will be seated on the Board and (2) reinforces the Board’s accountability to our shareholders by requiring that a nominee must obtain more “FOR” than “withheld” (against) votes in order to be elected. The Governance Committee and Board believe, however, that the plurality vote standard should continue to apply in contested director elections as a majority vote standard in a contested election could result in fewer candidates being elected to the Board than the number of authorized Board seats.

Related Bylaw and Corporate Governance Guideline Amendments.    The Board also has approved, subject to shareholder approval of this majority voting proposal at the 2012 Annual Meeting, conforming amendments to the Company’s bylaws to provide that directors will be elected as provided in the charter and to our Corporate Governance Guidelines. Under Tennessee law, a director continues in office until a successor is elected and qualified, even if the director is not re-elected in an uncontested election. Our Corporate Governance Guidelines currently require (1) our directors to promptly offer to resign from the Board if they fail to receive a majority of the votes cast at the meeting, (2) the Governance Committee to make a recommendation to the Board as to whether to accept or reject the offered resignation and (3) the Board to act on the offered resignation and publicly disclose its decision and the rationale behind it with 90 days from the date of certification of the election results. These provisions will remain in effect, except that our Corporate Governance Guidelines defining when a director must offer to resign as described above will be amended to simply require that the director offer to resign when he or she does not receive the number of votes required under our charter for election. Those revisions to the bylaws and Corporate Governance Guidelines would take effect upon upon the filing of the charter amendment with the Tennessee Secretary of State following the approval of the proposed charter amendment by the shareholders at the 2012 Annual Meeting.

We do not expect the amendments to Section 10 to have a meaningful effect on the potential for mergers, tender offers or proxy contests relating to the Company or the ability of a large holder of the Company’s securities to effect a transaction.

If this Proposal 3 is approved, we intend to file the amendment with the Tennessee Secretary of State promptly after the 2012 Annual Meeting, and, accordingly, beginning with the 2013 annual meeting of shareholders, directors will be elected in uncontested elections by the affirmative vote of the majority of the votes cast at the applicable meeting. In contested elections, directors will continue to be elected by a plurality of the votes cast.

If the proposal is not approved by the shareholders at the 2012 Annual Meeting, the Company will retain its current plurality voting standard for both uncontested and contested elections of directors, and the amendments to the Company’s bylaws and Corporate Governance Guidelines discussed above will not be implemented.

The text of the proposed amendment to our charter is set forth in Exhibit A. The foregoing summary of new Section 10(d) of the charter is qualified in its entirety by reference to the full text of such proposed amendment.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR

THE AMENDMENT OF THE CHARTER TO IMPLEMENT MAJORITY VOTING

IN UNCONTESTED DIRECTOR ELECTIONS.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of February 22, 2012, for:

•	each person or entity known by us to beneficially own more than 5% of our common stock;
•	each executive officer named in the Summary Compensation Table set forth in this proxy statement, or the “NEOs;”
•	each of our directors; and
•	all current executive officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days of February 22, 2012, but excludes shares of common stock underlying options held by any other person.

Except in cases where community property laws apply or as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The percentage of beneficial ownership is based on 34,979,987 shares of common stock outstanding as of February 22, 2012.

	Common Stock Outstanding (1)	Common Stock Underlying Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percent
BlackRock, Inc. (2)	2,112,598	—	2,112,598	6.0
FMR LLC (3)	2,062,301	—	2,062,301	5.9
Rutabaga Capital Management (4)	1,982,661	—	1,982,661	5.7
Daniel W. Avramovich	206,359	—	206,359	*
Michael A. Burns	7,668	—	7,668	*
Dennis A Chantland	39,748	6,000	45,748	*
J. Douglass Coates	21,748	12,000	33,748	*
P. Michael Giftos	10,723	9,000	19,723	*
Robert J. Grassi	14,748	6,000	20,748	*
John J. Hafferty	17,668	—	17,668	*
Michael F. Killea	18,709	10,000	28,709	*
Robert D. Lake	9,356	—	9,356	*
Robert F. Starzel	11,248	12,000	23,248	*
James E. Ward	8,633	—	8,633	*
All directors and executive officers as a group (16 persons)	386,835	55,000	431,121	1.3
*	Less than 1%

(1)	Amounts shown in this column include with respect to our executive officers, including the NEOs, (i) all shares of restricted stock granted to such officers and (ii) shares issuable with respect to restricted stock units that vest within 60 days of February 22, 2012. All such shares of restricted stock and restricted stock units were granted under our 2006 Long-Term Incentive Plan. The shares of restricted stock and the shares issuable with respect to the restricted stock units are subject to forfeiture in accordance with the executive officer’s award agreement, including termination of employment before the applicable vesting date, which is March 5, 2012 with respect to the restricted stock units reflected in the table and June 1 of each of the years 2012 and 2013 with respect to the restricted stock reflected in the table. The amounts do not include any shares issuable in connection with the performance units awarded in June 2010 and March 2011 to our executive officers, including the NEOs, as the applicable vesting dates have not yet occurred.

(2)

Based on information contained in Amendment No. 2 to a Schedule 13G filed on February 13, 2012, BlackRock, Inc. has sole voting and dispositive power over 2,112,598 shares and shared voting and dispositive power over 0 shares. The business address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)

Based on information contained in Amendment No. 2 to a Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on February 14, 2012, Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company (“Fidelity”) have sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 2,062,301 shares and shared dispositive power over 0 shares. Fidelity, a wholly owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of such shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The filing states that the ownership of one investment company, Fidelity Low-Priced Stock Fund (“Fidelity Low-Priced”), amounted to 2,021,201 shares or 5.8% of the outstanding shares of common stock. The business address for FMR LLC, Fidelity, Fidelity Low-Priced and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109. The filing further states that

(i) members of the family of Edward C. Johnson 3d, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; (ii) the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares and that, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC; and (iii) neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees and that Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(4)

Based on information contained in a Schedule 13G filed on February 10, 2012, Rutabaga Capital Management has sole voting over 1,688,561 shares, sole dispositive power over 1,982,661 shares, shared voting over 294,100 shares and shared dispositive power over 0 shares. The business address for Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, MA 02109.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary.    This Compensation Discussion and Analysis, or “CD&A,” reports on the Company’s compensation principles for the following officers whose actual compensation earned during 2011 is set forth in the Summary Compensation Table following this CD&A:

1.	Daniel W. Avramovich, Chief Executive Officer, President and Chairman of the Board
2.	John J. Hafferty, Executive Vice President, Chief Financial Officer
3.	Michael A. Burns, Executive Vice President, Chief Commercial Officer
4.	Michael F. Killea, Executive Vice President—International Logistics, Chief Legal Officer and General Counsel
5.	James E. Ward, Executive Vice President, Chief Information Officer

Our compensation principles and underlying programs are designed to pay for performance as well as attract, motivate and retain key executives who are crucial to our long-term success. Below are some highlights of our compensation practices and results:

General

•	In 2011, we increased income from operations by 233%, doubled the cash provided by operating activities and became debt-free for the first time since our initial public offering in May 2002.

•

We emphasize pay for performance. Short and long-term incentive compensation is targeted to be over 70% of the CEO’s total compensation and about 50% of the other executive officers’ total compensation.

•

For 2009 and 2010, no annual cash incentives were earned. In 2009, due to the severe economic downturn and the challenge of setting objectives due to a number of circumstances beyond management’s control, we did not adopt an annual cash incentive plan. In 2010, while we made significant strides in achieving our strategic and operational initiatives, we did not achieve the threshold level of operating income performance under our 2010 cash incentive plan. As a result, the CEO did not receive an annual cash incentive payment in either of those two years. Furthermore, in 2010, performance units granted in June 2010 that were contingent on 2010 performance were not earned because we did not achieve the threshold level of operating income necessary for those units to be earned.

•

We have a disciplined job grade and pay range structure applicable to all employees that was developed and implemented in 2008 and 2009. In developing the pay structure, we used broad-based survey data and, for our top 20 officers, a customized market analysis comparing their respective total compensation to comparable positions using a carefully selected representative peer group.

•

In 2011, we updated the competitive market analysis for our ten executive officers, which showed that, on average, the total compensation (salary, annual cash incentives and long-term equity incentives) for these executive officers approximates the median market practice.

•

Shareholders expressed substantial support for the compensation of our NEOs in 2011, with approximately 98% of the votes cast for approval of the “say on pay” advisory vote to approve named executive officer compensation.

Annual Incentives

•

The performance-based annual cash bonus plan adopted for 2011, or the “2011 Cash Incentive Plan,” required achievement of a consolidated operating income objective under the Board-approved 2011 budget that was particularly challenging considering the significant changes underway at the Company as a result of the November 2009 arrangements with Union Pacific and the expiration of the legacy Union Pacific agreement in October 2011.

•

The payout level established under the 2011 Cash Incentive Plan for performance that met the operating income objective under the Board-approved 2011 budget was set at only 50% of the participants’ normal target bonus percentage, meaning that even if the Company achieved 100% of its budgeted operating income, Company employees, including the NEOs, would only receive 50% of their targeted cash incentive pay amount.

•	We exceeded our 2011 operating income objective, achieving 128% of targeted operating income performance.

Long-Term Equity Incentives

•

75% of the value of the 2011 equity awards granted to our NEOs and other senior employees depend on the Company’s achievement of operating income and operating margin objectives for calendar years 2011, 2012 and 2013, with the 2011 objective being consistent with the operating income and margin objectives established under the Board-approved 2011 budget and a challenging year-over-year growth rate for 2012 and 2013. The remaining 25% of the value of the 2011 equity awards were time-based vesting restricted stock units to provide retention incentives to these key executives.

•

The Compensation Committee, in consultation with its compensation consultant and with management, selected operating income as the performance measure because it best reflects management’s performance and is a key driver for stock price appreciation. The addition of an operating margin target in 2011 was intended to motivate the management team to focus on increasing our operating margins to match those achieved by peer companies.

•	In 2010, performance units granted in June 2010 that were contingent on 2010 performance were not earned because we did not achieve the threshold level of operating income performance.

•

Unlike 2010, when none of the performance units for the 2010 performance period were earned, we exceeded our operating income objective by more than 125% for the 2011 performance period with respect to performance units granted in 2010, and we exceeded our operating income and operating margin objectives for the 2011 performance period by more than 125% with respect to the performance units granted in 2011. As a result of this financial performance, grantees earned that number of performance units set forth in the chart on page 42 with respect to the 2011 performance period, but these performance units will not vest unless the grantee continues to work for Pacer through March 5, 2013 with respect to the 2010 grants and March 5, 2014, with respect to the 2011 grants.

•

In 2012, the Compensation Committee further emphasized pay for performance by eliminating the time-based vesting restricted stock units (weighted at 25% of aggregate award value in prior years) and adding stock options (weighted as to aggregate award value equally with the performance units), which have no value unless our stock price increases, thus further aligning executives’ interests with those of our shareholders. Therefore, in 2012, 100% of the long-term incentives granted to our executives will be incentive compensation dependent on increases in our stock price or achievement of financial objectives.

•	All equity awards under the 2006 Long-Term Incentive Plan (including the 2010, 2011 and 2012 grants) are subject to clawback for financial statement restatements due to errors, omissions or fraud.

•	Performance units only vest early upon the “double-trigger” of a change in control and a termination of employment.

Severance and Other

•	“Double-triggers” are also required for the NEOs to receive enhanced benefits under our supplemental severance program and accelerated vesting of restricted stock unit awards.

•	Our employment agreements with the NEOs require the officer to refrain from soliciting our customers, employees and subcontractors and from competing with us after employment.

•	We are not obligated to reimburse excise taxes paid by NEOs on severance pay.

•	None of our employees, including the NEOs, participates in a defined benefit pension plan.

Share Retention Guidelines

•

In February 2011, we adopted share retention guidelines for executive officers that require executives, including the NEOs, to retain 50% of the shares (net after payment of the exercise price (if any), taxes and other withholdings) received from the Company upon satisfaction of applicable vesting conditions until, in the case of the CEO, he owns shares valued at three times his base salary and, in the case of other officers, they own shares valued at one times their respective base salaries.

•

In August 2011, our CEO purchased 100,000 shares of our common stock in the open market. As of March 5, 2012, counting earned but unvested performance units and time-vested restricted stock, as permitted under our share retention guidelines, our CEO has satisfied our guidelines by owning shares worth three times his base salary.

These foregoing highlights are explained in greater detail in the following pages of this CD&A.

Executive Compensation Philosophy.    Our Compensation Committee has developed an executive compensation philosophy to guide the administration and maintenance of executive pay programs. The philosophy covers the Company’s 15 to 20 most senior executives. The primary objectives of the executive compensation philosophy are to:

•	Provide total compensation opportunities that approximate current market levels for companies of similar size and industry, with actual realized compensation strongly aligned with actual performance;

•	Strengthen the Company’s ability to attract, motivate and retain key executives to profitably grow our business portfolio; and

•	Promote the alignment of shareholder and management interests through:

•	Pay-for-performance variable pay programs, and

•	The accumulation of ownership interests by senior executives.

The Compensation Committee currently intends over time to increase its emphasis on “pay for performance” compensation by targeting its short- and long-term incentive programs (those dependent on the Company’s achievement of financial or other objectives) at a higher percentile of the competitive marketplace while targeting base salaries at a lower percentile of the competitive marketplace. Our transition to these targets is subject to continued improvement in our financial results, the availability of a sufficient number of shares under our equity plans, affordability of the targeted pay levels, and regular comparisons to our market positioning and industry best practices.

The components of our compensation program include base salary, short-term incentives through our annual cash incentive plan, long-term incentives through restricted stock units (in 2010 and 2011), performance units (in 2010, 2011 and 2012) and stock options (in 2012), and employee benefit programs consistent with those provided to other Company personnel. Our perquisites are limited to car allowances and for a very few officers who entertain customers, reimbursement of club memberships and dues. We do not have a defined benefit pension plan or a nonqualified deferred compensation plan.

Emphasis on Performance Based Compensation.    The Compensation Committee emphasizes the concept of “pay for performance,” where a significant portion of the total compensation depends upon the Company’s achievement of financial or other objectives. The Committee has instituted programs to increase the percentage of the executive officer’s compensation dependent on performance. The charts below show for the years indicated the percentage of CEO compensation based on the amounts shown in the Summary Compensation Table in 2009, 2010 and 2011 that was performance-based (annual cash incentives or performance units) and nonperformance based (salary, time-vested restricted stock and restricted stock units, and other compensation at grant date fair value), showing that the percentage of performance-based compensation has grown from 0% in 2009 to 58% in 2011. Performance-based compensation means that if the executive did not fulfill certain conditions or the Company did not meet or exceed the pre-established threshold financial performance levels, the executive would not receive a payout under the applicable short-term or long-term incentive plan.

No performance-based compensation was paid to the CEO in 2009 because no annual incentive plan was adopted and no equity awards were granted in that year. In 2010, the Compensation Committee adopted a long-term incentive award program discussed in more detail below that were weighted 75% in performance-based awards and 25% in time-vested awards. The 36% of compensation that was performance-based in 2010 (comprising performance units granted in 2010 at their grant date fair value of $562,501) reflects that (i) no cash annual incentive was paid to the CEO as the Company’s 2010 operating income was below the Board-approved threshold necessary for payment of cash incentives, and (ii) the CEO was awarded 50,000 shares of time-vested restricted stock, which is not considered performance-based compensation and was the second installment granted to him to bring Mr. Avramovich to the targeted 100,000 restricted stock award for CEOs upon his promotion to that position. Performance-based compensation was targeted to be 50% of the CEO’s total direct compensation in 2010. In 2011, 58% of the CEO’s total compensation was performance-based and reflects payment of the annual cash incentive at 85% of the target amount and the award of performance units valued at 75% of the targeted long-term incentive total award. Performance-based compensation was targeted to be 61% of the CEO’s total direct compensation in 2011.

The charts above are based on amounts in the Summary Compensation Table on page 47, including the grant date fair value of equity awards, which value would only be earned and realized if the applicable vesting criteria discussed in more detail below were met. For more information on actual amounts realized by the CEO in 2009, 2010 and 2011, please see the section below entitled “CEO Total Compensation Realized over the Past Three Years.”

Mix of Compensation Components.    The Compensation Committee has considered the appropriate mix between base salary, annual cash incentives and long-term equity-based awards and has not established any rigid policies requiring annual cash incentive compensation and long-term equity awards to be a fixed percentage of base salary or total compensation. However, the Compensation Committee is guided by the principle that a substantial portion of the total compensation should be performance-based and consist of performance-based incentives that link to Pacer’s financial results and stock price appreciation. In 2011, for the NEOs, base salary was targeted to range between 29% to 53% of total direct compensation, with the remaining 47% to 71% being short-term cash incentives and long-term equity awards, which in 2011 and 2010 were weighted 75% as performance based and 25% as time based. The chart below illustrates the amount of total direct compensation by component for the CEO at target incentive levels. Actual percentages may vary in a given year depending on the payouts under the incentive compensation programs.

CEO Total Compensation Realized over the Past Three Years.    Daniel W. Avramovich joined Pacer in June 2008, was promoted to Chief Operating Officer on May 5, 2009, and was promoted to CEO on December 16, 2009. Consequently, he has served as CEO only for the last two full fiscal years. The closing price of our common stock was $3.15 on December 16, 2009, the date of Mr. Avramovich’s promotion to CEO, and has increased by 70% to $5.35 on December 31, 2011. The total amounts shown in the Summary Compensation Table on page 47 include the grant date fair value of performance units, none of which will vest before March 5, 2013. The table below shows actual direct compensation realized by the CEO and our operating income and earnings per share in 2009, 2010 and 2011.

Year	Base Salary Earned	Value of Restricted Stock and RSUs Vested on Vesting Date (1)	Annual Cash Incentive (2)	Total (3)	Income (Loss) from Operations (in millions) (4)	Earnings Per Share (4)
2009	$344,635	$38,500	$0	$383,135	($215.9)	($5.03)
2010	$475,000	$195,750	$0	$670,750	$8.1	$0.03
2011	$545,000	$175,288	$467,500	$1,187,788	$27.0	$0.40

(1)	Value of restricted stock and restricted stock units on the date that such shares vested.
(2)	Cash incentives paid under applicable cash incentive plan with respect to the applicable fiscal year.
(3)	Excludes value of performance stock units earned in 2011 but not yet vested with respect to awards granted in 2010 and 2011. A total of 127,225 shares of common stock were earned with respect to 2011 performance (with a fair market value of value of $680,654 based on the closing price of our common stock on December 31, 2011) but will only vest as 54,112 shares on March 5, 2013 and 73,113 shares on March 5, 2014 if Mr. Avramovich is employed by Pacer on such date. For additional information as to these awards, see the section below entitled “Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan.”
(4)	2009 amounts reflect pre-tax write-off of goodwill of $200.4 million ($161.0 million after-tax or $4.63 per share).

The Company has made significant financial, operational and strategic improvements under Mr. Avramovich’s leadership. Between May 2009 when Mr. Avramovich became Chief Operating Officer through the end of 2011, the Company’s major achievements include the following:

•	Repaid all of our bank debt;
•	Secured new multi-year rail contract for our intermodal segment and successfully transitioned through the expiration of our long-term legacy agreement in October 2011;
•	Sold certain assets of, and closed, our truck services unit, which did not strategically fit within our services portfolio;
•	Developed a new senior leadership team;
•	Rationalized our cost structure, right-sized our equipment fleet and significantly reduced our selling, general and administrative expenses;
•	Negotiated a new $125 million credit facility that reduced our interest costs and provided additional financing and operational flexibility during 2011 (and will continue to do so beyond); and
•	Significantly increased operating income and improved our working capital position.

Based on these accomplishments and consistent with our disciplined executive compensation practices that emphasize pay for performance, which are discussed in detail in this CD&A, the Compensation Committee believes that the compensation realized by the CEO over the past three years is consistent with its “pay for performance” philosophy.

Base Salary.    The Company pays base salaries at levels believed to be necessary to attract and retain the NEOs and other key personnel. We have implemented a salary and position grading policy for all levels of employees of the Company. The policy established grades for each position in the Company with an associated salary range, standard long-term equity grant recommendation, standard short-term incentive level (i.e., targeted base salary percentage for awards under the annual cash incentive plan) and perquisites (such as car allowance).

In the past, we have set base salaries at the rate necessary to hire talented personnel consistent with our position grading system and provided limited salary increases about every other year. We have historically evaluated salaries against peer and industry data at the midpoint of the competitive range and verified that salaries for executives were within +/- 15% of the midpoint. As discussed above, the Compensation Committee intends over time in future years with respect to all executive officers’ compensation to target base salaries at a lower percentile and incentive pay programs at a higher percentile of the competitive range.

In February 2011, the Compensation Committee increased the base salary of the CEO from $500,000 to $550,000. In deciding to increase the CEO’s salary, the Compensation Committee considered, with no particular weighting, the fact that the CEO received no cash incentive bonus in 2009 or 2010, the $550,000 base salary would be still be below the 50th percentile based on our competitive market assessment of our peer group, and the Company had made significant progress in achieving its strategic initiatives since Mr. Avramovich’s appointment as CEO in December 2009.

In September 2011, the executive officers, other than the CEO, generally received a 3% salary increase as budgeted in the 2011 financial plan. The executive officers (other than Mr. Avramovich who received a salary adjustment when he was promoted to CEO in 2009) had not received a salary increase in the prior two years. However, the CEO, under authority granted to him by the Compensation Committee, increased the base salary of the Chief Financial Officer, John Hafferty, by 5.67% in view of Mr. Hafferty’s achievements, including the successful and continuing consolidation of accounting functions into the Dublin, Ohio headquarters, successful refinancing of the Company’s long-term bank debt in December 2010, and other accomplishments.

In April 2009, the executive officers of the Company along with other Company personnel making more than $50,000 a year became subject to a 10% salary reduction. The 10% salary reduction was in effect for 15 months from April 2009 until June 2010, at which time salaries were restored to early 2009 levels, but on a prospective basis only.

Annual Cash Incentives.    Each of our executive officers, including the NEOs, was eligible to participate in the 2011 Cash Incentive Plan. Cash incentives payable under the 2011 Cash Incentive Plan were contingent on the degree to which Company’s fiscal year 2011 consolidated operating income and, for certain lines of business, operating income or gross margin fell within specified minimum and maximum objectives established by the Committee as shown in the table below. Achievement of the line of business operating income or gross margin objective was weighted at 70% for most employees of that line of business, with achievement of the consolidated operating income objective weighted at 30% for such employees.

Payout Levels under 2011 Cash Incentive Plan
Payout Level	Percentage of Performance Target Achieved	Applicable Percentage of Bonus Opportunity Funded into Bonus Pool
Payout	Less than 80% (1)	0%
Threshold	80% (1)	25%
Target	100%	50%
Full	140%	100%
Maximum	170%	150%

(1)	For certain business units, the threshold performance level was increased to 90%.

If the Company’s actual operating income fell between the threshold and the maximum target amounts, then a proportionate percentage of the applicable bonus pool would have been funded.

As shown in the table above, under the 2011 Cash Incentive Plan, the bonus pools would have been only funded at 50% if the Company had achieved 100% of its targeted consolidated operating income level or if the applicable line of business had achieved 100% of the targeted operating income or gross margin objective. To earn the full 100% bonus opportunity, the Company would have needed to achieve 140% of its targeted financial objective. In keeping with its philosophy of emphasizing performance-based compensation and in view of the Company’s stronger financial position, the Compensation Committee approved the 2012 annual cash incentive plan to pay employees’ 100% of their target bonus amounts upon meeting 100% of target financial performance.

The Company has established an individual target bonus opportunity for the NEOs and other Company employees, expressed as a percentage of the employee’s annual base salary, that generally corresponds to the employee’s position or compensation level. The following table sets forth the base salary and target bonus opportunity (expressed as a percentage of base salary and as a dollar amount) of the NEOs assuming that all of them were employed as of December 31, 2011 and worked for the full year.

Name	Base Salary	Percentage of Base Salary	Target Bonus Opportunity
Daniel W. Avramovich	$550,000	100%	$550,000
John J. Hafferty	$317,000	50%	$158,500
Michael A. Burns	$309,000	50%	$154,500
Michael F. Killea	$370,800	50%	$185,400
James E. Ward	$290,000	40%	$116,000

The targeted bonus percentages applicable for the Company’s executive officers, including the NEOs, are reviewed and approved annually by our Compensation Committee.

The 2011 Cash Incentive Plan had two independent bonus components for some participants. The first component was the “business unit bonus,” where 70% of the total target bonus opportunity was conditioned on the applicable business unit achieving its operating income or gross margin objective. The second component was the “corporate bonus,” where the other 30% of the total target bonus opportunity was conditioned on the degree to which the Company achieved a consolidated operating income objective (calculated before any accrual for bonus payments). The 70%/30% weighting was changed for certain bonus plan participants, particularly those senior officers, such as Messrs. Killea and Burns as discussed below, with responsibility for more than one business unit.

The corporate unit, which included Messrs. Avramovich, Hafferty and Ward, did not have a separate business unit target; rather, 100% of the corporate unit’s total target bonus opportunity was conditioned on the degree to which the Company achieved its consolidated operating income objective. Accordingly, annual cash incentives payable in 2011 for these employees were entirely dependent on the Company’s achievement of the consolidated operating income target.

For some executive officers, which included Messrs. Burns and Killea, a portion of their 2011 Cash Incentive Plan compensation that was based on the business unit performance was payable if the business unit’s operating income or margin objective was achieved. If the business unit achieved 100% of its operating income or margin objective, then the business unit bonus pool would be funded with an amount equal to 50% of the business unit employees’ applicable target bonus percentages. If the business unit’s operating income or margin threshold level objective (set at either 80% or 90% of the target objective) was not achieved, the business unit bonus pool with respect to that business unit would not be funded, and, accordingly, none of the employees of that business unit would be eligible to receive the business unit portion of their target bonus opportunity. Achievement of business unit operating income or gross margin objective ranging between the threshold level (either 80% or 90% as applicable for that business unit) and 170% of the applicable objective would result in funding of the business unit bonus pool as set forth in the table above.

The 2011 Cash Incentive Plan allowed the final bonus pool to be allocated among eligible employees, other than the executive officers, by the business or functional unit head for employees in his or her business or functional unit. In the case of the CEO, the amount of the bonus was set with reference to the formulas in the plan and was not subject to any discretion other than that which may be exercised by our Compensation Committee. In the case of the other executive officers, the amount of the bonus was set with reference to the formulas in the plan, and was subject to the discretion of the CEO and the Compensation Committee.

Annual Incentives: Outcome of 2011 Cash Incentive Plan.    For 2011, the Company achieved consolidated operating income before bonus accrual of $30.7 million which exceeded the target level established by the Compensation Committee ($24.1 million before bonus accrual) by 128%. As discussed above, since the 2011 Cash Incentive Plan was established to only pay 50% of the participants’ target bonus percentages when the Company achieved 100% of its consolidated operating income objective and since certain employees including executive officers were subject to business unit operating income or gross margin objectives which were not achieved or were partially achieved, the average payout for all employees was 49% of their aggregate standard target bonus percentages and for our ten executive officers was 73% of the executive officers’ aggregate standard target bonus percentages. Employees whose annual bonus was solely dependent on consolidated operating income (including Messrs. Avramovich, Hafferty and Ward) received 85% of their target bonus amount. Those employees whose bonuses depended on gross margins of various intermodal lines of business achieved better than threshold (but less than target) performance levels and thus received a partial bonus on the portion of their bonuses dependent on business unit performance. Mr. Burns whose bonus depended 50% on intermodal gross margin results received less than his targeted bonus percentage for that 50% portion of his bonus since the intermodal operating income was above threshold performance but lower than the target performance. Half of Mr. Killea’s bonus depended on the operating income performance of the international freight forwarding and warehouse & distribution business units, and since these business units did not achieve the threshold performance level in 2011, he did not receive any portion of his target amount associated with business unit performance. The actual amount paid to the NEOs under the 2011 Cash Incentive Plan is set forth in column (f) of the Summary Compensation Table below.

Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan.    The 2006 Long-Term Incentive Plan, or the “2006 Plan,” allows the Company to issue stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, and dividend equivalent rights.

During 2010, the Compensation Committee, in consultation with the independent compensation consultant Towers Watson, developed a long-term incentive program for senior executives and key employees and executive officers, including all of the NEOs. These awards are intended, among other goals, to

•	drive shareholder value by providing key management with a personal stake in the financial success of the Company;
•	promote a cohesive and consistent team of key managers through effective performance and retention incentives; and
•	foster continuous and sustainable efforts towards achieving the Company’s strategic and financial goals.

In February 2011, the Compensation Committee continued the long-term incentive program adopted in 2010 and awarded, as of March 5, 2011, two types of long-term equity incentive awards:

(1)	restricted stock units vesting 33%, 33% and 34% each year over a three-year service period, with the first vesting date being March 5, 2012; and
(2)	performance stock units vesting based on the Company’s achievement of operating income objectives and operating margin growth objectives established by the Committee, with an equal 50% weighting assigned to the operating income and operating margin growth objective, for each of three performance periods (fiscal years 2011, 2012 and 2013) and the continued employment of the grantee through March 5, 2014.

Aggregate Award Value of 2011 Equity Grants.    The Compensation Committee set the aggregate dollar values of the long-term incentive awards granted to each grantee, or the “Aggregate Award Value,” as a specified percentage of the grantee’s base salary based on salary grade, with 75% of the Aggregate Award Value allocated to the performance unit award and 25% of the Aggregate Award Value allocated to the restricted stock unit award. The number of shares of the Company’s common stock subject to awards granted to each grantee was determined by dividing the Aggregate Award Value of the award granted to each grantee by $5.642, which was the average closing price of the Company’s common stock for the twenty trading days before March 5, 2011, the date of grant. The amounts shown in column (e) of the Summary Compensation Table reflect the grant date fair value computed in accordance with FASB ASC Topic 718, and the closing price of our common stock on the March 5, 2011 grant date was $5.46. The table below shows for each of the NEOs the Aggregate Award Value and the grant date value allocated to performance units and restricted stock units. One-third of the grant date value (which represents 25% of the Aggregate Award Value) is eligible to be earned in each of the three performance periods.

Name	Award Value of 2011 Program Awards (subject to vesting) (100%)	Award Value of 2011 Program Awards as a Percentage of Base Salary	Award Value of Restricted Stock Units (subject to vesting) (25%)	Award Value of Performance Units (subject to vesting) (75%)
Daniel W. Avramovich	$825,000	150%	$206,250	$618,750
John J. Hafferty	$225,000	75%	$56,250	$168,750
Michael Burns	$225,000	75%	$56,250	$168,750
Michael F. Killea	$270,000	75%	$67,500	$202,500
James E. Ward	$133,900	50%	$33,475	$100,425
Note: All values determined using the per share price of $5.642, which was the average closing price of the Company’s common stock for the twenty trading days before March 5, 2011, the date of grant.

Considerations in Setting Aggregate Award Value:    The Aggregate Award Value for each position and participant was based on competitive market data and the role the position plays in the Pacer organization, using the market median (50th percentile) as a guidepost for setting the Aggregate Award Value and considering other factors, including, with no particular weighting, overall affordability of the program, share consumption and internal pay equity. Based on the market data from the peer and general industry groups, when assisting the Company to establish the equity program in 2010, Towers Watson suggested an Aggregate Award Value of 225% of base salary for the Company’s CEO, and an Aggregate Award Value of 60% of base salary for the Company’s salary grade for the most senior executive officers, such as the Chief Financial Officer, the Chief Commercial Officer and the Chief Legal Officer. In consultation with the CEO, the Compensation Committee chose instead to narrow the differential between the Aggregate Award Level for the CEO and the most senior executive officers, targeting the CEO’s award at 150% of base salary and the other senior executive officers at 75% for the awards in 2010. In lowering the CEO’s Aggregate Award Value, the Committee also took into account the 100,000 shares of restricted stock previously awarded to the CEO in June 2008 and March 2010. By increasing the Aggregate Award Value for the most senior executives other than the CEO, the Committee sought to recognize the importance of these other senior executives to the Company’s ability to execute its transformational strategy. The Compensation Committee continued to use the same Aggregate Award Value for the 2011 awards with the CEO’s percentage targeted at 150% of base salary and the next level of senior executives targeted at 75% of base salary.

Also in making its decisions about the Aggregate Award Values in total for all participants, the Compensation Committee reviewed financial models showing executive compensation as a percentage of shareholder gains at assumed targeted payout and stock appreciation levels and confirmed with Towers Watson that the executive gains compared to shareholder gains were within the range of observed practices and aligned with market norms.

Weighting between Time-Vested and Performance-Vesting Units.    By assigning 75% of the Aggregate Award Value to performance units tied to operating income and operating margin performance and to continued employment and 25% of the Aggregate Award Value based solely on continued employment, the Compensation Committee emphasized its “pay for performance” focus while also to a lesser extent providing more certain value for executives who continued to work for the Company through each year of three-year vesting period.

Vesting Period for Time-Vested Units.    For the 25% of the awards that vest over time based solely on continued employment, the Compensation Committee chose vesting in equal annual increments over a three year period. It determined that incremental annual vesting would enhance retention and engagement during a key time period for the Company and would begin building the stock ownership of the executive team. See “Stock Ownership Guidelines” below.

Vesting Conditions for Performance Units.    The performance units, which represent 75% of the awards, are subject to two vesting conditions. The first condition is achievement of operating income and operating margin targets for the performance period, of which there are three corresponding to the Company’s 2011, 2012 and 2013 fiscal years. Fifty percent (50%) of each performance period’s targeted number of performance units will be subject to achievement of operating income objectives, and fifty percent (50%) of each performance period’s targeted number of performance units will be subject to achievement of operating margin objectives. The percentage of the performance units earned for a performance period depends on the extent of our achievement of the applicable performance metric as shown in the table below. The number of shares earned will be interpolated for operating income or operating margin between 75% and 100% and 100% and 125% of the targeted operating income or of the targeted increase in operating margin for a performance period. If our operating income in a performance period is less than 75% of the targeted operating income or our operating margin is less than 75% of the targeted increase in operating margin, none of the performance units associated with that performance metric will be earned for that performance period.

	Operating Income				Operating Margin
	Below Threshold	Threshold (75% of target)	Target (100% of target)	Maximum (125% or more of target)	Below Threshold	Threshold (75% of the targeted increase in operating margin)	Target (100% of target)	Maximum (125% or more of the targeted increase in operating margin)
Percentage of performance units dependent on Operating Income performance earned for the performance period	0%	33.33%	100%	200%	—	—	—	—
Percentage of performance units dependent on Operating Margin performance earned for the performance period	—	—	—	—	0%	33.33%	100%	200%
Percentage of the total performance units earned for the performance period	0%	16.67%	50%	100%	0%	16.67%	50%	100%

The second condition for vesting of the performance units is the participant’s continued service to the Company through March 5, 2014, at which time the participant will receive shares of our common stock based upon the number of shares that have been earned with respect to the three performance periods.

The payout table above was consistent with prevalent incentive plan practice and Towers Watson’s suggested payout levels, except that the Compensation Committee reduced the award payout at 75% of target performance from 50% to 33.3% to account for the fact that the executives would also be receiving value from the restricted stock units vesting over time.

Why Operating Income as a Performance Objective.    The Compensation Committee considered a number of potential performance targets other than operating income, including stock price, revenues, market share, and capital efficiency measures, and in consultation with management, concluded that operating income was the most appropriate for these awards at this time because it:

(1)	is the metric over which participants had the most influence and visibility;
(2)	requires management to both increase revenues and control expenses;

(3)	is understandable, measurable, and best reflects management’s performance; and
(4)	is a key driver for stock price improvements in the eyes of investors and analysts.

Setting the Targeted Operating Income Level.    The operating income target to earn the portion of the performance units for 2011 was set at the operating income for that period in the Company’s Board-approved budget. In setting this target level, the Compensation Committee noted that the 2011 budgeted operating income, while feasible to meet, required significant growth from 2010 and would be challenging to achieve in light of the significant changes underway at the Company. For the 2011 and 2012 performance periods, the operating income targets would require compound annual growth over the higher of (1) actual 2011 operating income or (2) the 2011 budgeted operating income. The Compensation Committee concluded that the targeted growth rate in operating income would be a reasonable growth level for companies in the intermodal transportation and logistics industry and would be challenging for the Company in 2012 and 2013 considering the business changes facing the Company, including expiration of the legacy Union Pacific agreement in October 2011.

Why Operating Margin as a Second Performance Objective.    For the 2011 performance unit grants, the Compensation Committee added operating margin as a second performance metric. One of the Company’s strategic initiatives is to achieve operating margins consistent with its key peer companies. Accordingly, to further motivate the Company’s executive team to achieve higher operating margins, the Compensation Committee established an operating margin objective for 2011 consistent with the operating margin implied by the operating income in the Board-approved budget and set increasing operating margin objectives for 2012 and 2013. The Compensation Committee reasoned that an operating income objective and an operating margin percentage were complementary and consistent goals.

Setting the Targeted Operating Margin Objective.    In setting the operating margin objective, the Compensation Committee noted that the 2011 budgeted operating margin, while feasible to meet, required significant growth from 2010 and would be challenging to achieve in light of the continuing sluggish economy and freight market and the other significant changes underway at the Company. For the 2011 and 2012 performance periods, the operating margin objective would require a substantial increase in operating margin, putting the Company on the path to an operating margin more consistent with its key peers.

Performance Units Dependent on 2011 Performance Period Results: Outcome.    Two performance units awards are affected by 2011 performance:

(1)	one third of the performance units awarded to the executive officers in June 2010 would be earned if the Company met its operating income target for 2011, which is the second performance period for the June 2010 awards; and

(2)	one third of the performance units awarded to the executive officers in March 2011 would be earned if the Company met its operating income and operating margin targets for 2011 which is the first performance period for the March 2011 awards.

While the executives did not earn any of the 2010 performance units associated with the first period under the 2010 awards, the Company’s performance in 2011 ($27.1 million in operating income and 1.8% operating margin) was more than 125% higher than the objectives for the 2011 period of $22.4 million in operating income under the 2010 performance unit awards and $20.3 million in operating income and 1.4% operating margin under the 2011 performance unit awards. The table set forth below shows the number of performance units earned for 2011.

Name	Number of 2010 performance units earned for 2011 performance	Number of 2011 performance units earned for 2011 performance
Daniel W. Avramovich	54,112	73,113
John J. Hafferty	16,234	19,940
Michael A. Burns	16,234	19,940
Michael F. Killea	16,234	23,928
James E. Ward	9,668	11,875

None of the shares issuable under the performance units will vest and be distributed unless the executive continues to work for us through March 5, 2013 for the 2010 awards and March 5, 2014 for the 2011 awards.

2012 Long-Term Incentive Awards.    Beginning in October 2011, the Compensation Committee worked with independent compensation consultants, including Towers Watson, to re-evaluate the 2012 long-term incentive program and to put greater emphasis on increasing the Company’s stock price. After considering various alternatives, the Compensation Committee decided to replace the restricted stock units vesting upon continued service with stock options vesting 100% on the third anniversary of the grant date and expiring seven years after the grant date. The Compensation Committee also changed the 75%/25% weighting between performance units and restricted stock to a 50%/50% weighting between performance units and stock options to focus the executive team on achieving stock price appreciation. In replacing the restricted stock units with stock options, the Compensation Committee reasoned that the executive officers had already received the 2010 and 2011 restricted stock awards that provide a significant retention incentive and allow the executives to increase their ownership of the Company. The Compensation Committee determined, in consultation with Towers Watson and management, that stock options provided a simple, well-understood vehicle that would motivate the grantees to work toward an increased stock price since stock options have no value in the absence of stock price appreciation from the date of grant, and that the 100% “cliff” vesting on the third anniversary of the grant date would induce the executives to remain in the Company’s employ.

Stock Ownership Guidelines.    In connection with the adoption of a new director compensation program (see Note 2 to the table under the heading “2011 Director Compensation”) and the long term equity grants to executive officers, the Compensation Committee recommended and the Board adopted share retention and ownership guidelines that require the executive officers and directors to own shares valued at the following multiples of base salary or cash retainer and, until the applicable guideline is met, to retain at least 50% of net shares (shares left after payment of taxes and, in the case of options, the exercise price) earned and vested from equity incentives awarded by the Company:

Directors	3X the current annual cash retainer
CEO	3X current annual base salary
Tier 1 Executive Officers (i.e., executive officers who are recipients of annual long term equity awards)	1X current annual base salary

Employment Agreements.    As discussed below under the heading “Potential Payments upon Termination or a Change in Control,” each of the NEOs has signed an employment agreement agreeing to certain post-termination covenants in exchange for salary continuation for an established severance period. The employment agreements also establish a minimum base salary and a targeted bonus opportunity. We believe that entering into these employment agreements is in the Company’s best interests because the executives’ post-termination covenants provide important protections for the Company’s proprietary information and key relationships and the severance benefits motivate the executives to stay in the Company’s employ and focus on improving the Company’s performance. We are not obligated to reimburse excise taxes paid by NEOs on severance pay.

Supplemental Severance Program.    In 2008, the Compensation Committee approved a supplemental severance program to maintain its team of key personnel during periods of uncertainty created by a potential or actual change in control. The supplemental severance program, which applies to certain employees of the Company, including each of the NEOs that remained employed by Pacer, doubles the period during which severance would be payable, up to a maximum of 24 months, if the employee’s employment is terminated by the Company or its successor without cause or by the employee with “good reason” within 18 months after a change in control of the Company.

A key protection of the supplemental severance program for participants is the addition of the right to terminate their employment with the Company with “good reason” within 18 months after a change in control of the Company and to receive the increased severance payment. Otherwise, the employment agreements of the NEOs do not provide for severance pay if the executive resigns or terminates employment, even if the employment termination were for “good reason.” Under the supplemental severance program, an executive will have “good reason” to terminate his or her employment with the Company (or its successor) if within 18 months after a change in control his or her base salary, target bonus percentage, contractual employee benefits, title, responsibilities or authorities are reduced, the Company (or its successor) materially breaches the participant’s employment agreement or the participant is required to relocate more than 50 miles from his or her current business office location and such event is not cured within any applicable cure period. The complete definition of “good reason” under the supplemental severance program is set forth under the heading “Potential Payments upon Termination or a Change in Control.” The definition of a “change in control” is the same as in the 2006 Plan and is also set forth in the discussion under the heading “Potential Payments upon Termination or a Change in Control.”

Under this supplemental severance program, no payments are due upon the single trigger of a change in control of the Company. Upon the double trigger of a change in control followed by termination of employment without cause or with good reason within the next 18 months, the period during which existing severance benefits are payable would be doubled, but not to exceed a period of 24 months. Our Compensation Committee determined that as a customary double-trigger program, this supplemental severance program would assist in preventing the loss of key executives and managers to other employers and opportunities, and would thereby maintain the specialized expertise, management experience and dedicated efforts of the Company’s key executives and managers, which are significant assets of an asset-light transportation and logistics company like Pacer. It also determined that providing executives and managers with the right to terminate with “good reason” would benefit the Company and its shareholders by helping preserve the senior and key management team during the period of uncertainty following a change in control. Additional information about the supplemental severance program is set forth in the discussion below under the heading “Potential Payments upon Termination or a Change in Control.”

Other Change in Control Benefits.    As discussed below, vesting of the stock options granted under our 2002 Stock Option Plan, or the “2002 Plan,” and the restricted stock and options granted prior to 2012 under the 2006 Plan accelerate upon a change in control of the Company. Vesting of the restricted stock units granted in 2010 and 2011 and vesting of stock options granted in 2012 accelerate on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (A) the expiration of the original service period for such awards, (B) the 18-month anniversary of the change in control, and (C) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability. Once vested after the change of control, the options remain exercisable for the remainder of the option’s seven year term. After a change in control, performance units for performance periods that have not been completed (including performance periods that have not started) will be treated as if 100% of the applicable performance objective(s) has been achieved. Such performance units associated with uncompleted performance periods and performance units that have been earned upon achievement of operating income results for completed performance periods will be paid out in the Company’s common stock upon the same “double trigger” conditions as the restricted stock units. We believe that the terms of the equity compensation plans and the employment agreements enhanced by the supplemental severance program discussed above provide an appropriate balance of single trigger (change in control alone) and double trigger (change in control with termination of employment) conditions.

Peer Group Used and Results of Market Analysis.    In developing the 2010 long-term incentive program that was followed for long-term incentive grants in 2011 and reconfirming the total compensation of the Company’s top 10 officers in November 2011, the Compensation Committee reviewed market analyses prepared by Towers Watson of competitive compensation practices. This market assessment included an analysis of compensation disclosed in proxy statements of the following 18 publicly-traded companies in the trucking, air freight and logistics industries as well as survey data from the transportation industry:

Arkansas Best Corp.	C. H. Robinson Worldwide, Inc.	Celadon Group, Inc.
Con-Way, Inc.	Dynamex, Inc.	Heartland Express, Inc.
Hub Group, Inc	J.B. Hunt	Knight Transportation, Inc.
Landstar System, Inc.	Marten Transport Ltd.	Old Dominion Freight Line
Park Ohio Holdings Corp.	Ryder System	Saia, Inc.
Universal Truckload Services, Inc.	Werner Enterprises, Inc.	YRC Worldwide, Inc.

Even though the Company’s intermodal operations compete with the major railroad companies for executive talent and often hire railroad executives, the six major North American railroads were omitted from the peer group due to their significantly larger size and scope of operations.

Based on the November 2011 market assessment, the Compensation Committee determined that the total compensation of the ten most senior officers was in the competitive range and, accordingly, did not make any adjustments to the total compensation of any of these officers.

Policies Relating to $1 Million and other Deduction Limits.    Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation of the NEOs in excess of $1 million unless certain conditions are met. These conditions include that such compensation is based on the attainment, as certified by a committee of two or more outside directors, of pre-established, objective performance goals established in advance by this Committee and paid under a plan approved by shareholders.

Awards under the Company’s long-term incentive plans, including the 2006 Plan, are intended to comply with the conditions of IRS Code Section 162(m) such that compensation earned under these plans would be deductible. If the shareholders approve the 2012 Omnibus Incentive Plan, which is further explained below under the heading “Proposal 4: Approval of the 2012 Omnibus Incentive Plan,” equity and cash incentives awarded under the 2012 Omnibus Incentive Plan that vest based on identified performance measures are expected to comply with the conditions of Internal Revenue Code Section 162(m) such that compensation earned under these plans would be deductible. The Committee may consider this limitation, among other factors, in making compensation decisions in the future but reserves the right to design and use compensation elements that may not be deductible under IRS Code Section 162(m), if those elements are in the best interests of the Company.

Section 280G of the IRS Code limits the deductibility by the Company for federal income tax purposes of parachute payments after a change in control that exceed three times an employee’s base compensation amount, and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the executive who receives the excess payments. The supplemental severance program provides that if the payment of all or part of the increased severance benefit under the program would render the payments subject to the excise tax under Section 4999, then the enhanced severance benefit would be reduced such that the aggregate amount payable to the program participant that is included in the computation of parachute payments does not exceed 2.99 times the participant’s base amount (as defined in Section 280G).

Impact of Restatement of Financial Statements.    All equity awards under the 2006 Plan are subject to potential clawback or recoupment at the direction of the Compensation Committee with respect to any fiscal year in which the Company’s financial statements are restated as a result of errors, omissions or fraud where such restatement negatively affects the Company’s financial results. If the shareholders approve the 2012 Omnibus Incentive Plan, future equity and cash incentive awards under such plan paid with respect to the three fiscal years before a restatement of our financial statements will be subject to recoupment if the restatement results from errors, omissions, fraud or material noncompliance with federal securities laws.

Further, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to a material noncompliance with any financial reporting requirement under the federal securities laws as a result of misconduct, our CEO and chief financial officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during such 12-month period. The Compensation Committee will be reviewing its clawback policies after the SEC has issued final regulations on clawback requirements as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act.”

Effect of Shareholder Advisory Vote to Approve Named Executive Officer Compensation.    At our 2011 annual meeting of shareholders, we held our first stockholder advisory vote to approve the compensation of our NEOs. Shareholders expressed substantial support for the compensation of our NEOs, with approximately 98% of the votes cast for approval of the “say on pay” advisory vote on named executive officer compensation. The Compensation Committee evaluated the results of the 2011 advisory vote at its April 2011 meeting. The Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by independent compensation consultants, and review of data of a comparator group of peers, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding our NEOs’ compensation, the Committee did not make any changes to our executive compensation program and policies as a result of the 2011 “say on pay” advisory vote. The Compensation Committee will continue to monitor the results of the annual advisory “say-on-pay” proposal and consider shareholder views about our core compensation principles and objectives when determining executive compensation.

Role of the CEO.    Our CEO generally makes initial recommendations to the Compensation Committee regarding base salary, incentive compensation, including individual targeted bonus opportunity percentages, and other forms of cash and equity-based compensation to be paid other members of senior management consistent with the policies of the Company and the Compensation Committee. Generally, the budget prepared at the direction of the CEO and presented to the Board for approval addresses any proposed across-the-board salary increases for the Company’s employees, including the NEOs. We expect that our Compensation Committee will continue to solicit input from our CEO with respect to compensation decisions affecting other members of the senior management team. See the section above entitled “Role of the Executive Officers” for more information on the role the other executive officers play in determining executive compensation.

Equity Grant Practices.    Our Compensation Committee has not exercised its discretion to amend stock option, restricted stock, restricted stock unit or performance awards to change the vesting schedule or performance conditions in any of the past four years.

All options, restricted stock, restricted stock units and performance units granted since our initial public offering in 2002 have been granted with the approval of our Compensation Committee, and the exercise price of any options has been set at the closing price of our common stock on the date that the Compensation Committee approved the option grant. Historically, option grants and restricted stock awards have been approved at our regularly scheduled quarterly meetings of our Board and its Committees, which are usually held just before we announce our quarterly or annual financial results. From time to time, our Compensation Committee has approved option grants outside of the regular meeting schedule by unanimous written consent to correspond to the date that a new non-employee director was appointed to the Board.

Under the long-term incentive program designed in 2010 and discussed above under which the restricted stock units and performance units were awarded in June 2010 and March 2011 and options and performance units were awarded in March 2012, the Compensation Committee has awarded, and intends to continue to award, restricted stock units, performance units and stock options on an annual basis before the performance period starts or during the first 90 days of the performance period. As it did for the open position of Vice President, Human Resources in 2011, in approving the annual grants, the Compensation Committee may approve awards for an open positions expected to be filled, which awards will then be granted at the time an individual joins the Company or is promoted to fill the known open position.

Other than our general practice of granting awards as discussed above, we have not adopted any program, plan or practice that requires us to grant equity-based awards on specified dates, and we have not made grants of awards that were timed to precede or follow the release or withholding of material non-public information. It is possible that we will establish programs and policies regarding the timing of equity-based awards in the future.

2011 SUMMARY COMPENSATION TABLE (1)

The following Summary Compensation Table sets forth information regarding compensation earned in or with respect to the fiscal years ended December 31, 2011, December 31, 2010, and December 31, 2009 by:

1.	the person who served as our CEO during 2011,
2.	the person who served as our chief financial officer during 2011, and
3.	our three other most highly compensated executive officers who were serving as an executive officer at the end of 2011.

Name and Principal Position	Year	Salary ($)(2)		Bonus ($) (3)		Stock Awards ($) (4)		Non-Equity Incentive Plan Compen- sation ($) (5)	All Other Compen- sation ($) (6)		Total ($) (7)
(a)	(b)		(c)		(d)		(e)	(f)		(g)		(h)
Daniel W. Avramovich Chief Executive Officer & Chairman of the Board	2011 2010 2009	$ $ $	545,000 475,000 344,635		— — —	$ $	798,389 1,076,499 —	$467,500 — —	$ $ $	32,030 29,061 37,781	$ $ $	1,842,919 1,580,560 382,416
John J. Hafferty Executive Vice President, Chief Financial Officer (8)	2011 2010	$ $	305,885 222,692	$	— 45,000	$ $	217,745 225,003	$134,725 —	$ $	11,319 15,369	$ $	669,674 508,064
Michael A. Burns Executive Vice President, Chief Commercial Officer (9)	2011 2010	$ $	303,115 222,692	$	— 22,500	$ $	217,745 225,003	$91,410 —	$ $	28,109 13,015	$ $	640,379 483,210
Michael F. Killea Executive Vice President, International Logistics, Chief Legal Officer and General Counsel	2011 2010 2009	$ $ $	363,738 342,000 347,538	$	— 54,000 —	$ $	261,294 225,003 —	$78,795 — —	$ $ $	19,210 11,880 17,131	$ $ $	723,037 632,883 364,669
James E. Ward Executive Vice President, Chief Information Officer (10)	2011 2009	$ $	275,485 258,530		— —		$129,680 —	$98,600 —	$ $	18,955 10,680	$ $	522,720 269,210

(1)	The columns relating to option awards, change in pension value, and nonqualified deferred compensation earnings have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to, any of the NEOs with respect to 2009, 2010, or 2011.

(2)	The amounts in this column represent salary earned by the NEO during the applicable fiscal year.

(3)	The amounts in this column for 2010 represent discretionary recognition payments paid in February 2011. The Company did not meet the operating income threshold for any of the NEOs to receive cash incentives under the 2010 Cash Incentive Plan. The Compensation Committee approved recognition program payments to the four NEOs set forth in the table, in a modest amount, ranging between 7.5% and 15% of base salary based on the employee’s individual contributions to strategic initiatives met in 2010.

(4)	The amounts in this column set forth the grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock, restricted stock units and performance units awarded by the Company. The executive’s actual receipt of the full amount of such grant date fair value for 2011 depends on the executive’s continued service through March 5, 2014, the Company’s stock price at the time of vesting of the awards, and, with respect to the performance units, the Company’s achievement of operating income and margin objectives in 2012 and 2013.

(5)

There was no executive officer cash incentive plan in place in 2009 and, accordingly, no annual cash incentive payments were paid or earned with respect to 2009. In 2010, the Company did not achieve the operating income required for funding of the annual cash incentive plan, and, accordingly, no annual cash incentive payments were paid or earned under the 2010 cash incentive plan. In 2011, since the Company exceeded the target consolidated operating income objective, incentive payments were earned and paid under the 2011 Cash Incentive Plan. For more information about our annual cash incentive plan, see the discussion in the CD&A.

(6)	The amounts in this column represent all other compensation not properly reportable in columns (c)—(f). The amounts for all years for all of the NEOs include premiums paid for life and disability insurance and a car allowance. The amounts for 2011 and 2009 include 401(k) matching contributions. Matching contributions were suspended from April 2009 until January 2011. Amounts for 2009 include dividends on unvested shares of restricted stock. For Messrs. Avramovich and Burns, the amounts include club dues and fees. No perquisite or other personal benefits reported for the NEOs exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that NEO.

(7)	The amounts in this column represent the dollar value of total compensation for the year, equal to the sum of columns (c) through (g).

(8)	Mr. Hafferty joined the Company in March 2010, and, accordingly, only compensation for 2010 and 2011 is shown in the Summary Compensation Table.

(9)	Mr. Burns joined the Company in March 2010, and, accordingly, only compensation for 2010 and 2011 is shown in the Summary Compensation Table.

(10)	Mr. Ward was not a NEO in 2010; accordingly, only compensation for 2009 and 2011 is shown in the Summary Compensation Table.

2011 GRANTS OF PLAN–BASED AWARDS

The following table sets forth information regarding awards granted to our NEOs with respect to our fiscal year ended December 31, 2011 under our 2011 Cash Incentive Plan and under the 2006 Plan. In 2011, awards under the 2006 Plan were composed of the March 2011 awards of restricted stock units and performance units. These represent all grants of awards to our NEOs under any plan during or with respect to 2011.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel W. Avramovich	3/5/2011	$137,500	$275,000	$825,000	36,556	109,669	219,338	36,556	$798,389
John J. Hafferty	3/5/2011	$39,625	$79,250	$237,750	9,970	29,910	59,820	9,970	$217,745
Michael C. Burns	3/5/2011	$38,625	$77,250	$231,750	9,970	29,910	59,820	9,970	$217,745
Michael F. Killea	3/5/2011	$46,350	$92,700	$278,100	11,964	35,892	71,784	11,964	$261,294
James E. Ward	3/5/2011	$29,000	$58,000	$174,000	5,938	17,813	35,626	5,938	$129,680

The columns relating to “All Other Option Awards: Number of Securities Underlying Options” and the corresponding exercise price thereof have been omitted because no option awards required to be reported in those columns were made to any of the NEOs with respect to 2011.

(1)	For more information about our 2011 Cash Incentive Plan and the outcome of the plan for 2011, see the discussion above under the heading “Compensation Discussion and Analysis—Annual Cash Incentives.” Each of the NEOs participated in 2011 Cash Incentive Plan. As discussed under the heading “Compensation Discussion and Analysis—Annual Cash Incentives,” a NEO could achieve 50% of his target bonus opportunity if the Company’s actual 2011 operating income was 100% of the targeted operating income objective and 100% of his target bonus opportunity only if the Company’s actual 2011 operating income was 140% of the targeted operating income. The threshold, target and maximum payout levels under the 2011 Cash Incentive Plan expressed as a percentage of the executive’s base salary earned during the year are set forth in the following table:

	Percentage of Base Salary Payable At
Name	Threshold	Target	Maximum
Daniel W. Avramovich	25.0%	50.0%	150.0%
John J. Hafferty	12.5%	25.0%	75.0%
Michael C. Burns	12.5%	25.0%	75.0%
Michael F. Killea	12.5%	25.0%	75.0%
James E. Ward	10.0%	20.0%	60.0%

(2)

Each of the NEOs was awarded performance units in March 2011. One-third of the number of performance units can be earned in each of the three performance periods depending upon the Company’s operating income and operating margin performance. The amounts in the table above show the total number of units for the 2011, 2012 and 2013 performance periods that could be earned at threshold (33.33% of the total number of performance units that could be earned for the applicable performance period), target (100% of the total number of performance units that could be earned for the applicable performance period) and maximum performance (200% of the total number of performance units that could be earned for the applicable performance period). For more information about the number of units that may be earned for each of the performance periods, see the chart in the narrative discussion below. For more information about the performance units awarded to executive officers in 2011 and the outcomes of the performance units that could be earned for the 2011 performance period, see the discussion in the CD&A under the heading “Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan.”

(3)	Each of the NEOs was awarded restricted stock units in March 2011. The restricted stock units vest in installments of 33%, 33% and 34% on March 5 of 2012, 2013 and 2014, respectively. For each of the NEOs, the restricted stock unit award represented 25% of the Aggregate Award Value for such officer. See the narrative discussion below for more information.

(4)	The amounts in this column represent the grant date fair value of the restricted stock units and performance units granted to the NEOs in 2011 computed in accordance with FASB ASC Topic 718.

The following discussion describes the material terms that apply to the performance units, and restricted stock units included in the table above.

Restricted Stock Units—Vesting and Effect of Disability, Death and Change in Control.    The restricted stock unit grants awarded in March 2011 vest in installments of 33%, 33% and 34% of the units awarded on March 5, 2012, 2013 and 2014, respectively, subject as to a given installment to the employee’s continued employment with the Company on the applicable vesting date. Vesting of the restricted stock units will accelerate on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability. For the definition of “change in control” and “good reason,” see the additional information under the heading “Potential Payments upon Termination or Change in Control.” In the absence of a change in control, upon the death, disability or termination of a participant’s employment by the Company without cause, restricted stock units that are scheduled to become vested on the next March 5 vesting date will vest on a pro-rata basis to reflect the period of employment of the grantee before his or her death, disability or termination without cause. All unvested restricted stock units will be forfeited upon voluntary termination of employment by the participant or upon termination of employment with cause by the Company.

Performance Units—Vesting.    The performance units are subject to two vesting conditions, a performance condition and a continued service condition. The performance condition for the March 2011 performance units has two performance metrics, operating income and operating margin, with each weighted equally. The March 2011 awards establish an operating income and an operating margin target for each of the three performance periods, with the first performance period extending from January 1, 2011 to December 31, 2011, the second performance period extending from January 1, 2012 to December 31, 2012, and the third performance period extending from January 1, 2013 to December 31, 2013. One-third of the number of performance units can be earned with respect to each performance period. Half of the performance units that can be earned for each performance period depend upon achievement of the applicable operating income objective for the performance period, and the other half of the performance units that can be earned depend upon achievement of the applicable operating margin objective for the performance period. For more information about the performance units awarded to executive officers in 2011 and the outcome with respect to those units that could have been earned for the 2011 performance periods, see the discussion above in the CD&A under the heading “Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan.” The following chart shows the number of March 2011 performance units that would be awarded to each of the NEOs, assuming that such officer continued to serve through March 5, 2014 and that the threshold (75%), target (100%) or maximum (125%) operating income and/or operating margin levels were achieved.

	Number of Shares Issuable Under Performance Share Awards
	Threshold		Target		Maximum
Name	Aggregate for 1/1/11 to 12/31/13 performance period	Per Performance Period	Aggregate for 1/1/11 to 12/31/13 performance Period	Per Performance Period	Aggregate for 1/1/11 to 12/31/13 performance period	Per Performance Period
Daniel W. Avramovich*	36,556	12,185	109,669	36,556	219,338	73,113
John J. Hafferty	9,970	3,323	29,910	9,970	59,820	19,940
Michael C. Burns	9,970	3,323	29,910	9,970	59,820	19,940
Michael F. Killea	11,964	3,988	35,892	11,964	71,784	23,928
James E. Ward	5,938	1,979	17,813	5,938	35,626	11,875

*	Mr. Avramovich has been granted two separate performance unit awards in order to comply with certain provisions of the 2006 Plan. The information in the table represents the aggregate number of shares that Mr. Avramovich could receive under both grants at each performance level.

Operating income is defined as the Company’s income (loss) from operations as reported in its audited financial statements for the applicable performance period adjusted to eliminate certain specified extraordinary, unusual and/or non-recurring items as set forth in the award agreement. However, in determining operating income for any performance period for purposes of calculating the number of shares earned for that period, the Compensation Committee may, in its reasonable discretion, reduce such operating income calculated as defined in the award agreement by up to 15% of the original amount of such operating income calculated as defined in the award agreement. No such negative discretion was applied by the Compensation Committee with respect to the 2011 performance periods.

Operating margin is defined as the ratio calculated by dividing (i) operating income (determined as stated above) for the applicable performance period by (ii) the Company’s revenues as reported in its audited consolidated financial statements for the applicable performance period.

The second condition for vesting of those performance units is the participant’s continued service to the Company through March 5, 2014, at which time the participant will receive shares of the Company’s common stock based upon the number of shares that have been earned with respect to the three performance periods.

Performance Units–Effect of Disability, Death and Change in Control.    After a change in control, performance units for performance periods that have not been completed (including performance periods that have not started) will be treated as if 100% of the applicable performance objective(s) has been achieved. Such performance units associated with uncompleted performance periods and performance units that have been earned upon achievement of operating income results for completed performance periods will be paid out in the Company’s common stock upon the “double trigger” of (1) the change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability. For the definitions of “change in control” and “good reason,” see the additional information under the heading “Potential Payments upon Termination or Change in Control.”

In the absence of a change in control, upon the death, disability or termination of a participant’s employment by the Company without cause, performance units that have been earned upon achievement of operating income or operating margin results for completed performance periods and for performance periods that have been started but not completed (with the number of shares reduced pro-rata to reflect the period of employment of the grantee during such uncompleted performance period) will be paid out in the Company’s common stock, while performance units with respect to performance periods that have not been started will be forfeited. All performance units will be forfeited upon voluntary termination of employment by the participant or termination of employment with cause by the Company occurring before March 5, 2014.

Restricted Stock Units and Performance Units—Shareholder Rights.    Those performance units and restricted stock units that have vested include the right to receive delivery of additional shares of common stock of the Company, if any, equal to (1) the amount of aggregate dividends (without interest), if any, that the participant would have received if, for the period beginning on the date of grant and ending on the applicable date of vesting, the grantee had owned all of the shares delivered to the grantee upon vesting, divided by (2) the fair market value of a share on the date of vesting. Prior to the vesting date, the grantee has no voting or other rights as a shareholder in connection with the restricted stock units or the performance units.

All Awards Subject to Limits on Transfers.    Until the performance units and restricted stock units have vested, the units may not be sold, pledged or transferred.

All Awards Subject to Clawback Provisions.    The restricted stock units and performance units are subject to a clawback provision under the 2006 Plan. If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the plan administrator (currently the Compensation Committee) may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such award or payment made to any, all or any class of grantees with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any grantee will be the amount by which the affected award or payment exceeded the amount that would have been payable to such grantee had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the plan administrator may determine. Different amounts may be recovered from different grantees or different classes of grantees on such basis as the plan administrator deems appropriate, but in any case such recovery may not be less the amount required to be repaid or recovered as a matter of law.

For additional information about the grant of restricted stock unit and performance unit awards and the number of shares or units awarded, see the discussion under the heading “Compensation Discussion and Analysis—Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

The following table provides information as of December 31, 2011 regarding unexercised options and restricted stock, restricted stock unit and performance unit awards held by each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exer- cisable		Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expira- tion Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That have not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Dan Avramovich	—		—	—	—	6/30/08	12,500	(3)	$66,875	—		—
						3/10/10	25,000	(4)	$133,750	—		—
						6/7/10	18,038	(5)	$96,503	81,169	(7)	$434,254
						3/5/11	36,556	(6)	$195,575	146,225	(8)	$782,304
John Hafferty	—		—	—	—	6/7/10	5,412	(5)	$28,954	24,351	(7)	$130,278
						3/5/11	9,970	(6)	$53,340	39,880	(8)	$213,358
Michael Burns	—		—	—	—	6/7/10	5,412	(5)	$28,954	24,351	(7)	$130,278
						3/5/11	9,970	(6)	$53,340	39,880	(8)	$213,358
Michael Killea	10,000	(9)	—	$19.65	7/30/13	—	—		—	—		—
						6/7/10	5,412	(5)	$28,954	24,351	(7)	$130,278
						3/5/11	11,964	(6)	$64,007	47,856	(8)	$256,030
James E. Ward	—		—	—	—	6/7/10	3,223	(5)	$17,243	14,502	(7)	$77,586
						3/5/11	5,938	(6)	$31,768	23,750	(8)	$127,063

(1)	The Option Awards column relating to “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” has been omitted because the NEOs do not have any unearned unexercised options under an equity incentive plan.

(2)	The amount shown in this column represents the number of shares, multiplied by $5.35, the closing price of the Company’s common stock on December 30, 2011, the last trading day of the Company’s 2011 fiscal year.

(3)	Restricted shares granted to Mr. Avramovich, vesting on June 1, 2012 subject to his continued service to the Company on that date.

(4)	Restricted shares granted to Mr. Avramovich, half of which vest on June 1, 2012 and half on June 1, 2013 subject to his continued service to the Company on each such date.

(5)	Unvested restricted stock units granted to each of the NEOs in June 2010 which vest as to 50% on each of March 5, 2012 and 2013, respectively (representing 33% and 34%, respectively, of the total number of restricted stock units originally awarded), subject as to a given increment to the employee’s continued employment with the Company on the applicable vesting date.

(6)	The restricted stock unit awards granted to each of the NEOs in March 2011 vest in installments of 33%, 33% and 34% of the total restricted stock units awarded on each of March 5, 2012, 2013 and 2014, respectively, subject as to a given increment to the employee’s continued employment with the Company on the applicable vesting date.

(7)	One third of the performance units awarded to the executive officers in June 2010 could be earned in each performance period depending on the Company operating income for the applicable performance period (April 1, 2010 to December 31, 2010, January 1, 2011 to December 31, 2011, and January 1, 2012 to December 31, 2012). The number of shares that have not vested shown in the table include 0% of the shares that could have been earned for the 2010 performance period because the Company did not meet the threshold level of operating income, that number of shares set forth in the table on page 42 with respect to the 2011 period, and 100% of the shares that could be earned for the 2012 performance period (assuming achievement at 100% of the operating income and operating margin objectives for 2012). For more information about the terms of the performance units, see the discussions above under the headings “Compensation Discussion and Analysis—Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan” and “2011 Grants of Plan–Based Awards.”

(8)	One third of the performance units awarded to the executive officers in March 2011 could be earned in each performance period depending on the Company’s operating income and operating margin for the applicable performance period (calendar year 2011, 2012 or 2013, respectively). The number of shares that have not vested shown in the table include that number of shares set forth in the table on page 42 with respect to the 2011 period, and 100% of the shares that could be earned for the 2012 and 2013 performance periods (assuming achievement of 100% of the operating income and operating margin targets in each of 2012 and 2013). For more information about the terms of the performance units, see the discussions above under the headings “Compensation Discussion and Analysis—Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan” and “2011 Grants of Plan–Based Awards.”

(9)	The options granted to Mr. Killea were granted on July 30, 2003 under our 2002 Plan and vested in five equal annual installments beginning on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises and vesting of restricted stock held by our NEOs during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Daniel W. Avramovich	—	—	34,018	$175,238
John J. Hafferty	—	—	2,705	$14,769
Michael A. Burns	—	—	2,705	$14,769
Michael F. Killea	—	—	2,705	$14,769
James E. Ward	—	—	3,111	$16,356

(1)	The amount in this column represents the number of shares of restricted stock vested in 2011 multiplied by the closing market price of our common stock on the applicable vesting date of the shares. On March 5, 2011, all of the NEOs vested in one-third of the restricted stock units granted in June 2010. On June 1, 2011, restricted stock held by Messrs. Avramovich (25,000 shares) and Ward (1,500 shares) vested. The closing market price was $5.46 on March 4, 2011, the last trading day prior to the March 5, 2011 vesting date, and $5.04 on June 1, 2011.

The Company has adopted share ownership and retention guidelines that require the CEO to own shares valued at three times his annual base salary and other executive officers to own shares valued at one times their respective annual base salaries, and until the applicable guideline is met, to retain at least 50% of net shares (shares left after payment of taxes and, in the case of options, the exercise price) earned and vested from equity incentives awarded by the Company. The share ownership guidelines became effective on February 8, 2011.

PENSION BENEFITS

None of our NEOs are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION

During 2011, none of our NEOs were covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements.    Each of the NEOs is a party to an employment agreement with the Company or one of its subsidiaries. Each of the employment agreements with the NEOs provides for the Company to pay severance for a set period if the Company terminates the executive’s employment at any time without “cause.” Upon termination of employment for any reason, each of these officers is entitled to the unpaid portion of his base salary through the date of termination, reimbursement of business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated, such as vacation benefits, except for those benefits that require that the executive be employed as of the end of the applicable period for the benefits to accrue. If the executive’s employment were terminated by the Company without cause, the executive is also entitled to continued salary for the severance period listed below and a pro-rata bonus if and to the extent such bonuses were earned under the terms of the Company’s cash incentive plan with respect to the year in which the executive’s employment is terminated.

Upon an executive’s death or disability, the executive would also be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000. There is no obligation for the Company to continue to provide perquisites or health care benefits.

The severance periods for the NEOs in their employment agreements currently in effect are 12 months, except that Mr. Killea’s severance period is 24 months.

As defined under the employment agreements, “cause” means willful misconduct with respect to the business and affairs of the Company, willful neglect of the executive’s duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom the executive reports, the material breach of any provision of the employment agreement or any other written agreement between the executive and the Company and, if such breach is capable of being cured, the executive’s failure to cure such breach within 30 days of receipt of written notice thereof, the executive’s commission of a felony or an act of fraud or financial dishonesty with respect to the Company, or the executive’s conviction of a crime involving moral turpitude or fraud.

Under the employment agreements, a change in control of the Company does not, in and of itself, trigger any entitlement to severance or other benefits or protections. All of the NEOs participate in the Company’s supplemental severance program. Under this program, the period during which severance benefit would be payable under the NEO’s employment agreement is doubled (up to a maximum of 24 months) if the executive’s employment is terminated by the Company without cause or by the executive with good reason within 18 months after a change in control.

Under his or her employment agreement in order to be entitled to severance payments, each of the NEOs has agreed to not disclose our confidential business information and trade secrets; to grant and assign inventions to the Company; and not to participate in a business that competes with us and not to solicit our employees, customers, vendors, agents or contractors to alter adversely their relationship with us. Each of the NEO’s entitlements to receive severance payments is contingent upon such executive’s not being in breach of any provision of his or her employment agreement that survives termination and not engaging in any activity or conduct proscribed by the confidentiality, noncompetition and nonsolicitation covenants in the employment agreement.

Equity Compensation.    Outstanding options granted under our 2002 Plan automatically vest upon a change in control. Under the 2006 Plan, any award outstanding on the date of a change in control that is not yet exercisable and vested or earned on such date will become fully exercisable and vested or earned on the date of such change in control unless otherwise determined by the plan administrator on the grant date and set forth in the applicable award agreement. The plan administrator also has additional authority under the 2006 Plan to take other actions in connection with a change in control.

The restricted stock awards granted to date under the 2006 Plan automatically vest upon a change in control. The award agreements for restricted stock unit, performance unit and stock option awards granted to executive officers in 2010, 2011 and 2012 provide that the awards only vest after the “double trigger” of (1) the change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability.

As defined in the 2002 and 2006 Plans, a “change in control” occurs if:

(1)	any person or group (other than the Company, any subsidiary or Company employee benefit plan) becomes the beneficial owner of 50% or more of the Company’s voting securities;
(2)	a merger, consolidation, share exchange or other reorganization of the Company, other transaction requiring shareholder approval, or sale or disposition of all or substantially all of the Company’s assets is consummated unless immediately following the consummation of the transaction:

a.	more than 50% of the total combined voting power of the entity resulting from the transaction (or ultimate parent corporation) is held by voting securities of the Company immediately before the transaction and such voting power is in substantially the same proportion as the voting power of such voting securities of the Company immediately before the business combination, and

b.	a majority of the board or other governing body of the resulting entity were directors of the Company at the time that the transaction was approved;

(3)	the individuals constituting the Board as of August 1, 2006 (the “incumbent board”) cease to constitute a majority of the Board members; provided, however, that any individual who is approved by 2/3rds of the directors then constituting the board will be considered part of the incumbent board unless the individual’s assumption of office occurs as a result of an actual or threatened proxy contest related to the election of directors; or
(4)	the shareholders approve a plan of complete liquidation or dissolution.

Supplemental Severance Program.    In February 2008, our Compensation Committee approved a supplemental severance program for certain employees of the Company, including the NEOs, that doubles the period of severance pay, up to a maximum of 24 months, if the employee’s employment is terminated by the Company without cause or by the employee with “good reason” within 18 months after a change in control of the Company. The employee will have “good reason” to terminate employment and receive the enhanced severance if any of the following events or circumstances occurs within 18 months after a change in control:

(1)	any reduction in the employee’s annual base salary, target bonus percentage or opportunity, employee benefits or fringe benefits required to be provided under the employee’s employment agreement, provided that the employee notifies the Company, in writing, of the reduction and, if the reduction is capable of being cured, the Company fails to cure it within 30 days after the Company’s receipt of the written notice;

(2)	any material reduction in the employee’s position, title, duties, reporting responsibilities or authorities; provided that the employee notifies the Company, in writing, of such material reduction and, if such material reduction is capable of being cured, the Company fails to cure it within 30 days after the Company’s receipt of the written notice;

(3)	any material breach by the Company of its obligations to the employee under any employment or other written agreement between the Company and the employee and, if such breach is capable of being cured, the Company fails to cure the same within 30 days after the Company’s receipt of written notice of such breach; or

(4)	the Company’s requirement that the employee relocate his or her principal office or place of employment with the Company or its subsidiary to a location that is more than fifty (50) miles from the present location of the employee’s principal office.

The definition of a change in control used in the supplemental severance program is the same as the definition used in the 2002 Plan and 2006 Plan.

The following table describes the potential payments and benefits upon termination or a change in control of the Company for the NEOs as further explained in the footnotes below, assuming that the executive’s employment had terminated or a change in control had occurred, both effective as of December 31, 2011, the last day of our 2011 fiscal year.

	Termination of Employment				Change in Control
Name	Termina- tion other than by the Company without Cause (1)	Termina- tion by the Company without Cause (cash severance) (2)	Value of Equity Awards Vested upon Termination of Employment by the Company without cause (3)	Total	Termination by the Company without Cause or by the Employee with Good Reason within 18 months after a Change in Control (cash severance) (4)	Value of Equity Awards Vested upon Termina- tion by the Company without cause or by the Employee with Good Reason within 18 months after a Change in Control (5)	Total
Daniel W. Avramovich	—	$1,017,500	$774,204	$1,791,704	$1,567,500	$1,709,266	$3,276,766
John J. Hafferty	—	$451,725	$220,011	$671,736	$768,725	$425,930	$1,194,655
Michael A. Burns	—	$400,410	$220,011	$620,421	$709,410	$425,930	$1,135,340
Michael F. Killea	—	$820,395	$244,279	$1,064,674	$820,395	$479,269	$1,299,664
James E. Ward	—	$388,600	$131,097	$519,697	$678,600	$253,749	$932,349

(1)	In the case of termination by the Company for cause, termination upon death or disability or voluntary resignation by the executive, the executive is entitled to unpaid base salary, unreimbursed business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated. The amount in this column assumes that as of the end of 2011 all accrued base salary had been paid, all business expenses have been paid and the executive had used all vacation time available so that no vacation pay or other employee benefit plan amounts were due and owing on the date of termination. Upon an executive’s death or disability, the executive would be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000.

(2)	Assuming that the Company had terminated the executive’s employment without cause effective as of December 31, 2011, the executive would have been entitled to continued salary for the severance period contained in his employment agreement and a pro-rata bonus if and to the extent such bonuses were earned under the terms of the Company’s cash incentive plan. The amount in this column assumes that each executive was terminated effective December 31, 2011 and shows 12 months of severance pay at their respective base salary amounts, except in the case of Mr. Killea, who is entitled to 24 months of severance pay upon termination of employment. The amount in this column also includes incentive compensation plan payments equal to the amount set forth in column (f) entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table. Severance compensation is paid in bi-weekly installments over the severance period but the amounts shown in the table have not been adjusted to present value.

(3)

The amount in this column includes the value of that number of shares issued under the restricted stock unit awards that would have vested upon termination the executive’s employment without cause effective as of December 31, 2011 multiplied by $5.35, the closing price of the Company’s common stock on December 30, 2011, the last trading day of 2011. The restricted stock unit award agreements provide that upon termination of a participant’s employment by the Company without cause, restricted stock units that are scheduled to become vested on the next March 5 vesting date will vest on a pro-rata basis to reflect the period of employment of the grantee before his or her death, disability or termination without cause. An employee terminated on December 31, 2011 would have served 301 days; and, accordingly, the executive would be entitled to receive 82% of the shares that would have vested on March 5, 2012. If the NEO’s employment were terminated on December 31, 2011, the NEO would forfeit the restricted stock units eligible for vesting on March 5, 2013 under the June 2010 awards and the restricted stock units eligible for vesting on March 5, 2012 and 2013 under the March 2011 awards.

The calculation of value received upon a termination of employment under this column does not include any value for restricted stock awards to Mr. Avramovich as the unvested portion of any of these restricted stock awards are forfeited upon termination of service to the Company.

The calculation of value received upon a termination of employment under this column also includes the value for performance unit awards earned for the 2011 performance period in respect of equity awards granted in 2010 and 2011. The performance units award agreements provide that performance units that have been earned upon achievement of operating income or operating margin results for completed performance periods and for performance periods that have been started but not completed (with the number of shares reduced pro-rata to reflect the period of employment of the grantee during such uncompleted performance period) will be paid out in the Company’s common stock, while performance units with respect to performance periods that have not started will be forfeited. If the NEO had been terminated on December 31, 2011, the second performance period under the June 2010 awards and the first performance period under the March 2011 awards would have been completed so the amounts in the table reflect that number of units earned for the 2011 and 2010 performance periods of the 2010 and 2011 awards (no performance units were earned in respect of the 2010 performance period for the 2010 awards) multiplied by our stock’s closing price on December 30, 2011, the last trading day of the 2011 year. For more information about the performance units awarded to executive officers in 2011 and the outcome with respect to the 2011 performance periods of equity awards granted in 2010 and 2011, see the discussion above in the CD&A under the heading “Long-Term Compensation: Awards under the 2006 Long-Term Incentive Plan.” The 2012 and 2013 performance periods would not yet have started, and, accordingly, all performance units for those performance periods would have been forfeited.

(4)	The amounts in this column assume that a transaction meeting the definition of a change in control under the supplemental severance program had occurred within the 18 months before December 31, 2011 and that the executive’s employment had been terminated without cause or by the employee with “good reason.” Since the employment agreements with the NEOs provide for 12 months of severance pay at their respective base salary amounts (24 months for Mr. Killea), the amount payable under the supplemental severance program adopted in February 2008 would provide for 24 months of severance pay. Currently under his employment agreement, Mr. Killea is entitled to 24 months of severance pay, but as a participant in the new supplemental severance program, he could terminate with “good reason” if circumstances meeting that definition occur within 18 months after a change in control, in which case he would be entitled to the same 24 months of severance.

(5)	The amounts in this column assume that a transaction meeting the definition of a change in control under the 2006 Plan had occurred within the prior 18 months and that the executive’s employment had been terminated without cause or by the employee with “good reason” as of December 31, 2011.

The amounts in this column include the value of unvested shares of restricted stock granted to Mr. Avramovich that would have vested upon a change in control and are calculated by multiplying the number of unvested shares by $5.35, the closing price of the Company’s common stock on December 30, 2011.

The amounts in this column also include the value of all shares issuable under the restricted stock unit awards granted to the respective NEOs in March 2011 and June 2010 and are calculated by multiplying the number of unvested shares by the $5.35 closing price on December 30, 2011. The restricted stock unit award agreements provide for accelerated vesting of the restricted stock units on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason,” or (iii) due to the grantee’s death or disability.

The amounts in this column also include the value of all shares issuable under the performance unit awards granted to the respective NEOs in March 2011 and June 2010 and are calculated by multiplying the number of unvested shares by the $5.35 closing price on December 30, 2011. The performance unit award agreements provide that after a change in control, performance units for performance periods that have not been completed (including performance periods that have not started) will be treated as if 100% of the applicable performance objective(s) has been achieved. Such performance units associated with uncompleted performance periods and performance units that have been earned upon achievement of operating income results for completed performance periods will vest immediately on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) March 5, 2014 for the March 2011 awards or March 5, 2013 for the June 2010 awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason,” or (iii) due to the grantee’s death or disability. Assuming that a transaction meeting the definition of a change in control under the 2006 Plan had occurred within the 18 months before December 31, 2011 and that the executive’s employment had been terminated without cause or by the employee with “good reason” on December 31, 2011, the first and second performance periods under the June 2010 awards and the first performance period of the March 2011 awards would have been completed. The amounts in the table reflect the value of the units earned for the 2010 (none) and 2011 performance periods (see the table under the CD&A section entitled “Performance Units Dependent on 2011 Performance Period Results: Outcome”). For the uncompleted 2012 and 2013 performance periods, each of the NEOs is entitled to receive the targeted number of shares, and, accordingly, the amounts in this column reflect the value of the targeted number of shares issuable under the performance unit awards granted to the respective NEOs for the 2012 and 2013 performance periods of the 2011 awards and the 2012 performance period of the 2010 awards.

As of December 31, 2011, no NEO was entitled to any defined benefit pension benefits or eligible to participate in a nonqualified deferred compensation plan or receive any tax reimbursements in connection with termination of employment. Accordingly, no amounts are shown in the table above in connection with pension benefits, nonqualified deferred compensation or tax reimbursements.

EMPLOYMENT AND RELATED AGREEMENTS

As discussed above under the headings “Compensation Discussion and Analysis” and “Potential Payments upon Termination or a Change in Control,” each of the NEOs is a party to an employment agreement with the Company. Under these agreements, the executives have agreed to certain post-termination covenants in exchange for salary continuation for the established severance period. The duration of the severance periods and corresponding noncompetition/nonsolicitation periods under the respective employment agreements are 12 months for all NEOs except Mr. Killea who has a 24 month severance period. The post-termination covenants relate to the non-disclosure of our confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and not to participate in a business that competes with us and not to solicit our employees, customers, vendors, agents or contractors to alter adversely their relationship with us.

The employment agreements also establish a minimum base salary and bonus target opportunity equal to a specified percentage of the executive’s base salary as described in the CD&A. Each employment agreement provides that the actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board.

PROPOSAL 4:

APPROVAL OF THE

PACER INTERNATIONAL 2012 OMNIBUS INCENTIVE PLAN

Introduction

Our Board has adopted the Pacer International, Inc. 2012 Omnibus Incentive Plan, or the “2012 Plan,” subject to approval by our shareholders, to attract and retain the best available individuals for positions of substantial responsibility, provide incentive to directors, officers, employees and consultants to use their best efforts toward the Company’s continued success and to operate and manage the Company’s business in a manner that will provide for growth and profitability, and align the interests of directors, officers, employees and consultants with those of shareholders.

The number of shares of common stock reserved for issuance under the 2012 Plan is 2,825,000, subject to adjustment in the event of certain transactions as described in the 2012 Plan. As of March 6, 2012, there were 664,500 options outstanding in aggregate under all prior plans with a weighted average exercise price of $10.45 and a weighted average remaining term of 7.84 years. Also as of that date, there were 1,253,903 full value awards (restricted stock, restricted stock units, and performance stock units) outstanding and unvested and/or unearned in the aggregate under all prior plans. Upon shareholder approval of the 2012 Plan, no further awards will be granted under the 2006 Plan or any other predecessor plans.

Our Board has directed that the 2012 Plan be submitted to our shareholders at this time for their approval for two reasons in particular:

•	to comply with NASDAQ Rules, which require such approval, and
•

to allow performance incentive awards under the 2012 Plan to be eligible to satisfy the requirements set forth in IRS Section 162(m), and the related regulations with respect to qualified “performance-based compensation.”

One of the requirements of “performance-based compensation” under IRS Code Section 162(m) is that the material terms of the performance goals be approved by shareholders. The material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goal may be based, and (3) the maximum amount of compensation that can be paid to an employee under awards intended to satisfy the performance-based compensation exception under Section 162(m) of the Code. Shareholder approval of the 2012 Plan is intended to constitute approval of each of these aspects of the 2012 Plan for purposes of the approval requirements of IRS Code Section 162(m).

Important Features and Considerations

•

No Evergreen Provisions.    The number of authorized shares under the 2012 Plan is fixed at 2,825,000 plus any shares covered by outstanding awards under the 2006 Plan and the 2002 Plan that may become available in the event of any forfeiture, termination, or expiration of any such award. The 2012 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase.

•

Reasonable Share Counting Provisions; No Share Recycling.    In general, when awards granted under the 2012 Plan expire or are canceled without having been fully exercised, the shares reserved for those awards will be returned to the share reserve and be available for future awards under the 2012 Plan. However, shares of common stock that are delivered to the grantee or withheld as payment of the exercise or purchase price or payment of the tax withholding obligation in connection with any equity award are not returned to the share reserve.

•

Use of Fungible Share Ratio for Counting Grant of Full Value Awards.    Under the 2012 Plan, every share underlying full value share awards, which include restricted stock, restricted stock units, performance shares, performance units, dividend equivalent rights and other equity-based awards but exclude stock options and stock appreciation rights, or “SARs,” are subject to a fungible share ratio that reduces the number of shares remaining available for issuance under the 2012 Plan by a factor greater than one. The current fungible share ratio is 1.26 shares for each such full value share awarded.

•

Annual Per Person Limits.    The 2012 Plan establishes an annual per-participant grant limit of 1,000,000 shares of Common Stock underlying awards for options and SARs, and an annual per-participant grant limit of 500,000 shares for full-value share awards such as restricted stock and restricted stock units and performance shares and performance share units. In the first year of hire, a newly eligible grantee can receive options or SARS covering up to an additional 1,000,000 shares and full-value awards covering up to an additional 500,000 shares. The annual per-participant limit on cash incentive payments is $5 million.

•

Conservative Change in Control Provisions.    The 2012 Plan does not include a special change in control price payable to award holders. The change in control provisions are flexible, however, the Company currently intends that the award agreements used under the 2012 Plan will only provide for a so-called “double-trigger” acceleration, which affords special treatment in the event of a change in control only if and when the holder’s employment is terminated after the change in control. This is consistent with the terms of our recent grants under the 2006 Plan.

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No Repricings.    Repricing of options or SARs is prohibited without prior stockholder approval, with customary exceptions for stock dividends or splits, reorganization, recapitalization or similar events.

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Restrictions on Dividend Rights.    No dividend rights or dividend equivalent rights may be awarded on SARs or options. Any dividend rights on performance shares or units may only be received if the performance criteria applicable to the underlying shares are met.

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Performance Cash Awards.    The Plan allows for payment of cash incentives, so that the Committee can make future awards to certain officers that are eligible to be deducted under Code Section 162(m) for “performance based compensation.”

•	No Discount Stock Options or SARs. All options and SARs will have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

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Limitation on Amendments.    No material amendments that will increase the benefits under the 2012 Plan or that will increase the aggregate number of shares that may be issued under the 2012 Plan can be made to the 2012 Plan without shareholder approval.

•	Independent Oversight. The Plan is administered by a committee of independent board members.

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Consistency with 2006 Plan.    Except for adding cash incentive awards as a type of award under the 2012 Plan, revising annual per participant limits, and providing for the fungible share ratio design, the 2012 Plan is substantially the same as our 2006 Plan and is intended to provide continued incentives for management to create long-term growth and profitability for the Company.

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Reasonable Burn Rate.    We manage our use of equity incentive awards carefully and maintained a reasonable “burn rate,” which is defined as the number of shares subject to equity awards issued in a fiscal year as a percentage of Pacer’s weighted average shares outstanding. Pacer’s three-year average burn rate of 1.17% is considerably lower than the 2.83% burn rate used by Institutional Shareholders Services (ISS) to assess companies like ours in the transportation industry.

Summary Description of the 2012 Plan

The following paragraphs summarize the material terms of the 2012 Plan, including provisions regarding eligibility, the types of awards that may be made, the performance criteria that may be applied to awards and the limits on the benefits that may be paid to an individual grantee. The summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is included in this proxy statement as Exhibit B.

Types of Awards.    The 2012 Plan provides for grants or awards of cash incentives, stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units, performance shares, dividend equivalent rights and other equity-based awards, or, collectively, “Awards.”

Eligible Grantees.    Present and future employees and consultants, including non-employee directors, of the Company and its subsidiaries or parent entities are eligible to receive Awards under the 2012 Plan, except that non-employee directors are not eligible to receive cash incentive awards under the 2012 Plan. In addition to any non-employee director, a consultant is a person (which may be an individual consultant, a corporation of which the individual consultant is an employee or a shareholder, or a partnership of which the individual consultant is an employee or a partner) that

(1)	is engaged to provide services to the Company or any of its subsidiaries, other than services provided in relation to a distribution of securities,
(2)	provides the services under a written contract with the Company or any of its subsidiaries, and
(3)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or any of its subsidiaries.

As of December 31, 2011, there were approximately 1,000 employees and six non-employee directors eligible for Awards under the 2012 Plan. However, consistent with our practice in 2011 and 2012 when less than 25 employees received equity awards, we intend to limit the number of employees to which equity incentives are granted. The number of consultants eligible for Awards under the 2012 Plan is not currently determinable.

Stock Subject to 2012 Plan; Adjustments.    The Board has reserved a total of 2,825,000 shares of common stock for issuance under the 2012 Plan. Shares covered by an equity-based Award will be counted as used as of the grant date, except that shares issuable as dividend equivalents will be counted as used as of the record date for such dividend. Furthermore, for share count purposes only, each share subject to an option or SAR will be counted as one share, and each share granted as restricted stock awards, restricted stock units, performance units, performance shares, dividend equivalent right or other equity-based Award will be counted as 1.26 shares against the maximum aggregate number of shares under the 2012 Plan.

The portion of any equity-based Award (other than Substitute Awards) that (1) is settled in cash in lieu of shares or (2) expires, is forfeited, is cancelled or terminates for any reason without issuance or delivery of shares will not reduce the number of shares remaining available for issuance under the 2012 Plan and will become available for future grants under the 2012 Plan in the same amount as such shares were originally counted against the maximum aggregate number of shares available under the 2012 Plan. However, if an option or SAR is canceled in the same fiscal year in which it was granted (other than in connection with certain transactions described in the 2012 Plan), the canceled option will be counted against the individual grant limitation described below.

Shares tendered for payment of the exercise price, purchase price or withholding taxes for the equity award or shares not issued as a result of the net settlement of a SAR or option will not become available for future awards under the 2012 Plan. The grant of a SAR or other equity-based award payable in cash will not reduce the number of shares that may be subject to Awards, but the number of shares not issued upon the exercise of a SAR or upon satisfaction or net settlement of such award will so reduce the available number of shares.

Substitute Awards will not reduce the number of shares available for issuance under the 2012 Plan. “Substitute Awards” are Awards granted in assumption of or in substitution for outstanding awards previously granted by a company acquired by or merged into the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines.

On February 22, 2012, the closing price of the Company’s common stock on the NASDAQ Stock Market’s Global Select Market was $5.43.

Subject to any required action by the Company’s shareholders, the number of shares reserved for issuance under the 2012 Plan, the maximum Award limitations set forth in the 2012 Plan, the number of shares underlying an outstanding Award, as well as the price per share (or exercise, base or purchase price) of the underlying shares, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, or any other similar transaction (but not the issuance or conversion of convertible securities). Subject to any required action by the Company’s shareholders, the 2012 Plan administrator, in its sole discretion, may make similar adjustments to reflect a change in the capitalization of the Company, including a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event.

Limitations on Awards.    The maximum aggregate number of shares that may be subject to grants of incentive stock options under the 2012 Plan is 2,825,000 shares. The maximum number of shares with respect to which Awards may be granted during any fiscal year of the Company to any individual grantee may not exceed the following limitations:

•	with respect to options, 1,000,000 shares, except that during the first year of hire a newly eligible grantee may receive options covering up to an additional 1,000,000 shares;

•	with respect to SARs, 1,000,000 shares, except that during the first year of hire a newly eligible grantee may receive SARs covering up to an additional 1,000,000 shares;

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with respect to full-value share awards, such as restricted stock, restricted stock units, performance units or performance shares, or other equity-based awards, 500,000 shares, except that during the first year of hire a newly eligible grantee may receive such awards covering up to an additional 500,000 shares; and

•	with respect to performance cash incentive awards, the maximum amount that may be paid to a grantee for one or more performance periods ending in a calendar year is $5,000,000.

Administration.    The 2012 Plan may be administered by different bodies with respect to different groups of employees and consultants. Except as otherwise permitted under the 2012 Plan, the 2012 Plan administrator will be the Board or a Committee, which will be the Compensation Committee of the Board unless otherwise determined by the Board. The Board will consider the advisability of whether the members of the Committee should consist solely of at least two members of the Board who are both “outside directors” as defined in §1.162-27(e) of the Income Tax Regulations (or its successor regulation) and “non-employee directors” as defined in Rule 16b-3(b)(3) under the Exchange Act and who satisfy the requirements of the national securities exchange or quotation or market system on which the Company’s shares are then traded. If the Committee appointed by the Board is not comprised solely of members who are both “outside directors” and “non-employee directors” and who satisfy the requirements of the applicable exchange or system, the Committee will have the authority to establish a subcommittee of the Committee composed solely of members who are both “outside directors” and “non-employee directors” and who satisfy such exchange or system requirements, and to delegate to such subcommittee any or all of the powers of the Committee.

The 2012 Plan administrator has the authority, among other matters, to determine the fair market value of the shares in accordance with the 2012 Plan’s terms; to select the consultants and employees to whom Awards will be granted; to determine whether, when, to what extent and in what types and amounts Awards are granted; to determine the forms of award agreements and the terms and conditions, not inconsistent with the terms of the 2012 Plan, of any Award granted under the 2012 Plan, including whether an Award is subject to performance goals that must be achieved as a condition to the vesting or settlement of the Award or any restrictions with respect to transfer, non-competition, confidentiality or other restrictive covenants; to construe and interpret the terms of the 2012 Plan and Awards; to prescribe, amend and rescind rules and regulations relating to the 2012 Plan; to modify each Award or to grant waivers thereof (subject to any Plan restrictions); and to make all other determinations deemed necessary or advisable for administering the 2012 Plan.

In granting any Award or subsequent modifications to any outstanding Award, the administrator may consider the impact of any adverse financial or accounting consequences that may affect the Company.

Performance Goals.    For purposes of the 2012 Plan, “performance goals” mean the measurable performance objectives established by the administrator for a performance period that are to be achieved with respect to an Award and may be described in terms of the following:

1.	Company-wide objectives,
2.	objectives that are related to performance of the individual grantee or the subsidiary, business segment, division, business unit, department or function in which the grantee is employed or on which the grantee’s efforts have the most influence, or
3.	the Company’s performance relative to (a) a financial market or other objective and quantifiable index selected by the administrator with respect to one or more performance goals or (b) the performance by a company or group of companies selected by the administrator with respect to one or more performance goals.

Performance goals may vary from performance period to performance period and from grantee to grantee and may be established on a stand-alone basis, in tandem or in the alternative. The performance goals established by the administrator for any performance period under the 2012 Plan will consist of one or more of the following criteria (determined in accordance with generally accepted accounting principles, where applicable): revenue, revenue growth, income or net income, net income before share-based payments, cash flow (including, but not limited to, operating cash flow and free cash flow), gross profit or gross margin, capital expenditures, operating expenses, selling, general and administrative expenses, expense targets or expense target reductions, operating income or net operating income, operating income margin or net operating income margin, inventory turns, financial return ratios, market share, earnings measures/ratios, internal rate of return, intersegment or intrasegment cross-selling, balance sheet measures (such as receivables turnover), basic or diluted earnings per share, basic or diluted earnings per share before share-based payments, earnings growth, return on net assets (defined as earnings before interest and taxes divided by net assets), earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA minus capital expenditures, return on capital or average capital, return on investment, cash flow return on investment (net cash flow divided by total capital), return on sales, return on equity or average equity, increases in the fair market value of common stock, share price (including, but not limited to, growth measures and total shareholder return), customer or customer growth, customer satisfaction surveys, productivity, quality, safety and volume growth.

If the administrator determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the performance goals are no longer suitable, or a grantee is promoted, demoted or transferred to a different business unit or division during the performance period, the administrator may change or eliminate the performance goals or the related minimum acceptable level of achievement, in whole or in part. Any such adjustments must be made in a manner that would retain the exemption under IRS Code Section 162(m). In addition, the administrator has authority to equitably adjust the performance goals, or the method of calculating attainment of the performance goals for (1) unusual or non-recurring events affecting the Company, (2) changes in applicable laws or regulations, or (3) extraordinary, nonrecurring or unusual items of gain, loss, deduction or expense. Such adjustment may not adversely impair the rights of any grantee without the grantee’s consent and must be made in a manner consistent with IRS Code Section 162(m).

Recoupment.    Under the 2012 Plan, if any of the Company’s financial statements are restated as a result of errors, omissions, or fraud or material non-compliance by the Company with any financial reporting requirements under the securities laws, the administrator may (in its sole discretion, but acting in good faith and subject to the requirements of applicable law) direct that the Company recover all or a portion of any award or payment made to a grantee with respect to any fiscal year of the Company during the three-year period preceding the date on which the Company is required to prepare the accounting restatement. The amount to be recovered from any grantee (including those no longer employed by or providing services to the Company) is the amount by which the affected award or payment exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount determined by the administrator, but not less than the amount required to be repaid or recovered as a matter of law. Subject to applicable law, the administrator determines how to effect the recovery, whether by (1) by seeking repayment from the grantee, (2) by reducing future amounts payable to the grantee under other compensatory plans, (3) by withholding payment of future increases in compensation, or (4) by any combination of the foregoing or otherwise.

Fair Market Value of a Share.    Under the 2012 Plan, the fair market value of a share on any date means the closing price of a share on that date (or, if there is no reported sale on that date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or national market system on which such shares are then listed, admitted to trading or traded. If the shares are not listed, admitted for trading or traded, then the fair market value will be determined by the administrator.

Effect of Death, Disability and Termination of Service on Awards.    The effect of the grantee’s death, disability or termination of service to the Company or its parent or subsidiary on an outstanding Award will be determined by the administrator by rule or regulation or in the applicable award agreement or by individual case.

Stock Options.    The 2012 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of IRS Code Section 422 and may only be granted to employees. Nonqualified stock options are stock options that do not satisfy the requirements of Internal Revenue Section 422. Options granted under the 2012 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from the Company at a specified exercise price per share.

The administrator determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than 10 years after the grant date (5 years in the case of an incentive stock option granted to an employee who on the grant date owns shares representing more than 10% of the voting power of all classes of the Company’s shares). Except for options in substitution for an option issued by another entity in connection with a transaction to which IRS Code Section 424(a) is applicable, the exercise price for the Company’s shares covered by an option cannot be less than 100% of the fair market value of a share on the grant date (110% of the fair market value in the case of an incentive stock option granted to an employee who on the grant date owns shares representing more than 10% of the voting power of all classes of the Company’s shares).

No incentive stock option shall have an aggregate fair market value, determined as of the grant date, of shares with respect to which the incentive stock option is exercisable for the first time by any grantee during any calendar year (under the 2012 Plan or other employee stock option plan of the Company or any parent or subsidiary) that exceeds $100,000.

Other than in connection with a change in the Company’s capitalization, no option or SAR may be repriced, including through amendment, cancellation in exchange for the grant of a new Award or purchased for cash or other consideration, or modified in a manner that would be treated as a “repricing” under the NASDAQ Rules without approval by the Company’s shareholders. The 2012 Plan also prohibits the grant of reload options, which are options granted upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under other options held by a grantee.

Stock Appreciation Rights.    The 2012 Plan authorizes the grant of SARs, either alone or in tandem with an option, in which case the SAR will expire no later than the underlying option.

A SAR entitles the grantee to receive upon exercise the excess of (1) the fair market value of a specified or determinable number of shares at the time of payment or exercise over (2) a specified or determinable price which, except for options in substitution for an option issued by another entity in connection with a transaction to which IRS Code Section 424(a) is applicable, may not in any event be less than the fair market value of a share on the grant date, and, in the case of a SAR granted in connection with an option, may not be less than the exercise price of that option. A SAR granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

Subject to the terms of the award agreement which may limit the benefit payable upon exercise to a percentage of the fair market value of a share on the grant date or impose other limitations, SARs entitle the grantee to receive payment from the Company in an amount determined by multiplying (1) the excess of the fair market value of a share on the date of exercise over the SAR exercise price by (2) the number of shares with respect to which the SAR is exercised. Payment to the grantee upon exercise of a SAR may be settled in cash or in shares (or a combination thereof), as set forth in the award agreement or, in the absence of such provision, as the administrator may determine.

Other than in connection with a change in the Company’s capitalization, the price of a SAR that has been granted under the 2012 Plan may not be reduced without approval of the Company’s shareholders.

Restricted Stock Awards and Restricted Stock Units.    The 2012 Plan authorizes the grant of restricted stock awards and restricted stock units on terms and conditions established by the administrator. The award agreement for each restricted stock award and restricted stock unit will set forth the conditions, if any, which must be timely satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the related shares or the value of the restricted stock unit will be forfeited or become vested, including any performance goals that must be achieved as a condition to vesting of the restricted stock award or the restricted stock unit.

The award agreement will also specify whether the grantee will have rights to cash dividends with respect to shares underlying the Award or the conditions, if any, under which the grantee will be eligible to receive such dividends. Any stock dividends declared will be treated as part of the grant of the related restricted stock award or restricted stock unit, and a grantee’s interest in such stock dividend will be forfeited at the same time as the underlying shares or the value of the restricted stock unit is forfeited. Unless otherwise provided in the award agreement, a grantee will have the right to vote the underlying shares related to restricted stock awards.

Shares underlying restricted stock Awards will cease to be restricted at such time as a grantee’s interest in such shares becomes nonforfeitable under the 2012 Plan and the related award agreement, and the certificate representing the shares will be reissued without further restrictions and transferred to the grantee.

Subject to the terms of the 2012 Plan, after a grantee’s interest in the restricted stock units becomes nonforfeitable, the grantee is entitled to receive a payment based on the number and value of restricted stock units earned by the grantee under the 2012 Plan and the related award agreement.

Earned restricted stock units may be settled in cash or in shares (or a combination thereof), as set forth in the award agreement or in the absence of such provision, as the administrator may determine. Such shares may be granted subject to any restrictions deemed appropriate by the administrator.

Performance Units and Performance Shares.    Subject to the terms of the 2012 Plan, the administrator may grant performance units or performance shares in such amounts and upon such terms as the administrator determines. The award agreement will set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the performance goals that, depending upon the extent to which they are met, will determine the number or value of performance units or performance shares that will be paid to the grantee. Each performance unit will have an initial value that is established by the administrator on the grant date. Each performance share will have an initial value equal to the fair market value of a share on the grant date.

Each award agreement will state whether the grantee shall have a right to receive any dividends (or, for performance units, dividend equivalent rights), paid with respect to shares underlying such Award; provided however, that the grantee’s rights to dividends (or, for performance units, dividend equivalent rights), if granted under the award agreement, will be contingent on the performance goals and other conditions related to such shares having been achieved. Unless otherwise provided in the award agreement, a grantee will have the right to vote the underlying shares related to the performance shares.

Subject to the terms of the 2012 Plan, after the applicable performance period is ended, the holder of performance units or performance shares will be entitled to receive a payment based on the number and value of performance units or performance shares earned by the grantee over the performance period, determined as a function of the extent to which the corresponding performance goals have been achieved.

Payment of earned performance units or performance shares will be made in a lump sum after the end of the applicable performance period and may be settled in cash or in shares (or a combination thereof), as set forth in the award agreement or in the absence of such provision, as the administrator may determine. Such shares may be granted subject to any restrictions deemed appropriate by the administrator.

Dividend Equivalent Rights.    The 2012 Plan authorizes the grant of dividend equivalent rights. A dividend equivalent right entitles the grantee to receive payments equivalent to the dividends paid on the Company’s common stock during the period the dividend equivalent rights are effective. Dividend equivalent rights may be settled in cash or shares (or a combination thereof), as set forth in the award agreement or in the absence of such provision, as the administrator may determine. Each dividend equivalent right granted under the 2012 Plan is payable at such times, or upon the occurrence of such events, and in such amounts, as specified in the award agreement. The 2012 Plan does not permit the award of dividend equivalent rights in connection with options or SARs. The grantee’s rights to dividends associated with performance units or shares are contingent on the performance goals related to such Shares having been achieved and such other conditions as may be imposed by the administrator.

Other Equity-Based Awards.    The 2012 Plan authorizes the making of “other equity-based awards” which are awards denominated or payable in, valued by reference to or otherwise based on the shares or factors that may influence the value of shares (including securities convertible into or exchangeable for shares), as the plan administrator deems consistent with the 2012 Plan’s purposes. Subject to the terms of the 2012 Plan and the applicable award agreement, the administrator will determine the terms and conditions of any other equity-based award. The price at which securities may be purchased under an “other equity-based award,” or the provision of any such Award analogous to the purchase price or exercise price, must not be less than 100% of the fair market value of the securities on the grant date to which such Award relates.

Performance Cash Incentive Awards.    The 2012 Plan authorizes that grant of cash incentive awards which are denominated in cash and entitle the recipient to an amount (payable in cash or share-based awards, in the administrator’s discretion) upon the attainment of performance goals and other terms and conditions determined by the administrator, which may include annual performance goals and periods. The administrator will determine the amount of the cash incentive award (which may be expressed as a percentage of the grantee’s base salary), the length of the performance period, and the other terms and conditions of the award.

Change in Control.    Unless otherwise determined by the plan administrator on the grant date and set forth in the applicable award agreement, upon a change in control, any equity-based Award outstanding on the date of the change in control that is not yet exercisable and vested or earned on such date will become fully exercisable and vested or earned on the date of such change in control. The definition of a change in control under the 2012 Plan is the same as the definition used for outstanding awards under the 2002 and 2006 Plans described on page 57 of this proxy statement under the heading “Potential Payment Upon Termination or Change in Control” except that it does not include shareholder approval of a plan of complete liquidation or dissolution of the Company. The foregoing automatic vesting provisions do not apply to performance cash incentive awards.

If the Company merges with or into another corporation or sells substantially all of its assets, in each case resulting in a change in control, or other event resulting in a change in control occurs, the administrator, in the exercise of its sole discretion, is entitled to take any of the following actions (or other action that the administrator determines to be fair to the holders of Awards) before the change in control occurs, (1) provide that all outstanding Awards upon the consummation of such a merger or sale must be assumed by, or an equivalent option or right must be substituted by, the successor corporation or a parent or subsidiary of the successor corporation; (2) provide that all outstanding Awards (to the extent they are exercisable or vested) will be terminated in exchange for a cash payment equal to the fair market value of the Awards (reduced by the exercise price applicable to such Awards) payable to the grantee; or (3) provide for the grantee to have the right to exercise the Award as to all or a portion of the underlying shares, including shares that would not otherwise be exercisable.

Duration, Amendment and Termination.    The 2012 Plan will become effective upon its approval by the shareholders of the Company. If such approval is not obtained, any Award granted under the 2012 Plan will be void. The Board may at any time amend, alter, suspend or terminate the 2012 Plan. The 2012 Plan will continue in effect until February 6, 2022, unless terminated earlier by the Board.

The Company will obtain shareholder approval of any 2012 Plan amendment to the extent necessary to comply with (1) Rule 16b-3 under the Exchange Act (or any successor thereto), (2) IRS Code Sections 162(m) and 422 (or any successor rule or statute) or (3) any other applicable law or regulation.

No amendment, alteration, suspension or termination of the 2012 Plan or an award agreement will impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the administrator in writing.

Restrictions on Transfer.    Unless otherwise provided in the award agreement or otherwise determined by the administrator, each Award and rights under Awards will be exercisable only by the grantee during the grantee’s lifetime or, if permissible under applicable law, by the grantee’s guardian or legal representative and may be not assigned, pledged, sold, transferred or encumbered other than by will or by the laws of descent and distribution (or in the case of restricted stock Awards, to the Company).

Termination of Predecessor Plan.    Upon adoption of the 2012 Plan by the shareholders, the 2006 Plan will terminate, and no further awards may be granted under the 2006 Plan, but termination of the 2006 Plan will not affect outstanding awards under the 2006 Plan. Shares covered by an award granted under the 2006 Plan or the 2002 Plan will become available for Awards under the 2012 Plan in the event of any forfeiture, termination, or expiration of such award.

New Plan Benefits

At this time, benefits or amounts to be received or allocated to NEOs, current executive officers as a group, current directors who are not executive officers as a group, and all non-executive officer employees as a group under the 2012 Plan are not determinable.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of Awards, which are authorized to be granted under the 2012 Plan, based upon the current provisions of the Internal Revenue Code and applicable regulations. The rules governing the tax treatment of such Awards are technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address gift or estate tax consequences or the tax consequences under applicable state, local or foreign law.

Incentive Stock Options.    A grantee generally will not recognize income on the grant or exercise of an incentive stock option. However, the excess of the fair market value of the stock on the date of exercise over the exercise price is an adjustment item for purposes of the alternative minimum tax. If shares of stock are transferred to a grantee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant of the option or within one year after the transfer of such shares to such participant, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price generally will be taxed to such participant as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes.

If stock acquired upon the exercise of an incentive stock option is disposed of on or prior to two years after the grant date or one year after the exercise date, generally (1) the participant will realize compensation (ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Company will be entitled to deduct the amount of compensation income which was taxed to the participant for federal income tax purposes if it complies with applicable reporting requirements and if the amount represents an ordinary and necessary business expense of the Company. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalent Rights and Other Equity-Based Awards.    Unless a grantee who receives an Award makes an election under Section 83(b) of the Internal Revenue Code as described below, a grantee generally is not required to recognize income on the grant of a nonqualified stock option, a SAR, restricted stock award, restricted stock unit, performance unit, performance share, dividend equivalent rights or other equity-based award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or the date a restricted stock award becomes vested, or in the case of a restricted stock unit, performance unit, performance share, dividend equivalent rights or other equity-based award, upon the issuance of shares and/or the payment of cash pursuant to the terms of the Award. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of a restricted stock award, restricted stock unit, performance unit, performance share, dividend equivalent rights and other equity-based award, the amount of cash and/or the fair market value of any shares received or vested in respect thereof, plus the amount of taxes withheld from such amounts.

Cash Incentive Awards.    Generally, cash incentive awards are generally recognized as ordinary income at the time of payment.

Section 83(b) Election.    In certain circumstances, if a grantee who receives an Award, other than a stock option, makes an election under Section 83(b) of the Internal Revenue Code to recognize ordinary income on the date the Award is granted, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares subject to the Award on the grant date over the amount, if any, paid for such Award. In such case, the grantee will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted under the 2012 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a cash incentive Award, a nonqualified stock option, a SAR, restricted stock, restricted stock unit, performance unit, performance share, dividend equivalent right or other equity-based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a grantee, subject to certain limitations imposed under the Internal Revenue Code.

Parachute Payments.    Where payments to certain employees that are contingent on a change in control exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The plan administrator may make Awards as to which the vesting is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Performance-Based Compensation.    Subject to certain exceptions, IRS Code Section 162(m) disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2012 Plan has been designed to allow the plan administrator to grant Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Withholding.    The Company is authorized to deduct and withhold from any Award granted under the 2012 Plan, or require a grantee of the Award to remit to the Company, the amount of any withholding taxes due in respect of the Award.

Accounting Treatment

Under ASC Topic 718, the grant of options will result in a charge against the Company’s earnings, based upon the fair value of the option at the date of the grant, over the vesting period of the option. Stock grants (including restricted stock, restricted stock units and performance units) will result in a charge against the Company’s earnings based on the calculated fair value of the award, which is recognized as an expense over the requisite employee or director service period (generally the vesting period of the grant) and also for performance stock units as performance targets are met, or expected to be met. With respect to SARs, the excess, if any, from time to time of the fair market value of the common stock subject to SARs, over the exercise price of the SARs, will result in a charge against the Company’s earnings. The amount of the charge will increase or decrease based on changes in the market value of the common stock and will decrease to the extent SARs are canceled. The Company has not issued any SARs to date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2012 OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2011 about outstanding awards under the Company’s 2002 and 2006 Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,120,557	(1)	$18.77	(1)	991,078	(2)
Equity compensation plans not approved by security holders	—		—		—
Total	1,120,557	(1)	$18.77	(1)	991,078	(2)

(1)	Performance stock units and restricted stock units (see note 2 below) are included in the amount reflected in column (a) and are not included in the column (b) calculation of weighted-average exercise price of outstanding options, warrants and rights.

(2)	Under our 2002 Plan, options to purchase 178,500 shares of our common stock were outstanding as of December 31, 2011, and no further option grants can be made under that plan. As of December 31, 2011, options to purchase 36,000 shares of our common stock were outstanding under our 2006 Plan. In addition, at December 31, 2011, 97,846 restricted shares of common stock had been issued and were outstanding under the 2006 Plan. Also outstanding under the 2006 Plan as of December 31, 2011 are (a) 173,677 restricted stock units and (b) 732,381 performance units. The number of shares of common stock to be issued pursuant to the performance units will vary depending on our achievement of operating income targets in the applicable performance period and continued employment by the grantee through March 5, 2013 or 2014. As December 31, 2011, a maximum of 324,480 additional common shares may be issued in respect of the performance unit awards, and we had available 991,078 shares of our common stock for future issuance under the 2006 Plan.

The Board has reserved a total of 2.5 million shares of common stock for issuance under the 2006 Plan. These 2.5 million shares are subject to adjustment for a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, or any other similar transaction (but not the issuance or conversion of convertible securities). If an award, other than a Substitute Award (defined below), is forfeited or otherwise terminates without the issuance or delivery of some or all of the shares underlying the award to the grantee, or becomes unexercisable without having been exercised in full, the remaining shares that were subject to the award will become available for future awards under the 2006 Plan (unless the 2006 Plan has terminated, which will occur if the 2012 Plan is adopted at the 2012 Annual Meeting, in which event such forfeited or unexercised shares will be added to the available pool of shares under the 2012 Plan). The grant of a SAR will not reduce the number of shares that may be subject to awards, but the number of shares issued upon the exercise of a SAR will so reduce the available number of shares.

Substitute Awards will not reduce the number of shares available for issuance under the 2006 Plan. “Substitute Awards” are awards granted in assumption of or in substitution for outstanding awards previously granted by a company acquired by or merged into or with the Company or any of its subsidiaries.

Upon shareholder approval of the 2012 Plan, no further awards will be granted under the 2006 Plan, or any other predecessor plans.

Current Shares Available for Issuance.    As of March 6, 2012, after the annual award of restricted stock to directors and stock options and performance units to the executive officers and certain key managers as described in the CD&A, the number of securities remaining available for future issuance under equity compensation plans (excluding the number of securities to be issued upon exercise of outstanding options, warrants and rights) was [                    ].

PROPOSAL 5:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As previously reported in our Current Report on Form 8-K filed with the SEC on April 28, 2011, our Board, after considering the results of the advisory vote from our 2011 annual meeting of shareholders on the frequency of holding advisory votes on the compensation of our NEOs, determined that we will hold a non-binding, advisory vote to approve the compensation paid to our NEOs on an annual basis. Accordingly, shareholders of the Company are being asked to vote on a proposal, commonly known as a “say-on-pay” proposal, to endorse or not endorse our compensation program for our NEOs as reflected in this proxy statement in accordance with SEC rules.

As described in detail in the CD&A and in the various tables and narrative discussions following the CD&A, our executive compensation programs are designed to focus on pay for performance principles as well as to attract, motivate and retain key executives who are crucial to our long-term success. Our Compensation Committee continually reviews the compensation programs for our NEOs to ensure they align our executive compensation structure with our shareholders’ interests and current market practices. The Committee is comprised solely of independent directors committed to applying sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation data of peer companies, reports from the independent compensation consultants, and reports from proxy advisory agencies, when making decisions regarding target compensation opportunities and the delivery of awards to our executive officers, including the NEOs.

We believe our pay practices are based on sound principles, emphasize pay for performance, and support the long-term success of the Company. In 2011, the Compensation Committee, consistent with the long-term equity program instituted in 2010, made grants of long-term equity awards that emphasized performance-based incentives, with 75% of the aggregate award value attributable to performance units. In 2011, as in 2010, our Compensation Committee approved an annual cash incentive plan set at half the historical payout levels when the Company achieved 100% of the operating income objective. Both our 2011 Cash Incentive Plan and the performance units granted in 2011 depended on achievement of operating income objectives, including for the 2011 performance units an operating margin objective.

In 2011, we increased income from operations by 233% from 2010 levels, doubled the cash provided by operating activities and became debt-free for the first time since our initial public offering in May 2002. For the first time in the past three years, annual cash incentives were paid to our employees. We exceeded our 2011 operating income objective under our annual cash incentive plan, achieving 128% of targeted operating income performance. We also exceeded our operating income and/or operating margin objectives for the 2011 performance period for the 2010 and 2011 performance unit grants, which grants though earned will not vest until March 5, 2013, at the earliest, thereby inducing our executives to continue to work for Pacer to achieve its strategic and financial goals.

Some of the other features of our compensation programs for executives include

•	share retention and ownership guidelines,
•	compensation clawback provisions that allow us to recover equity incentive compensation in the case of a financial restatement due to errors, omissions or fraud,

•	a disciplined job grade and pay range structure, and
•	a carefully selected, limited peer group used to benchmark executive compensation.

We believe that our executive compensation design and strategy, as guided by the principles above, will be a critical factor in motivating our executives to achieve our strategic and financial goals. We urge you to carefully consider the various factors regarding compensation matters as discussed in the CD&A and the various compensation tables and narratives in this proxy statement following the CD&A for detailed information on the extensive processes and factors the Compensation Committee considers when establishing performance and pay targets and in making decisions regarding actual payments from our short- and long-term performance-based incentive plans.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory non-binding basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the shareholder vote when considering future executive compensation arrangements as they deem appropriate. To the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NEOS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF

THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors, and any persons beneficially owning more than 10% of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are also required to furnish the Company with copies of the forms they file. Based solely on a review of copies of such reports we received and on written representations from certain reporting persons, we believe that during 2011, our executive officers and directors filed with the SEC on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them. To the Company’s knowledge, there were no greater than 10% shareholders during 2011.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2013 annual meeting of shareholders should deliver a written copy of their proposal to our principal executive offices no later than November 14, 2012. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Except for shareholder proposals to be included in our proxy statement and proxy card, to be timely under our bylaws, any nomination for director or other proposal made by a shareholder for consideration at the 2013 annual meeting of shareholders must be received by the Company no earlier than November 14, 2012 and not later than December 14, 2012. If we change the date of the 2013 annual meeting of shareholders to be earlier than March 27, 2013 or later than June 24, 2013, we must receive notice of the shareholder nomination or proposal (1) no earlier than 90 days before the actual meeting date nor later than 60 days before the actual meeting date or (2) the tenth day after the date on which public announcement of the annual meeting is first made, whichever is later. Any shareholder notice nominating any person as a director or making any other proposal must include certain information as specified in our bylaws. A summary of the requirements and information required from a shareholder filing a notice of nomination of director is described in this proxy statement under “Nominating and Corporate Governance Committee Procedures—Procedures for Shareholders Wishing to Nominate Director Candidates.” Any shareholder filing a notice to bring other business before the annual shareholder meeting must include in such notice the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters. You may obtain a copy of the relevant bylaw provisions by writing or calling the Company’s Corporate Secretary at the address and telephone number noted under “Other Matters” below. Our bylaws are also available on the “Investor” pages of our website at www.pacer.com.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals or nominations of which the Company does not receive notice by January 28, 2013. All shareholder proposals and nominations should be sent to 6805 Perimeter Drive, Dublin, Ohio 43016, Attention: Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

If a shareholder has requested that we mail a copy of this proxy statement, only one proxy statement and Annual Report on Form 10-K for our 2011 fiscal year will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of such shareholders. We will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report on Form 10-K for our 2011 fiscal year to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the proxy statement or Annual Report on Form 10-K now or with respect to future mailings (or to request to receive only one copy of our proxy statement or Annual Report on Form 10-K if multiple copies are being received) may write or call the Company’s Corporate Secretary at Pacer International, Inc., 6805 Perimeter Drive, Dublin, Ohio 43016, or (614) 923-1400.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Our Annual Report on Form 10-K for our 2011 fiscal year is available for shareholders at www.pacer.com. Upon request, we will furnish to shareholders without charge a copy of our Annual Report on Form 10-K for our 2011 fiscal year. The Form 10-K has been filed with the SEC. Shareholders may obtain a copy by writing or calling the Company’s Corporate Secretary at Pacer International, Inc., 6805 Perimeter Drive, Dublin, Ohio 43016, or (614) 923-1400.

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Ormand Taylor
Vice President, Assistant General Counsel and Corporate Secretary
Dated: March 14, 2012

EXHIBIT A

Proposed New Section 10(d) of the

Pacer International, Inc.

Second Amended and Restated Charter, as amended

(d) Except in the case of a contested election, directors shall be elected by the affirmative vote of a majority of the votes cast at a shareholders’ meeting for the election of directors at which a quorum is present. For purposes of this Section 10(d), a “majority of the votes cast” means that the number of shares voted in favor of a nominee exceeds the shares voted against the nominee, and abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating the vote. An election shall be considered “contested” if (i) the number of nominees to be considered at the meeting exceeds the number of directors to be elected or (ii) a shareholder has provided the Corporation notice of a nominee for director in accordance with the advance notice provisions of the Corporation’s Bylaws and such nomination has not been withdrawn by the day before the Corporation commences mailing its notice of meeting for the meeting at which the nomination would be considered. In the case of a contested election, directors shall be elected by a plurality of the votes cast at the meeting at which a quorum is present.

Exhibit A – page 1

EXHIBIT B

PACER INTERNATIONAL, INC.

2012 OMNIBUS INCENTIVE PLAN

1. Purposes of the Plan.

The purposes of this 2012 Omnibus Incentive Plan are to attract and retain the best available individuals for positions of substantial responsibility within the Company and its affiliates, to provide incentives to Employees and Consultants to use their best efforts toward the continued success of the Company and to operate and manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company, and to align the long-term interests of Employees and Consultants with those of the Company’s shareholders. Capitalized terms used in the Plan have the meanings given to them in Section 2 below or in the other sections of the Plan indicated in Section 2 below.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee administering the Plan in accordance with Section 4 of the Plan.

(b) “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Shares are listed or quoted.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent Right, Performance Unit, Performance Share, Performance Cash Incentive, or Other Equity-Based Award granted under the Plan (including any such Award that is a Substitute Award).

(d) “Award Agreement” means a written agreement that evidences an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means, as determined by the Administrator, the happening of any of the following:

(i) any “person” or any “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any Subsidiary of the Company and any employee benefit plan of the Company or any of its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total combined voting power of the Company’s Voting Securities;

(ii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company, or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company (any of the foregoing events being referred to herein as a “Business Combination”), unless such Business Combination also constitutes a Non-Control Transaction; or

(iii) individuals constituting the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (or the board of directors or similar governing body of the surviving entity or its ultimate parent company in the case of a merger, consolidation, or reorganization of the Company whose principal purpose is to change the Company’s state of incorporation, form a holding company, or effect a similar reorganization as to form); provided, however, that any individual whose election to the Board, or whose nomination for election to the

Exhibit B – page 1

Board by the Company’s shareholders, was approved or recommended by at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board unless such individual’s initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors (including by way of consent solicitation).

(g) “Code” means the Internal Revenue Code of 1986, as amended. References in this Plan to a particular Code section include such section as amended, and any successor provisions, and related authority and regulatory guidance under such section.

(h) “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan and constituted to satisfy Applicable Law to the extent applicable to the Plan. The Board shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board who are both “outside directors” as defined in Treas. Reg. §1.162-27(e) (or any successor regulation thereto) and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act and who otherwise satisfy the requirements of the national securities exchange or quotation or market system on which the Shares are then traded (the “applicable exchange”). In the event the Committee appointed by the Board is not comprised solely of members who are both “outside directors” and “non-employee directors” and who otherwise satisfy the requirements of the applicable exchange, the Committee shall have the authority to establish a subcommittee of the Committee which shall be comprised solely of members of the Committee who are both “outside directors” and “non-employee directors” and who otherwise satisfy the requirements of the applicable exchange, and to delegate to such subcommittee any or all of the powers of the Committee. References herein to the Committee shall be deemed to mean the subcommittee with respect to those matters within the power of the subcommittee.

(i) “Company” means Pacer International, Inc., a Tennessee corporation.

(j) “Consultant” means a person, other than an Employee or an Officer of the Company or a Parent or a Subsidiary of the Company, that (i) is engaged to provide services to the Company or a Subsidiary of the Company, other than services provided in relation to a distribution of securities, (ii) provides the services under a written contract with the Company or a Subsidiary of the Company, and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary of the Company; the definition of Consultant above includes, for an individual consultant, a corporation of which the individual consultant is an employee or a shareholder, and a partnership of which the individual consultant is an employee or a partner. A non-Employee Director who is paid only a director’s fee by the Company or who is compensated by the Company for his or her services as a non-Employee Director shall be deemed to meet the definition of Consultant for the purposes of this Plan whether or not the other criteria above are met and, in addition, as used herein, “consulting relationship” shall be deemed to include services by a non-Employee Director.

(k) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved in writing by the Administrator, an Officer, or a person designated in writing by the Administrator or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee. A Grantee’s Continuous Status as an Employee or Consultant of the Company, any Parent or Subsidiary shall terminate upon the death or Disability of the Grantee or upon the resignation, discharge (which may be with or without “cause” (as such term may be defined by the Administrator)) or retirement of the Grantee or, in the case of a Grantee that is not an Employee, Officer or Director, under such other circumstances as shall be determined by the Administrator.

Exhibit B – page 2

(l) “Covered Shares” mean the Shares subject to an Award.

(m) “Current Grant” has the meaning specified in Section 6(b)(i)(B).

(n) “Date of Grant” means the date on which the Administrator makes the determination granting the Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(o) “Director” means a member of the Board.

(p) “Dividend Equivalent Right” means the right to receive a cash payment to the extent granted under Section 10 of the Plan.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Effective Date” means April 25, 2012, being the date the Plan was approved by the shareholders of the Company.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t) “Equity-based Award” means an Award other than a Performance Cash Incentive.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means (i) with respect to the Shares, as of any date, the closing price of a Share on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or national market system on which such Shares are then listed, admitted to trading or traded, or otherwise the fair market value as determined by the Administrator; and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be determined or established by the Administrator from time to time.

(w) “Grantee” means an individual who has been granted an Award.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months and has paid for within the meaning of Rule 144 promulgated by the SEC under the Securities Act of 1933, as amended or (ii) has purchased on the open market (but, subject in any case, to the applicable limitations of Rule 16b-3).

(z) “Non-Control Transaction” means any Business Combination immediately following which both of the following conditions are satisfied:

(i) more than fifty percent (50%) of the total combined voting power of the Voting Securities of the corporation or other entity resulting from such Business Combination (including a corporation or other entity that acquires all or substantially all of the assets of the Company or that beneficially owns, directly or indirectly, one hundred percent (100%) of the Company’s Voting Securities) or the ultimate parent company thereof is represented by shares that comprised Voting Securities of the Company immediately prior to such Business Combination (either by remaining outstanding or by being converted), and such voting power is in substantially the same proportion as the voting power of such Voting Securities of the Company immediately prior to such Business Combination; and

(ii) at least a majority of the members of the board of directors or equivalent governing body of the corporation or other entity resulting from such Business Combination or the ultimate parent company thereof were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination.

Exhibit B – page 3

(aa) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted under the Plan.

(dd) “Other Equity-Based Award” means an Award that is awarded to a Grantee pursuant to Section 11 of the Plan.

(ee) “Other Plans” has the meaning specified in Section 6(b)(i)(A).

(ff) “Parent” means an entity, whether now or hereafter existing, in an unbroken chain of entities ending with the Company if each of the entities other than the Company holds at least fifty percent (50%) of the shares or other equity interests normally entitled to vote for the election of directors or equivalent governing body of one of the other entities in such chain, except that with respect to Incentive Stock Options, the term “parent” shall have the meaning specified in the Code.

(gg) “Performance Cash Incentive” means an Award denominated and payable solely in cash that is awarded to a Grantee pursuant to Section 12 of the Plan, the value of which is conditioned on the attainment of Performance Goals.

(hh) “Performance Goals” has the meaning specified in Section 5(f).

(ii) “Performance Period” means a period of time designated by the Administrator during which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to vesting, settlement or payment in respect of an Award. The Performance Period(s), if any, shall be established by the Administrator at the time an Award is granted.

(jj) “Performance Share” means an Award that is awarded to a Grantee pursuant to Section 9 of the Plan.

(kk) “Performance Unit” means an Award that is awarded to a Grantee pursuant to Section 9 of the Plan that represents the contractual right to receive the value of one or more Shares (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement, including attainment of the applicable Performance Goals with respect to such Award.

(ll) “Plan” means this 2012 Omnibus Incentive Plan, as amended from time to time.

(mm) “Predecessor Plans” means (i) the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) as in effect on the date the Plan is approved by shareholders of the Company in accordance with Section 15 hereof, and (ii) the Company’s 2002 Stock Option Plan (the “2002 Option Plan”) as in effect on the effective date of the 2006 Plan.

(nn) “Prior Grants” has the meaning specified in Section 6(b)(i)(B).

(oo) “Restricted Stock Award” means any Share(s) that is (are) awarded to a Grantee pursuant to Section 8 of the Plan.

(pp) “Restricted Stock Unit” means an Award that is awarded to a Grantee pursuant to Section 8 of the Plan that represents the contractual right to receive one or more Shares (or a percentage thereof) or the value of one or more Shares (or a percentage of such value), in each case, upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(qq) “Rule 144” means Rule 144 promulgated under the Securities Act or any successor to Rule 144.

(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ss) “SEC” means the Securities and Exchange Commission.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

Exhibit B – page 4

(uu) “Shares” means the common stock of the Company, par value $0.01 per share, as adjusted in accordance with Section 14 of the Plan.

(vv) “Stock Appreciation Right” or “SAR” means an Award that is awarded to the Grantee pursuant to Section 7 of the Plan.

(ww) “Subsidiary” means any entity, domestic or foreign, of which not less than fifty percent (50%) of the outstanding shares or other equity interests normally entitled to vote for the election of directors or equivalent governing body are owned or controlled, directly or indirectly, by the Company, whether or not such entity now exists or is hereafter organized or acquired; provided, however, that in the case of an Incentive Stock Option, the term Subsidiary means a “subsidiary corporation,” whether now or hereafter existing as defined in Section 424(f) of the Code.

(xx) “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by, or merged into, the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

(yy) “Tandem SARs” have the meaning specified in Section 7(a).

(zz) “Tax Date” has the meaning specified in Section 13(a).

(aaa) “Voting Securities” of any corporation or other entity means those securities of such corporation or other entity entitling the holder thereof to vote generally in the election of directors of such corporation or other persons performing a similar function for such other entity.

(bbb) “Withholding Election” has the meaning specified in Section 13(a).

The use in the Plan of the word “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto,” “hereinafter,” and other words of similar import refer to the Plan as a whole, as the same may be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph, or clause contained in the Plan. All references to sections, subsections, paragraphs, subparagraphs, and clauses mean such provisions of the Plan, except where otherwise stated. The title of and the section and paragraph headings in the Plan are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of the Plan. The use herein of the masculine, feminine, or neuter forms also shall denote the other forms, as in each case the context may require. When specific language is used to clarify, by example, a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Accounting terms used but not otherwise defined herein shall have the meanings given to them under United States generally accepted accounting principles.

3. Stock Subject to the Plan; Share Usage; Limitations on Awards.

(a) Limitations on Available Shares. Subject to the provisions of Section 14 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards is 2,825,000 Shares plus such number of Shares relating to awards under Predecessor Plans that expire, are cancelled, are not earned or terminate for any reason without issuance or delivery of Shares. The Shares shall be authorized but unissued Shares.

(b) Share Usage.

(i) Shares covered by an Equity-based Award shall be counted as used as of the Date of Grant, except that Shares issuable pursuant to Dividend Equivalents shall be counted as used as of the record date for such dividend; and provided that, for these purposes only, each Share subject to an Option or SAR shall be counted as one share, and each Share subject to an Award granted pursuant to Section 8, 9, 10 or 11 shall be counted as 1.26 Shares, against the maximum aggregate number of Shares under this Plan.

(ii) Shares relating to the following Equity-based Awards shall not reduce the number of Shares remaining available for issuance under the Plan and, in the case of clauses (A) and (B) below, will

Exhibit B – page 5

become available for future grants under the Plan, to the extent not issued pursuant to such Awards, in the same amount as such Shares were originally counted against the maximum aggregate number of Shares available under this Plan:

(A) Awards (other than Substitute Awards) or portions thereof that are settled in cash in lieu of Shares;

(B) Awards (other than Substitute Awards) that expire, are forfeited, are cancelled, are not earned or terminate for any reason without issuance or delivery of Shares; provided however, that if an Option or SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14 of the Plan), the canceled Option will be counted against the individual grant limitation described in Section 3(c); and

(C) the grant of Substitute Awards and Shares issued pursuant to Substitute Awards.

(iii) The following Shares will not become available for future grants under the Plan:

(A) Shares that are tendered, whether by delivery or attestation, to the Company by a Grantee as (a) full or partial payment of the exercise or purchase price of any Equity-based Award or (b) payment of any applicable withholding for federal, state, city, local, or foreign taxes incurred in connection with the exercise, vesting or payment of any Award under the Plan or any Predecessor Plan; and

(B) Shares that are not issued as a result of the net settlement of a SAR or Option.

(iv) For the avoidance of doubt, Shares covered by an award granted under a Predecessor Plan will become available for making Awards under the Plan in the event of any forfeiture, termination, and/or expiration of such Predecessor Plan award.

(c) Limit on Individual Equity-Based Awards. The maximum number of Shares with respect to which Equity-based Awards may be made during any fiscal year of the Company to any Grantee, subject to adjustment in accordance with Section 14, are as follows:

(i) with respect to Options, 1,000,000 Shares; provided, however, that during the first year of hire a newly eligible Grantee may receive Options covering up to an additional 1,000,000 Shares;

(ii) with respect to SARs, 1,000,000 Shares; provided, however, that during the first year of hire a newly eligible Grantee may receive SARs covering up to an additional 1,000,000 Shares; and

(iii) with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, or Other Equity-Based Awards, 500,000 Shares; provided, however, that during the first year of hire a newly eligible Grantee may receive such Awards covering up to an additional 500,000 Shares.

(d) Limit on Individual Performance Cash Incentives. The maximum amount of Performance Cash Incentive that may be paid under the Plan to a Grantee for one or more Performance Periods ending in a calendar year is $5,000,000.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of Employees and Consultants. Except as provided below, the Plan shall be administered by (A) the Board or (B) a Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall constitute the Committee for purposes of the Plan and shall act as the Administrator hereunder for all purposes of the Plan.

(ii) Rule 16b-3. To the extent the Administrator considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iii) Section 162(m) of the Code. To the extent the Administrator considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have all powers with respect to the administration of the Plan, including full power and authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the Shares, in accordance with Section 2(v) of the Plan;

(ii) to select the Consultants and Employees to whom Awards will be granted under the Plan, except as otherwise provided in Section 4(e) of the Plan with respect to Non-Employee Directors;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan, except as otherwise provided in Section 4(e) of the Plan with respect to non-Employee Directors;

(iv) to determine the number of Shares to be covered by each Award granted under the Plan, except as otherwise provided in Section 4(e) of the Plan with respect to non-Employee Directors;

(v) to determine the amount of Performance Cash Incentives to be awarded;

(vi) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, for use under the Plan;

(vii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan, including whether an Award shall be subject to Performance Goals that must be achieved as a condition to the vesting or settlement of the Award. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise, purchase, base or other applicable price of an Award, the time or times when an Award becomes vested, exercisable or payable (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting, acceleration, forfeiture or waiver of forfeiture restrictions, any restrictions on transfer of the Shares subject to the Award and waivers thereof, and any other restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator shall determine;

(viii) to determine, not inconsistent with the terms of the Plan, the appropriate methodology for calculating the number of Shares issued and available for issuance pursuant to the Plan;

(ix) to construe and interpret the terms of the Plan and Awards;

(x) to correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement;

(xi) to resolve all questions arising under the Plan and any Award Agreement;

(xii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(xiii) to modify or amend each Award or to grant waivers thereof (subject to Section 16 of the Plan);

(xiv) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xv) to determine the terms and restrictions applicable to Awards including restrictions with respect to transfer, non-competition, confidentiality or other restrictive covenants as the Administrator deems necessary in its sole discretion;

Exhibit B – page 7

(xvi) to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xvii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16 of the Exchange Act; and

(xviii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall, absent manifest error, be final and binding on all Grantees and any other holders of Awards.

(d) Award Programs. The Administrator shall have authority under the Plan to establish a program pursuant to which Awards may be awarded under uniform terms, conditions and restrictions established by the Administrator for the program. With respect to any such program, the Administrator shall have the same powers and authority as are set forth in Section 4(b) above and elsewhere in this Plan.

(e) Awards to Non-Employee Directors. The determination of the number of Shares to be covered by each Award granted to Consultants who are non-Employee Directors and the frequency of such grants shall be made in accordance with any applicable rules and procedures established by the Board, or if none have been established by the Board, then as determined by the Administrator. Performance Cash Incentives under this Plan shall not be awarded to non-Employee Directors.

5. Eligibility and General Conditions of Awards.

(a) Eligibility. Equity-based Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards. Holders of options or other types of Awards granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines are eligible for the grant of Substitute Awards hereunder.

(b) Maximum Term. The term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns shares of the Company representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, determined in accordance with the provisions of Section 424 of the Code, the term of such Incentive Stock Option shall not extend more than five years from the Date of Grant and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement.

(c) Award Agreement/Minimum Vesting. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that contradict the Plan are null and void.

(d) Effect of Death, Disability and Termination of Service on Awards. The Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, the circumstances in which, and the terms and conditions under which, Awards shall be exercised, vested, paid, or forfeited in the event of a Grantee’s death or Disability prior to the end of a Performance Period or the exercise or settlement of such Award or in the event a Grantee’s Continuous Status as an Employee or Consultant of the Company, any Parent or Subsidiary ceases or terminates for any reason (other than upon the Grantee’s death or Disability) prior to the end of a Performance Period or the exercise or settlement of such Award.

Exhibit B – page 8

(e) Non-transferability of Awards. Unless otherwise provided in the Award Agreement or otherwise determined by the Administrator:

(i) During the Grantee’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Grantee or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) No Award (prior to the time, if applicable, Shares are issued with respect to such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred to, or encumbered by a Grantee other than, as the case may be, by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(f) Performance Goals and Conditions. Performance Goals, if any, shall be established within ninety (90) days of the first day of a Performance Period or, for Performance Periods shorter than one year in duration for Awards intended to comply with Code Section 162(m), within such different time period as is prescribed by Code Section 162(m). At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award, the Administrator shall to the extent required by Code Section 162(m) certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Administrator shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting and settling such Award. The Administrator may, but is not required to, structure any Award as performance-based compensation under Code Section 162(m).

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For purposes of the Plan, “Performance Goals” means the measurable performance objectives, if any, established by the Administrator for a Performance Period that are to be achieved with respect to an Award granted to a Grantee under the Plan. Performance Goals may be described in terms of (i) Company-wide objectives, (ii) objectives that are related to performance of the individual Grantee or the Subsidiary, business segment, division, business unit, department or function within the Company or a Subsidiary in which the Grantee receiving the Award is employed or on which the Grantee’s efforts have the most influence, or (iii) the Company’s performance relative to (A) a financial market or other objective and quantifiable index selected by the Administrator with respect to one or more Performance Goals established by the Administrator or (B) the performance by a company or group of companies selected by the Administrator with respect to one or more Performance Goals established by the Administrator. Performance Goals may vary from Performance Period to Performance Period and from Grantee to Grantee and may be established on a stand-alone basis, in tandem or in the alternative. The Performance Goals established by the Administrator for any Performance Period under the Plan will consist of one or more of the following criteria (each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company):

•    revenue

•    revenue growth

•    income or net income

•    net income before share-based payments

•    cash flow (including, but not limited to, operating cash flow and free cash flow)

•    gross profit or gross margin

•    capital expenditures

•    operating expenses

•    selling, general and administrative expenses

•    expense targets or expense target reductions

•    operating income or net operating income

•    operating income margin or net operating income margin

•    accident reductions or other safety measures

•    inventory turns

•    financial return ratios

•    market share

•    earnings measures/ratios

•    internal rate of return

•    intersegment or intrasegment cross-selling

•    balance sheet measures (such as receivables turnover)

•    basic or diluted earnings per share

•    basic or diluted earnings per share before share-based payments

•    earnings growth

•    return on net assets (defined as earnings before interest and taxes divided by net assets)

•    earnings before interest and taxes

•    earnings before interest, taxes, depreciation and amortization (“EBITDA”)

•    EBITDA minus capital expenditures

•    return on capital or average capital

•    return on investment

•    cash flow return on investment (net cash flow divided by total capital)

•    return on sales

•    return on equity or average equity

•    increases in the fair market value of common stock

•    share price (including, but not limited to, growth measures and total shareholder return)

•    customer or customer growth

•    customer satisfaction surveys or productivity

•    volumes and volume growth

•    quality measures

If (i) the Administrator determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, or (ii) a Grantee is promoted, demoted or transferred to a different business unit or division of the Company or a Subsidiary of the Company during the Performance Period, the Administrator may in its discretion and to the extent it deems appropriate modify, change, or eliminate such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to such period as the Administrator deems appropriate and equitable; provided, however, that any such adjustments shall be made in a manner consistent with Section 162(m) of the Code such that the Administrator may only make a modification of the Performance Goals or the minimum acceptable level of achievement to the extent it would not cause such exemption under Code Section 162(m) to become unavailable. In addition, the Administrator shall have the authority to make equitable adjustments to the Performance Goals, or the method of calculating attainment of the Performance Goals, in recognition of unusual or non-recurring

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events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to or in recognition of changes in Applicable Laws, or to account for items of gain, loss, deduction, or expense determined to be extraordinary, nonrecurring, or unusual in nature or infrequent in occurrence, including, by way of example only, asset write-downs and litigation or claim judgments or settlements, or related to the disposal of a segment of a business or related to a change in accounting principles; provided, however, that no such adjustment shall adversely impair the rights of any Grantee without the consent of the Grantee and that any such adjustments shall be made in a manner consistent with Section 162(m) of the Code.

(g) Section 409A Considerations. Awards issued under the Plan that are subject to Code Section 409A are intended to be exempt from or, if not so exempt, to comply with, and shall be interpreted in accordance with, Code Section 409A, which term shall include Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

(i) To the extent that any amount of “non-qualified deferred compensation” as defined in Code Section 409A would otherwise vest and become payable upon a Change in Control or upon a disability, as set forth herein or in an Award Agreement, any such Award may vest but payment shall not be accelerated unless the Change in Control or the disability also satisfies the definition of “change in control” or “disability,” as applicable, as set forth in Section 409A.

(ii) Furthermore, any amount that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A and is payable under the Plan solely by reason of a Grantee’s termination of employment shall be payable only if the Grantee has experienced a “separation from service” within the meaning of Code Section 409A, and provided further that if the Grantee is a “specified employee” within the meaning of Code Section 409A at the time of such separation from service, as determined by the Company in accordance with Code Section 409A, no payments shall be made before the expiration of six months following the Grantee’s separation from service, at which time all payments that would otherwise have been made during such six-month period shall be paid to the Grantee in a lump sum, without interest.

(iii) Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any amounts payable with respect to an Award will be taxable to a Grantee under Code Section 409A and related Department of Treasury guidance, prior to payment to such Grantee of such amount, the Company may adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder. The Company does not guarantee the tax results under Section 409A or otherwise of participating in the Plan. In granting any Award or any subsequent modification of any outstanding Award, the Administrator may consider the impact of any adverse financial or accounting consequences that may affect the Company.

(h) Consideration. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Law.

(i) Limitation on Liability. No member of the Board or Committee nor any officer delegated authority pursuant to Section 4(b)(xvi) shall be liable for any action or determination made in good faith by the Board or Board Committee or such officer with respect to the Plan or any Award.

(j) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Special Provisions for Certain Substitute Options and SARs. Notwithstanding anything to the contrary in Sections 6 and 7, any Option or SAR issued in substitution for an option or stock appreciation right previously issued by another entity, which substitution occurs in connection with a transaction to which

Exhibit B – page 11

Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Administrator may prescribe to cause such substitute Option or SAR to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option or stock appreciation right being replaced thereby.

6. Stock Options.

(a) Grant of Options. Subject to the terms of the Plan, the Administrator may grant Options to any Employee or Consultant from time to time, in such amount and upon such terms and conditions as shall be determined by the Administrator. Each Option shall be evidenced by an Award Agreement, which shall set forth the exercise price, the period within which the Option may be exercised and any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(b) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-statutory Stock Option. The maximum aggregate number of Shares that may be subject to grants of Incentive Stock Options under the Plan is 2,825,000 Shares. Any Option designated as an Incentive Stock Option:

(A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

(B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1) the portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(b)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Non-statutory Stock Option at such date or dates as are provided in the Current Grant.

(c) Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator. Except as otherwise provided in Section 5(k), the exercise price of an Option shall be no less than 100 percent (100%) of the Fair Market Value per Share on the Date of Grant. In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, determined in accordance with the provisions of Section 424 of the Code, the per Share exercise price shall be no less than one-hundred ten percent (110%) of the Fair Market Value per Share on the Date of Grant.

Exhibit B – page 12

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of cash, personal check, wire transfer, or, subject to the approval of the Administrator:

(i) by cancellation of indebtedness of the Company to the Grantee;

(ii) Mature Shares;

(iii) pursuant to rules and procedures approved by the Administrator, (A) through the sale of the Shares acquired on the exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 and Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002));

(iv) by waiver of compensation due or accrued to the Grantee for services rendered to the Company or any of its Subsidiaries;

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vi) any combination of any of the foregoing.

(e) Exercise of Option; Rights as a Shareholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

(ii) An Option may not be exercised for a fraction of a Share.

(iii) An Option shall be deemed exercised when the Company receives:

(A) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and

(B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

(iv) Shares issued upon exercise of an Option shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, and may be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the Shares are issued in book-entry form or the share certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), as applicable, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares underlying the Option, notwithstanding the exercise of the Option. The Company shall effect such book-entry registration or issue (or cause to be issued) such share certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of book-entry registration or the date the share certificate is issued, as applicable, except as provided in Section 14 of the Plan.

(f) No Repricing. Pursuant to Section 25 of the Plan, the exercise price of an Option may not be reduced without approval by the Company’s shareholders, other than in connection with a change in the Company’s capitalization as contemplated by Section 14.

Exhibit B – page 13

(g) No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under, any other option held by a Grantee.

(h) Term. The maximum term of an Option shall be as set forth in Section 5(b).

7. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms of the Plan, the Administrator may grant SARs to Employees or Consultants, in such amounts and upon such terms as shall be determined by the Administrator. The Administrator may grant SARs in tandem with an Option (“Tandem SARs”) or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Grantee to receive upon exercise the excess of (1) the Fair Market Value of a specified or determinable number of Shares at the time of payment or exercise over (2) a specified or determinable price which, except as provided in Section 5(k), may not in any event be less than the Fair Market Value of a Share on the Date of Grant, and, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the exercise price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(b) Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. SARs which are not Tandem SARs may be exercised in accordance with such terms and conditions as the Administrator shall determine. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the Tandem SAR may be no more than one hundred percent (100%) of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c) Payment of SAR Benefit. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii) the number of Shares with respect to which the SAR is exercised;

provided, however, that the Administrator may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Administrator shall specify. As determined by the Administrator, payment to the Grantee upon exercise of a SAR may be settled in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment (or a combination thereof), such other form of consideration as shall be approved by the Administrator or in some combination thereof, as set forth in the Award Agreement or, in the absence of such provision, as the Administrator may determine.

(d) No Repricing. Pursuant to Section 25 of the Plan, the price of a SAR that has been granted under the Plan as specified in accordance with clause (2) of Section 7(a) may not be reduced without approval of the Company’s shareholders other than in connection with a change in the Company’s capitalization as contemplated by Section 14.

Exhibit B – page 14

(e) Term. The maximum term of a SAR shall be as set forth in Section 5(b).

8. Restricted Stock Awards and Restricted Stock Units.

(a) Grant of Restricted Stock Awards and Restricted Stock Units. Subject to the terms of the Plan, the Administrator may grant Restricted Stock Awards and Restricted Stock Units to any Employee or Consultant from time to time, in such amount and upon such terms and conditions as shall be determined by the Administrator. Each Restricted Stock Award and Restricted Stock Unit shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Shares or the value of the Restricted Stock Unit will be forfeited or become vested, including Performance Goals, if any, that must be achieved as a condition to vesting of the Restricted Stock Award or the Restricted Stock Unit.

(b) Dividends and Voting Rights. Each Award Agreement with respect to a Restricted Stock Award or Restricted Stock Unit shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to Shares underlying such Award after the date the Restricted Stock Award or the Restricted Stock Unit grant has become effective and before the first day that the Grantee’s interest in such underlying Shares or the value of the Restricted Stock Unit is forfeited completely or becomes completely nonforfeitable. If an Award Agreement with respect to a Restricted Stock Award or Restricted Stock Unit provides that a Grantee has no right to receive a cash dividend when paid, such agreement may set forth such conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to reflect that the Grantee had no right to receive any cash dividends on the Shares underlying his or her Restricted Stock Awards or Restricted Stock Unit when such dividends were paid; provided, however, the Administrator may accelerate the time or times at which such payments may be paid in whole or in part. If an Award Agreement with respect to a Restricted Stock Award or Restricted Stock Unit calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on the Shares underlying Restricted Stock Awards or Restricted Stock Units after the grant is effective but before the Grantee’s interest in such underlying Shares or the value of the Restricted Stock Unit has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock Award or Restricted Stock Unit, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the underlying Shares or the value of the Restricted Stock Unit with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or Shares, the disposition of such dividend shall be made in accordance with such rules as the Administrator shall adopt with respect to each such dividend. Unless otherwise provided in the Award Agreement related to a Restricted Stock Award, a Grantee shall have the right to vote the underlying Shares related to Restricted Stock Awards after the grant is effective with respect to such underlying Shares but, as the case may be, before his or her interest in such Shares has been forfeited.

(c) Shares Constituting Restricted Stock Awards. Shares constituting Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Award; provided, however, that if the Administrator in its absolute discretion so determines, the Shares constituting a Restricted Stock Award may instead be issued to a custodian designated by the Administrator as the attorney-in-fact for the Grantee for the term specified in the applicable Award Agreement, with full power and authority in the Grantee’s name, place and stead to transfer, assign and convey to the Company any Shares held by the custodian for such Grantee, if the Grantee forfeits the Shares under the terms of the applicable Award Agreement. During the period that the custodian holds the Shares subject to the Restricted Stock Award, the Grantee is entitled to all rights, except as provided in the applicable Award Agreement, applicable to Shares not so held.

Exhibit B – page 15

(d) Satisfaction of Forfeiture Conditions. Shares underlying Restricted Stock Awards shall cease to be restricted at such time as a Grantee’s interest in such Shares becomes nonforfeitable under the Plan and the related Award Agreement, and any certificate representing such Shares shall be reissued as soon as practicable thereafter without any further restrictions and shall be transferred to the Grantee.

(e) Payment of Restricted Stock Units. Subject to the terms of the Plan, after such time as a Grantee’s interest in the Restricted Stock Units becomes nonforfeitable under the Plan and the related Award Agreement, the Grantee of Restricted Stock Units shall be entitled to receive a payment based on the number and value of Restricted Stock Units earned by the Grantee under the Plan and the related Award Agreement.

(f) Form and Timing of Payment of Restricted Stock Units. Earned Restricted Stock Units may be settled in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Unit. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or, in the absence of such provision, as the Administrator may determine.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Administrator may grant Performance Units or Performance Shares to any Employee or Consultant in such amounts and upon such terms as the Administrator shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the Performance Goals and other conditions that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. Each Performance Unit shall have an initial value that is established by the Administrator on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant.

(b) Dividends and Voting Rights. Each Award Agreement with respect to Performance Shares or Performance Units shall state whether the Grantee shall have a right to receive any dividends (or, for Performance Units, Dividend Equivalent Rights), whether in cash, stock or other property, which are paid with respect to Shares underlying such Award after the date the Performance Shares grant or the Performance Unit grant has become effective and before the first day that the Grantee’s interest in such underlying Shares or the value of the Performance Unit is forfeited completely or becomes completely nonforfeitable; provided however, that the Grantee’s rights to dividends (or, for Performance Units, Dividend Equivalent Rights), if granted pursuant to the Award Agreement, shall be contingent on the Performance Goals related to such Shares having been achieved and such other conditions as may be imposed by the Administrator. If an Award Agreement with respect to an award of Performance Shares or a Performance Unit calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. Unless otherwise provided in the Award Agreement related to an award of Performance Shares, a Grantee shall have the right to vote the underlying Shares related to the Performance Shares award after the grant is effective with respect to such underlying Shares but, as the case may be, before his or her interest in such Shares has been forfeited.

(c) Shares Constituting Performance Shares. Awards constituting Performance Shares granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Performance Shares, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Shares; provided, however, that if the Administrator in its absolute discretion so determines, the Shares constituting an award of Performance Shares may instead be issued to a custodian designated by the Administrator as the attorney-in-fact for the Grantee for the term specified in the applicable Award

Exhibit B – page 16

Agreement, with full power and authority in the Grantee’s name, place and stead to transfer, assign and convey to the Company any Shares held by the custodian for such Grantee, if the Grantee forfeits the Shares under the terms of the applicable Award Agreement. During the period that the custodian holds the Shares subject to an award of Performance Shares, the Grantee is entitled to all rights, except as provided in the applicable Award Agreement, applicable to Shares not so held.

(d) Payment of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended but subject to any other conditions for payment as may be set forth in the applicable Award Agreement, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(e) Form and Timing of Payment of Performance Units and Performance Shares. Subject to any other conditions for payment as may be set forth in the applicable Award Agreement, payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. As determined by the Administrator, earned Performance Units or Performance Shares may be settled in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period or such other date for valuation as shall be set forth in the applicable Award Agreement. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or, in the absence of such provision, as the Administrator may determine.

10. Dividend Equivalent Rights.

(a) Grant of Dividend Equivalent Rights. Subject to the terms of the Plan, the Administrator may grant Dividend Equivalent Rights to Employees or Consultants, in such amount and upon such terms as shall be determined by the Administrator. Dividend Equivalent Rights entitle the Grantee to receive payments from the Company in an amount determined by reference to any dividends paid on a specified number of Shares to Company shareholders of record during the period such rights are effective.

(b) Payment of Dividend Equivalent Rights. Payment with respect to a Dividend Equivalent Right may be settled in cash or Shares (valued at Fair Market Value on the date of payment) or a combination thereof as provided in the Award Agreement, or, in the absence of such provision, as the Administrator may determine.

(c) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator specifies in the Award Agreement; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Administrator, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

(d) Limitation on Dividend Equivalent Rights. Dividend Equivalent Rights shall not be awarded in connection with Options or SARs. If the Administrator grants Dividend Equivalent Rights in connection with Performance Shares or Performance Unit Awards, the provisions of Section 9(b) shall be applicable.

11.	Other Equity-Based Award.

The Administrator shall have authority to grant persons eligible to receive Awards pursuant to Section 5 an Other Equity-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 10 above and (ii) an award of Shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Shares or factors that may influence the value of Shares (including securities convertible into or exchangeable for Shares), as deemed by the Administrator to be consistent with the purposes of the Plan; provided, however, that any such rights must comply, to the extent

Exhibit B – page 17

deemed appropriate by the Administrator, with Rule 16b-3 and Applicable Law. Subject to the terms of the Plan and the applicable Award Agreement, the Administrator shall determine the terms and conditions of any such Other Equity-Based Award. The price at which securities may be purchased pursuant to any Other Equity-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase price or exercise price, shall not be less than one hundred percent (100%) of the Fair Market Value of the securities to which such Award relates on the Date of Grant.

12. Performance Cash Incentive Awards.

Subject to the terms of the Plan, the Administrator may grant a Performance Cash Incentive to any Employee or Consultant (other than a non-Employee Director) in such amounts and upon such terms as the Administrator shall determine. Each grant of Performance Cash Incentive shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the Performance Goals that, depending upon the extent to which they are met, will determine the amount of the Performance Cash Incentive that will be paid to the Grantee.

13. Tax Withholding; Section 83(b) Election.

(a) Tax Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state, local, and foreign withholding tax requirements prior to, as applicable, the book entry registration of, or the delivery of any certificate or certificates for, such shares. A Grantee may pay the withholding tax in cash (including by personal check or wire transfer), or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local, and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator. The Administrator may in its sole discretion disapprove and give no effect to the Withholding Election.

(b) Section 83(b) Election. Each Grantee shall deliver to the Company a copy of any election filed by such Grantee with the Internal Revenue Service pursuant to Code Section 83(b) relating to any Award no later than thirty (30) days following the filing of such election with the Internal Revenue Service.

14.	Adjustments Upon Changes in Capitalization or Change of Control/Dissolution.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares reserved for issuance under the Plan for the grant of Equity-based Awards, the maximum Award limitations set forth in the Plan, the number of Covered Shares, as well as the price per share (or exercise, base or purchase price) of Covered Shares, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration so as to result in any such adjustment. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Shares. The provisions of this Section 14(a) are in addition to, and shall not in any way limit, the rights of the Administrator pursuant to Section 5(f) to modify Performance Goals in the event of a change in capital structure.

Exhibit B – page 18

(b) Reorganizations, Mergers, Etc. Subject to any required action by the shareholders of the Company, the number of shares reserved for issuance under the Plan for the grant of Equity-based Awards, the maximum Award limitations set forth in the Plan, the number of Covered Shares, the price per share (or exercise, base or purchase price) of Covered Shares, and other relevant provisions of the Plan and outstanding Awards may be adjusted by the Administrator, in its sole discretion, to reflect a change in the capitalization of the Company, including a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event.

(c) Change in Control. In the event of a Change in Control, then the following provisions shall apply:

(i) Vesting. Unless otherwise determined by the Administrator, in the exercise of its sole discretion, at the Date of Grant and set forth in the applicable Award Agreement, upon the occurrence of a Change in Control each Equity-based Award outstanding on the date such Change in Control is determined to have occurred that is not yet exercisable and vested or otherwise not yet earned on such date shall become fully exercisable and vested or otherwise earned on the date of such Change in Control (including, for the avoidance of doubt, any and all vesting restrictions, Performance Goals or other conditions relating to the exercise, vesting, transferability or the earning of such Award shall automatically lapse, expire and terminate so that such Awards shall be deemed to be fully earned). For the avoidance of doubt, the foregoing automatic vesting shall not apply to a Performance Cash Incentive.

(ii) Merger or Asset Sale or Other Change in Control. In the event of the occurrence of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, in each case resulting in a Change in Control, or other event resulting in a Change in Control, the Administrator, in the exercise of its sole discretion, shall be entitled to take any of the following actions, or any other action that the Administrator, in the exercise of its sole discretion, determines to be fair to the holders of Equity-based Awards:

(A) prior to the occurrence of such a Change in Control, provide that all outstanding Awards upon the consummation of such Change in Control shall be assumed by, or an equivalent option or right shall be substituted by, the successor corporation or a parent or subsidiary of the successor corporation;

(B) prior to the occurrence of such a Change in Control, provide that all outstanding Equity-based Awards, to the extent they are exercisable and vested (including Equity-based Awards that shall become exercisable and vested pursuant to Section 14(c)(i) above), shall be terminated in exchange for a cash payment equal to the Administrator’s determination of the Fair Market Value of such Awards (reduced by the exercise price applicable to such Awards); with such cash proceeds to be paid upon the consummation of the Change in Control to the Grantee or, in the event of death of a Grantee prior to payment, to the estate of the Grantee or to a person who acquired the right to exercise the Award by will or the laws of descent and distribution; or

(C) prior to the occurrence of such a Change in Control, provide for the Grantee to have the right to exercise the Equity-based Award as to all or a portion of the Covered Shares, including, if so determined by the Administrator in the exercise of its sole discretion, Shares as to which it would not otherwise be exercisable. If the Administrator makes an Equity-based Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee that the Award shall be fully exercisable for a period of 20 days from the date of such notice, and the Award will terminate upon the expiration of such period.

(d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Equity-based Award is outstanding, it will terminate immediately prior to the consummation of such proposed action and the Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Administrator and give each Grantee the

Exhibit B – page 19

right to exercise his or her Equity-based Award as to all or any part of the Covered Shares, including Shares as to which the Award would not otherwise be exercisable.

15. Term of Plan.

The Plan shall become effective upon its approval by the shareholders of the Company. The Plan must be submitted to the shareholders of the Company for approval within 12 months after the date of its adoption by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Law. If such approval is not obtained, any Award granted hereunder will be void. The Plan shall continue in effect until the tenth anniversary of adoption of the Plan by the Board, unless terminated earlier under Section 16 of the Plan. The Plan was adopted by the Board on February 7, 2012.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with (i) Rule 16b-3 under the Exchange Act (or any successor thereto), (ii) Sections 162(m) and 422 of the Code (or any successor rule or statute) or (iii) any other Applicable Law. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or an Award Agreement shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to an Equity-based Award unless the exercise or settlement, as applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and any other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If the Shares are traded on a securities exchange, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange.

(b) Investment Representations. As a condition to the exercise or settlement of an Equity-based Award, the Company may require the person exercising such Award or receiving Shares on settlement to represent and warrant at the time of any such exercise or settlement that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. The Company may include on certificates representing shares delivered pursuant to such an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

18. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the grant of any Awards or any modification thereof or to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant any Awards or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Exhibit B – page 20

(b) Grants Exceeding Allotted Shares. If the Covered Shares covered by an Equity-based Award exceeds, as of the Date of Grant, the aggregate number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Covered Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 16 of the Plan.

19. Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Clawback; Impact of Restatement of Financial Statements upon Previous Awards.

If any of the Company’s financial statements are restated as a result of errors, omissions, fraud or material non-compliance of the Company with any financial reporting requirements under the Exchange Act, Securities Act or other securities laws, the Administrator may (in its sole discretion, but acting in good faith and subject to the requirements of Applicable Law) direct that the Company recover all or a portion of any Award or payment made to any, all or any class of Grantees with respect to any fiscal year of the Company during the three-year period preceding the date on which the Company is required to prepare the accounting restatement. The amount to be recovered from any Grantee (including those no longer employed or providing services to the Company) shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Grantee had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Administrator shall determine. The Board or the Committee may determine to recover different amounts from different Grantees or different classes of Grantees on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Grantee be less than the amount required to be repaid or recovered from such Grantee as a matter of Applicable Law, including, without limitation, Section 10D of the Exchange Act and the rules and regulations adopted thereunder. Subject to the requirements of Applicable Law, the Administrator shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Grantee, (ii) by reducing (subject to Applicable Law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Grantee under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or Parent of the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

21. Rights of Employees and Consultants.

Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company or any of its Subsidiaries, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person. If any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company.

Exhibit B – page 21

22. Sub-plans for Foreign Subsidiaries.

The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3 or as otherwise required by Applicable Law, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

23. Non-Exclusivity of this Plan.

Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem appropriate or desirable, including the granting of Awards other than under this Plan, and such arrangements may be either generally available or applicable only in specific cases.

24. Construction.

The Plan shall be construed under the laws of the State of Tennessee, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

25. No Repricing.

For the avoidance of doubt, other than with the approval of the Company’s shareholders, and except for such adjustments as are permitted under Section 14 (a) or (b), no Option or SAR awarded under the Plan or any Predecessor Plan may be repriced, including through amendment, cancellation in exchange for the grant of a new Award or a purchase for cash or other consideration (in each case that has the effect of reducing the exercise price thereof), or otherwise modified in a manner that would be treated as a “repricing” under applicable rules, regulations or listing requirements adopted by Nasdaq.

26. Termination of 2006 Long Term Incentive Plan.

Upon adoption of this Plan by the shareholders of the Company, the Company’s 2006 Plan shall terminate and no further awards may be granted thereunder; provided, however, that such termination shall have no effect on awards then outstanding thereunder which awards shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

Exhibit B – page 22

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PACER INTERNATIONAL, INC.	INTERNET http://www.proxyvoting.com/pacr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

16862	Fulfillment
16863
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2, 3, 4 AND 5.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends that you vote FOR the following nominees:				The Board of Directors recommends a vote FOR Items 2, 3 and 4.
1. ELECTION OF DIRECTORS Nominees:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
01 Dennis A. Chantland 02 Robert J. Grassi	☐	☐	☐	2. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐

				3. Approval of amendments to charter.	☐	☐	☐

				4. Approval of 2012 Omnibus Incentive Plan.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				5. Advisory vote to approve named executive officer compensation.	☐	☐	☐
*Exceptions

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

RESTRICTED AREA - SCAN LINE	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Pacer International, Inc. account online.

Access your Pacer International, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Pacer International, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http:// www.pacer.com/annualmeeting.htm

▼  FOLD AND DETACH HERE  ▼

PROXY

PACER INTERNATIONAL, INC.

2012 Meeting of Shareholders – April 25, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael F. Killea and John J. Hafferty, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pacer International, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Meeting of Shareholders of the company to be held April 25, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)	16862	Fulfillment 16863

RESTRICTED AREA - SIGNATURE LINES